As filed with the Securities and Exchange Commission on December 20, 2010
Registration No. 333-170085

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

J.P. Morgan Physical Copper Trust
Sponsored by J.P. Morgan Commodity ETF Services LLC
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	38-6933099 (I.R.S. Employer Identification No.)

 J.P. Morgan Physical Copper Trust
c/o Office of the Corporate Secretary
4 New York Plaza, 19th Floor
New York, NY 10004-2413
(212) 270-6000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Trust Center
1209 Orange Street
Wilmington, DE  19801
(302) 658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John G. Crowley, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	Nora M. Jordan, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

 Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
J.P. Morgan Physical Copper Shares	6,180,000	$80.8675	$499,761,150	$35,632.97

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933. The initial Creation Units will be created and offered at a per share price equal to the value of one one-hundredth (1/100) of a metric ton of copper on the date of formation of the J.P. Morgan Physical Copper Trust. The price of copper is based upon the London Metal Exchange (“LME”) settlement price of Copper of $8,086.75 per metric ton on October 7, 2010.

(2)	$35,632.97 was previously paid in the initial filing of the registration statement on Form S-1, filed on October 22, 2010.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion [•][•], 2010

PRELIMINARY PROSPECTUS
[LOGO TO COME]

[6,180,000] J.P. Morgan Physical Copper Shares

J.P. Morgan Physical Copper Trust

J.P. Morgan Physical Copper Trust (“Trust”) will issue shares representing fractional undivided interests in and ownership of the Trust.  J.P. Morgan Commodity ETF Services LLC is the sponsor of the Trust (“Sponsor”), [•] is the administrative agent of the Trust (“Administrative Agent”), Wilmington Trust Company is the trustee of the Trust (“Trustee”) and the Henry Bath Group (as defined herein) is the warehouse-keeper of the Trust (“Warehouse-keeper”).  The Trust intends to issue shares on a continuous basis.

The shares may be purchased from the Trust only in one or more blocks of 2,500 shares.  A block of 2,500 shares is called a “Creation Unit”.  The Trust will issue shares in Creation Units to certain authorized participants (“Authorized Participants”) on an ongoing basis as described in “Plan of Distribution.” Creation Units will be offered continuously, in exchange for copper having a specified weight, or the “Creation Unit Weight”, which will be published by the Administrative Agent on any day that an order for Creation Units are accepted by the Administrative Agent .

Prior to this offering, there has been no public market for the shares.  The Sponsor expects that the shares will trade on [exchange] under the symbol “[•].”

Investing in the shares involves significant risks. See “Risk Factors” starting on page 12.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares are neither interests in nor obligations of the Sponsor, the Administrative Agent, the Trustee or the Warehouse-Keeper.

On [•], the Initial Purchaser purchased [•] shares, which comprise the initial Creation Units, as described in “Plan of Distribution.”  Delivery of the initial Creation Units will be made on or about [•].  The Trust will receive all proceeds from the offering of the initial Creation Units in copper in an amount equal to the full price for the initial Creation Units.

	Per share(1)		Per Creation Unit
Public offering price for the initial Creation Units(2)	$	[•]	$	[•]

(1)	The initial Creation Units will be created at a per share price equal to the value of one one-hundredth (1/100) of a metric ton of copper on the date on which the Trust first issued shares.

(2)
The Initial Purchaser may receive brokerage commissions or fees from investors who purchase shares that were created as part of the initial Creation Units through their brokerage accounts (including commission-based brokerage concerns and/or fee-based brokerage accounts).

The date of this prospectus is [•], 2010.

This prospectus contains information you should consider when making an investment decision about the shares. You may rely on the information contained in this prospectus.  The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The shares are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for copper and the shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.”  Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

ii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its shares, it does not contain or summarize all of the information about the Trust and the shares contained in the prospectus that is material and/or that may be important to you.  You should read this entire prospectus, including “Risk Factors” beginning on page 12, before making an investment decision about the shares.

A glossary of defined terms appears beginning on page 87 below.

Trust Structure

The Trust

The Trust invests in Grade A Copper in physical form (“copper”).  The objective of the Trust is for the value of the Trust’s shares to reflect, at any given time, the price of copper owned by the Trust at that time, less the Trust’s expenses and liabilities.   The Trust’s copper is held in one or more warehouses maintained by the Warehouse-keeper.

The Trust’s shares will be listed and traded on [exchange] under the symbol “[•]”.  Each share represents a fractional undivided beneficial interest in the net assets of the Trust.  The Trust will not issue or redeem shares individually, but rather, only in aggregations of 2,500 shares (or integral multiples thereof), which we refer to as “Creation Units”.  Only persons who have agreed to act as “Authorized Participants” of the Trust are permitted to create or redeem shares, and only in Creation Unit-size aggregations.  Shares of the Trust are created when an Authorized Participant transfers a specified weight of copper, which we refer to as the “Creation Unit Weight”, to the Trust and the Trust, in return for such copper, delivers a Creation Unit of shares to the Authorized Participant.  Shares of the Trust are redeemed when an Authorized Participant transfers a Creation Unit of shares to the Trust and the Trust, in return for such shares, delivers a Creation Unit Weight of copper to the Authorized Participant.

The Creation Unit Weight represents a pro rata portion, based on weight, of the copper owned by the Trust.  The copper in which the Trust invests trades in individual, standardized lots, each of which has a unique identification number.  Because the copper held by the Trust in different warehouse locations may vary in value, the value of the copper transferred to or from an Authorized Participant when it creates or redeems shares will depend on the location of the specific lot(s) of copper (which may be whole or fractional) that are transferred to or from the Authorized Participant.

The Trust only holds copper.  The Administrative Agent will transfer copper from the Trust to the Sponsor from time to time to pay the Trust’s expenses.

The material terms of the Trust are discussed in greater detail in the sections “Description of the Trust”, “Description of the Shares” and “Description of the Trust Agreement.”  The Trust is not a registered investment company under the Investment Company Act of 1940 and is not required to register under such act.

The Trust was formed as a Delaware statutory law trust on October 15, 2010.

The Sponsor

The Trust’s Sponsor is J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company that is wholly-owned by J.P. Morgan Ventures Energy Corporation.  The Sponsor is not

required to register as a “commodity pool operator” under the Commodity Exchange Act with respect to its activities relating to the Trust.  The shares are not obligations of, and are not guaranteed by, J.P. Morgan Commodity ETF Services LLC or any of its subsidiaries or affiliates.

The Sponsor will arrange for the creation of the Trust, the registration of the shares for their public offering in the United States and the listing of the shares on [exchange].  The Sponsor has agreed to pay, on behalf of the Trust, certain fees and expenses, including the periodic fees charged by the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper and the Trust’s audit fees.  The Sponsor will also pay the expenses relating to the Trust’s organization and the initial sale of the shares, including legal expenses relating to the Trust’s organization and the initial sale of its shares, and initial SEC registration fees.  For a more detailed description of the role and responsibilities of the Sponsor, see “The Sponsor.”

The Administrative Agent

The Administrative Agent is [•]. The Administrative Agent is responsible for the day-to-day administration of the Trust.  The responsibilities of the Administrative Agent include: (1) receiving and processing orders for the creation and redemption of Creation Units; (2) coordinating with the Warehouse-keeper the receipt and delivery of copper transferred to, or by, the Trust in connection with each creation and redemption of Creation Units, (3) determining the net asset value of the Trust and making other calculations relating to the Trust’s operations on each Business Day; and (4) calculating the expenses payable by the Trust and instructing the Warehouse-keeper to deliver the Trust’s copper to the Sponsor to provide for the payment of such expenses.  For a more detailed description of the role and responsibilities of the Administrative Agent, see “Description of the Trust” and “The Administrative Agent.”

The Valuation Agent

The Valuation Agent is [•], a third party service provider that is not affiliated with the Sponsor.  The Valuation Agent is responsible for calculating the locational premium for each warehouse location, which is used to determine the net asset value of the Trust and to make other calculations relating to the Trust operations.  The “locational premium” for any warehouse location is an amount expressed in U.S. dollars that is equal to the average price of copper in such location minus the LME settlement price of copper on such Business Day.

The locational premia will also be used to determine certain allocations of copper relating to the operation of the Trust.  For a more detailed description of the role and responsibilities of the Valuation Agent, see “Description of the Trust—Reporting and Valuation” and “The Valuation Agent.”

The Warehouse-keeper

The Warehouse-keeper is the Henry Bath Group.  The Henry Bath Group will operate through five primary subsidiaries, Henry Bath LLC, Henry Bath & Sons Ltd., Henry Bath Singapore Pte Ltd., Henry Bath BV and Henry Bath Italia Srl, which we refer to collectively as the “Warehouse-keeper.”  The Warehouse-keeper will establish a warehousing relationship with the Trust, each Authorized Participant and the Sponsor for each warehouse location.  The Warehouse-keeper is responsible for storing the Trust’s copper at its warehouse locations.  The Warehouse-keeper will be responsible for transferring the ownership of copper between the Trust and the Authorized Participants, and between the Trust and the Sponsor, in connection with the Trust’s operations.  Such transfers will be effected through book-entry accounts established and maintained by the Warehouse-keeper.  The Warehouse-keeper is an approved warehouse company under the LME rules.  The Warehouse-keeper is an affiliate of the Sponsor.  For a more detailed description of the role and responsibilities of the Warehouse-keeper, see “The Warehouse-keeper.”

The Trustee

The Trustee is Wilmington Trust Company, a Delaware banking corporation.  The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Trust, the shareholders or the Sponsor.  The general role and responsibilities of the Trustee, which are limited in nature, as well as the regulation of the Trustee, are further described in “The Trustee.”

Patent Pending

Certain processes and procedures used to administer the Trust are the subject of a pending patent owned by JPMorgan Chase Bank, N.A.

Trust Overview

The objective of the Trust is for the value of the shares to reflect, at any given time, the value of copper owned by the Trust at that time, less the Trust’s expenses and liabilities.  The Trust is not actively managed.  It does not engage in any activities designed to obtain a profit from, or to prevent losses caused by, changes in the price of copper.
The shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in copper.  Although the shares are not the exact equivalent of an investment in copper, they provide investors with an alternative that allows a level of participation in the copper market through the securities market.  An investment in the shares is:

•
Backed by copper held by the Warehouse-keeper on behalf of the Trust. The shares will be backed by physical copper, identified on the Warehouse-keeper’s books on behalf of the Trust and held by the Warehouse-keeper in one or more warehouse location(s).

•
Accessible through traditional brokerage accounts.  Retail investors may purchase and sell shares through traditional brokerage accounts at prices expected to be less than the amount that would be required for a retail investor to invest directly in physical copper using currently existing means.  The shares are eligible for margin accounts.

•	Listed. Although there can be no assurance that an actively traded market in the shares will develop or be maintained, the shares will be listed and traded on [exchange] under the symbol “[•]”.

•
Relatively cost-efficient. Because the expenses involved in an investment in physical copper will be dispersed among all shareholders, an investment in shares may represent a cost-efficient alternative to investments in copper for investors not otherwise in a position to participate directly in the market for physical copper.

An investment in the shares is speculative and includes the following risks.  See “Risk Factors” starting on page 12 of this Prospectus.

•	The Trust has a limited operating history.

•	The price of the shares will fluctuate based on the value of copper held by the Trust. Copper markets have historically experienced extreme volatility.

•	The performance of the shares will not correlate precisely with the price of copper during particular periods or over the long term. As a result, the shares may underperform the price of copper.

•	The Trust is subject to fees and expenses described in this Prospectus, which are payable whether or not a shareholder experiences gain or loss on its investment in shares.

•	There may be conflicts of interest between the shareholders and the Sponsor and its affiliates. See “Conflicts of Interest” on page 78.

Principal Offices

The Trust’s office is located at 4 New York Plaza, 19th Floor, New York, NY 10004-2413. The Sponsor’s principal office is located at 4 New York Plaza, 19th Floor, New York, NY 10004-2413 and its telephone number is (212) 270-6000.  The Administrative Agent’s principal office is located at [•]. The Valuation Agent’s principal office is located at [•]. The Trustee’s principal office is located at 1100 North Market Street, Wilmington, Delaware 19890.  The Warehouse-keeper’s principal office is located at 8 Princes Parade, St. Nicholas Place, Liverpool L3 1DL, United Kingdom.

THE OFFERING

Offering	The shares represent units of fractional undivided beneficial interests in the assets of the Trust.
Use of Proceeds
Proceeds received by the Trust from the issuance and sale of Creation Units, including the [•] Creation Units issued to the Initial Purchaser (“Initial Creation Units”) will consist only of copper. Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (i) held by the Trust, (ii) transferred to Authorized Participants in connection with the redemption of Creation Units, (iii) transferred to the Sponsor to pay the Sponsor’s fee, or (iv) transferred to the Sponsor for sale on behalf of the Trust to pay expenses of the Trust other than the Sponsor’s fee (“Other Expenses”).

Exchange Symbol	[•]
CUSIP	[•]
Creation and Redemption
The Trust intends to issue and redeem shares only in blocks of 2,500, which we refer to as Creation Units.  Creation Units of shares are issued and redeemed only in exchange for an amount of copper per Creation Unit on each day that [exchange] is open for regular trading and that is not a holiday in London, England (each such day, a “Business Day”).  The amount of copper per Creation Unit is referred to as the Creation Unit Weight.  The Creation Unit Weight for a particular day will be calculated after 7:00 p.m. New York City time on the immediately prior Business Day and is equal to 25.0 metric tons of copper multiplied by the Creation Unit Ratio applicable for such day (which will have been determined on the immediately prior Business Day).  The “Creation Unit Ratio” will initially be equal to 1.0, but declines gradually over time to reflect the Trust’s expenses and liabilities.  As a result, the amount of copper necessary for the creation of a Creation Unit of shares, or to be received upon redemption of a Creation Unit, will decrease over the life of the Trust.

Creation Units may be created or redeemed only by Authorized Participants, which will pay the Administrative Agent a transaction fee for each creation order or redemption order.  In order to provide a consistent and transparent method for delivery of copper, the Administrative Agent will apply procedures intended to result in the Trust always delivering copper from the warehouse(s) at which copper has the lowest locational premium (the “cheapest-to-deliver location”) (i.e., copper from the warehouse location that has the lowest locational premium at a particular time) to Authorized Participants in connection with the redemption of Shares.  It is therefore expected that, under most circumstances, the Trust will hold most of its copper in the warehouse maintained by the Warehouse-keeper that is in the cheapest-to-deliver location. See “Description of the Trust—Procedures for Creating and Redeeming Shares.”

Trust Expenses
The Sponsor’s fee will accrue daily at an annualized rate equal to [●]% of the Trust’s net asset value.  In order to pay the Sponsor’s fee, from time to time, the Trust will transfer whole lots of copper to the Sponsor, and the amount of any accrued unpaid Sponsor’s fee will be reduced by an amount equal to the value of such copper as of the date of the transfer (as determined by the Valuation Agent in accordance with the Trust’s valuation process).  The Sponsor may sell for its own account the copper transferred to it in payment of the Sponsor’s fee, and such amount may be more or less than the value at which such copper was transferred to the Sponsor.  The Sponsor’s fee is subject to change from time to time.  Notice of any such change will be provided on the Trust’s website at least 45 days prior to taking effect.  See “Description of the Trust—Expenses of the Trust—Payment of Expenses.”

The Sponsor has agreed to pay, on behalf of the Trust, the periodic fees charged by the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper and the Trust’s audit fees.  The Sponsor will also pay the expenses relating to the Trust’s organization and the initial sale of the shares, including legal expenses and initial SEC registration fees.

The Trust’s Other Expenses include: expenses incurred directly by, and reimbursable to each of the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper for their respective services to the Trust; legal fees relating to the ongoing operations of the Trust; [exchange] listing fees; SEC registration fees (other than such fees in connection with the initial registration of shares); expenses relating to preparation and distribution of reports and notices to shareholders, including printing and mailing costs; and extraordinary expenses, if any.  The Trust will transfer copper to the Sponsor from time to time, which will be sold for the Trust’s account by a broker nominated by the Administrative Agent and the cash proceeds will be used by the Sponsor to pay Other Expenses.  Any expenses relating to the storage of copper that is to be liquidated for the payment of Trust’s Other Expenses will also be treated as Other Expenses of the Trust.

See “Description of the Trust—Expenses of the Trust” for further description of the Trust’s expenses and the manner in which expenses are paid.

Net Asset Value
The net asset value of the Trust is obtained by subtracting the Trust’s expenses and liabilities on any day from the value of the copper owned by the Trust on that day.  The NAV per share on any day is obtained by dividing the net asset value of the Trust on that day by the number of shares outstanding on that day.  The net asset value is calculated by the Administrative Agent on each Business Day as promptly as practicable after 7:00 p.m. New York City time.  The Administrative Agent determines the value of the Trust’s copper on the basis of that day’s official settlement price per metric ton in U.S. dollars of Grade A Copper as quoted on the LME (the “settlement price” or the “LME settlement price”) plus the weighted average locational premium calculated by the Valuation Agent for the Trust’s copper held in each warehouse location for such Business Day.

See “Description of the Trust—Reporting and Valuation.”
Secondary Market Trading
While the Trust’s investment objective is for the value of the shares to reflect, at any given time, the value of the copper owned by the Trust at that time, less the Trust’s expenses and liabilities, the shares may trade in the secondary market on the [exchange] at prices that are lower or higher than the NAV per share.  The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by, among other things, non-concurrent trading hours between the [exchange] and the LME.  While the shares will trade on the [exchange] until the market closes (generally 4:00 p.m. New York City time), liquidity in the global copper market will be reduced after the close of copper trading on the LME (generally 4:55 p.m. London time, or 11:55 a.m. New York City time).  As a result, during the time after the close of trading on the LME, trading spreads, and the resulting premium or discount on the shares may widen.  In addition, the NAV per share includes a locational premium for the Trust’s copper in each warehouse location, which will not be reflected in the price of copper that is traded on the LME.  Creations and redemptions of Creation Units are not executed at the NAV per share, but rather occur based on a specified weight of copper required to create or redeem shares on a particular day, which may contribute to disparities between the NAV per share and the secondary market price of shares.

On each Business Day, the Administrative Agent will make available on the Trust’s website the following information:

•  the number of outstanding shares of the Trust as of the beginning of the Business Day;

•  the Trust’s net asset value;

•  the NAV per share;

•  the LME settlement price for copper;

•  the locational premium for each location where the Trust is permitted to hold copper, as calculated by the Valuation Agent, quoted in U.S. dollars and as a percentage premium over the LME settlement price;

•  the price per metric ton of copper in each location where the Trust is permitted to hold copper;

•  the aggregate weight in metric tons of all copper owned by the Trust;

•  the aggregate weight in metric tons of the copper owned by the Trust in each warehouse location;

•  the gross value of the copper owned by the Trust in each warehouse location;

•  the Creation Unit Ratio;

•  the Creation Unit Weight;

•  the “First-Out IIV,” an intraday indicative value disseminated every 15 seconds that represents, as of the time of the calculation, the hypothetical U.S. dollar value per share of the copper that would need to be transferred to or from the Trust to create or redeem a Creation Unit of shares, assuming that copper in cheapest-to-deliver location was used for such creation or redemption; and

•  the “Liquidation IIV,” an intraday indicative value disseminated every 15 seconds that represents, as of the time of the calculation, the hypothetical U.S. dollar value per share of all of the copper owned by the Trust.

The Administrative Agent will also make available on the Trust’s website a downloadable spreadsheet with the following information regarding each specific lot of copper owned by the Trust as of the beginning of such Business Day (a “lot” or “whole lot” being defined as an amount of copper equal to 25.0 metric tons, subject to a market accepted tolerance of plus or minus 2% in weight):

•  the unique identification number of the lot;

•  the warehouse location at which the lot is held;

•  the brand of the lot and, if the copper is not of a brand approved by the LME as an “Acceptable Delivery Brand”, an indication that the lot consists of de-branded copper;

•  the weight in metric tons of the lot; and

•  the date on which the lot was delivered to the Trust.

See “Description of the Trust—Reporting and Valuation” for more information on the Trust’s reporting and valuation requirements.

Transaction Fee
An Authorized Participant will be required to pay a transaction fee to the Administrative Agent for each creation or redemption order.  The transaction fee will be a flat fee expressed as a fixed dollar amount regardless of the number of Creation Units created or redeemed. The transaction fee may be increased or decreased, for all Authorized Participants or on a case-by-case basis, by the Administrative Agent with the consent of the Sponsor.

Suspension of Issuance, Transfers and Redemptions
The Administrative Agent may suspend the delivery or registration of transfers of shares, or may refuse a particular transfer of shares at any time, if the Administrative Agent or the Sponsor think it advisable for any reason.  The Administrative Agent may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (i) for any period during which the [exchange] is closed other than customary weekend or holiday closings, or during which trading on the [exchange] is suspended or restricted, (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of copper is not reasonably practicable, or (iii) for such other period as the Sponsor determines in its sole discretion to be necessary for the protection of shareholders or, at the Sponsor’s election, any creditor.  The transfer of copper in connection with a creation or redemption of shares is also subject to the Warehouse-keeper’s right to refuse instructions to transfer copper to or from the Trust if, in the Warehouse-keeper’s opinion, such transfer is commercially impracticable or contrary to applicable law, rule or regulation.

U.S. Federal Income Tax Considerations
The Trust intends to take the position that it is a grantor trust for U.S. federal income tax purposes.  Because of the absence of authority addressing the classification of an entity such as the Trust, the Internal Revenue Service or a court might not agree with this treatment, in which case the Trust would be treated as a partnership for U.S. federal income tax purposes.  Assuming that the Trust will be treated as a grantor trust for U.S. federal income tax purposes, each shareholder will generally be treated, for U.S. federal income tax purposes, as the owner of an undivided interest in the copper held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions.  See “U.S. Federal Income Tax Consequences” below.

Dissolution Events	The Administrative Agent, upon instruction from the Sponsor, will wind up and liquidate the Trust upon the occurrence of one of the following dissolution events:

•
the Administrative Agent is notified that the shares are de-listed from [exchange] and are not approved for listing on another national securities exchange within five Business Days of their de-listing;

•	shareholders acting in respect of at least 75% of the outstanding shares notify the Administrative Agent that they elect to dissolve the Trust;

•	sixty (60) days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

•
sixty (60) days have elapsed since the Warehouse-keeper notified the Sponsor of the Warehouse-keeper’s election to resign and a successor warehouse-keeper has not been appointed and accepted its appointment;

•	The Depository Trust Company (“DTC”) is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable;
•
the aggregate market capitalization of the Trust, based on the closing price for the shares, is less than $50 million (as adjusted for inflation by reference to the United States Consumer Price Index) for more than twenty (20) consecutive Business Days, at any time after the first anniversary of the effectiveness of the Trust’s initial registration statement, and within six months after the most recent Business Day on which the aggregate market capitalization of the Trust was less than $50 million, the Administrative Agent receives notice from the Sponsor of its decision to dissolve the Trust;

•
the SEC or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act of 1940 and the Administrative Agent has actual knowledge of that determination;

•
the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended, supplemented or otherwise modified (the “Commodity Exchange Act”), and the Administrative Agent has actual knowledge of that determination; or

•
the Trust fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust, and the Administrative Agent receives notice from the Sponsor that the Sponsor determines that, in its sole discretion, because of that tax treatment or change in tax treatment, dissolution of the Trust is advisable.

Upon dissolution of the Trust, the Sponsor will sell, or arrange for the sale of, the copper held by the Trust over a commercially reasonable time period.  After paying or making provision for the Trust’s liabilities, the Administrative Agent, at the instruction of the Sponsor, will cause the Trust to distribute the proceeds among all outstanding investors.

Authorized Participants
Creation Units may be created or redeemed only by Authorized Participants.  Each Authorized Participant must (a) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, that is not required to register as a broker-dealer to engage in securities transactions, (b) be a participant in DTC, (c) have entered into a warehouse agreement with the Warehouse-keeper and the Administrative Agent (the “Authorized Participant’s Warehouse Agreement”) establishing the Authorized Participant’s Reserve Account and Private Account (as defined below); (d) have entered into an agreement with the Sponsor, the Administrative Agent and the Trust (the “Authorized Participant Agreement”); and (e) have delivered at least 25.0 metric tons of copper to the Warehouse-keeper to establish its Reserve Account.  The Authorized Participant Agreement and the Authorized Participant’s

Warehouse Agreement provide the procedures for the creation and redemption of Creation Units and for the delivery of copper in connection with such creations and redemptions, respectively.

For more information about the Authorized Participant’s Reserve Account and Private Account, see “Description of the Trust—Daily Operations of the Trust.”

Clearance and Settlement
The shares will be evidenced by one or more global certificates that the Administrative Agent will issue to DTC.  The shares will be available only in book-entry form.  Shareholders may hold their shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY OF FINANCIAL CONDITION

As of the close of business on [•], 2011, the net asset value, which represents the value of the copper accepted into and held by the Trust in exchange for the Initial Creation Units, was $[•] and the NAV per share was $[•].  See “Statement of Financial Condition.”

RISK FACTORS

Before making an investment decision, you should consider carefully the risks described below, as well as other information included or incorporated by reference in this prospectus.

Risks Related to the Copper Markets

The value of the shares relates directly to the value of the copper held by the Trust and fluctuations in the price of copper could materially adversely affect an investment in the shares.

The shares are designed to reflect, at any given time, the value of the copper owned by the Trust at that time less the Trust’s expenses and liabilities (including estimated accrued but unpaid expenses and expenses incurred by the Sponsor on behalf of the Trust). The price of copper has fluctuated widely over the past several years.  If copper markets continue to be characterized by the wide fluctuations that they have shown in the past several years, the price of the shares from time to time will vary widely and in an unpredictable manner.  This volatility exposes your investment to potential losses if you need to sell your shares at a time when the price of copper is lower than it was when you made your investment in the shares.  Even if you are able to hold shares for the mid- or long-term, your shares may not increase in value because copper markets have historically experienced extended periods of flat or declining prices.

Following an investment in the shares, several factors may cause a decline in copper prices and a corresponding decline in the price of the shares, including:

•
global copper supply and demand, which is influenced by factors such as (i) sales of copper by copper producers; (ii) purchases of copper by consumers (e.g., manufacturers) to meet demand for their products; (iii) sales by consumers of their existing copper supply as a result of decreased demand for their products; (iv) purchases made by copper producers, including as part of their respective hedging strategies; (v) production and cost levels in major copper-producing countries; (vi) the cost and availability of transportation from a copper-producing country or region to a copper-consuming country or region; and (vii) industrial demand, including in the developing and emerging markets.

•
changes in expectations regarding the availability and cost of copper, which is influenced by such factors as: (i) changes in technology used in the extraction and processing of copper ore and the recovery and recycling of copper from above ground stock; (ii) changes in law and regulation relating to the extraction and processing of copper ore and the recovery and recycling of copper ore from above ground stock, including environmental and health and safety laws and regulations; (iii) changes in current reserves, including proven and probable reserves; (iv) changes in estimates for long term copper prices, which may affect the economic viability of the extraction of reserves; and (v) disruptions that may impact the accuracy of copper supply projections (ranging from technical issues at mines to political and social instability in production areas to infrastructure and workforce constraints);

•	changes in the geographic distribution of sources of copper supply and changes in areas of copper use and consumption;

•	changes in expenses relating to the insurance, transportation and storage of copper;

•	the rate of inflation and investors’ expectations with respect to future inflation;

•	currency exchange rates, including volatility of the U.S. dollar (the principal currency in which the price of copper is generally quoted);

•	interest rates in the United States and globally, as well as expectations with respect to future interest rates;

•	unexpected global or regional political, economic or financial events and situations, or an increase or decrease in the likelihood of such events;

•	reduced economic activity or a recessionary environment, which can impact demand for physical copper that is used in a wide range of practical applications;

•
changes in tax, royalty, land and mineral rights ownership and leasing regulations under different political regimes, which can affect market functions and expectations for future physical copper supply. These factors can affect the relative prices of other commodities, which can also be competitive factors that affect investor decisions with respect to investing in physical copper; and

•	increases in warehousing and delivery costs or changes in locational premia.

There is no assurance that copper will maintain its value in the future.  In the event that the price of copper declines, the Sponsor expects the value of an investment in the shares to decline proportionately.  Conversely, several factors may trigger a temporary increase in the price of copper prior to your investment in the shares.  If that were to occur, you would be buying shares at prices affected by the temporarily higher prices of copper, and you may incur losses when the causes for the temporary increase disappear.

The price of copper has recently been affected by increased demand for copper in emerging market countries, and any decrease in such demand could adversely affect the value of the shares.

The global price of copper has recently been affected by increased demand for copper in emerging market countries, including China.  Factors correlated with such increased demand include increases in large-scale manufacturing and infrastructure projects and a deficiency of domestic copper resources to meet demand.  Any future decrease in such demand could cause the price of copper to fall, and subsequently, cause the value of your shares to decline.

Crises may motivate large-scale sales of copper which could decrease the price of copper held by the Trust and adversely affect an investment in the shares.

The possibility of large-scale distressed sales of physical copper in times of crisis may have a short-term negative impact on the price of copper and may adversely affect an investment in the shares.  For example, the 2008 financial credit crisis resulted in significantly depressed prices of copper largely due to reductions in copper inventories by copper consumers.  As demand for copper and the availability of financing declined, the ability and incentives of consumers to hold copper inventories declined.  Institutional investors, such as hedge funds, sovereign wealth funds and endowments, may have also been forced to sell copper, as financing and liquidity decreased.  Crises in the future may impair copper’s price performance which would, in turn, adversely affect an investment in the shares.

Imposition of export restrictions and customs duties on copper could have a material adverse affect on the value of your shares.

It is expected that copper held by the Trust will be located in geographic areas that are exempt from export restrictions and customs duties on copper.  If governmental authorities in such geographic areas were to impose or consider imposing export restrictions or customs duties applicable to copper, the value of any copper held by the Trust may decline and the value of the shares could be materially adversely affected.  Furthermore, copper is often transported from warehouse locations in such geographic areas to various countries where copper is consumed.  If custom duties are levied in the delivery of copper to countries where copper is consumed, such duties could affect the demand for copper in those countries, and thus, adversely affect the price of copper.

Changes in market practice regarding acceptable quality standards for copper delivery could have a material adverse affect on the value of your shares.

The copper held by the Trust is required to meet certain “good delivery standards” established by the rules and practices of the LME, which specify requirements for the composition, quality, shape and size of a lot of copper and establishes current market practice as to what quality of copper is accepted for good delivery.  If market practice or LME “good delivery standards” change such that copper held by the Trust is no longer accepted for good delivery, the value of copper held in the Trust may decline and the value of the shares could be materially adversely affected.  It is also possible that such a change in market practice could impede creations and redemptions of shares, thereby negatively impacting the liquidity of the shares and potentially causing the value of the shares to become more volatile.

Risks Related to the Trust

The amount of copper represented by the shares will decrease over the life of the Trust due to the delivery of copper in payment of the Sponsor’s fee and the Trust’s Other Expenses.  Without increases in the price of copper sufficient to compensate for that decrease, the price of the shares will also decline and you will lose money on your investment in the shares.

Because the Trust will not have any cash, it will deliver copper in kind to cover the Trust’s expenses (i.e., the Sponsor’s fee and Other Expenses).  As a result of these periodic deliveries of copper for payment of expenses, the amount of copper represented by each share will decrease. New transfers of copper, received in exchange for new shares issued by the Trust, will not reverse this trend.

A decrease in the amount of copper represented by each share will result in a decrease in the share price even if the price of copper has not changed.  In order for the shares to retain their original price, the price of copper has to increase.  Without that increase, the lower amount of copper represented by a share will cause a share to have a correspondingly lower price.  If increases in the price of copper do not occur, or are not sufficient to counter the lower amount of copper represented by each share, you will sustain losses on your investment in shares.

An increase in the Trust’s expenses, or the existence of unexpected liabilities affecting the Trust (such as extraordinary expenses), will force the Trust to deliver larger amounts of copper in payment of expenses, and will result in a more rapid decrease of the amount of copper represented by each share and a corresponding decrease in share price.

The Trust has a limited operating history.  In addition, since the Sponsor and its management do not have prior experience in operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable for sponsoring and maintaining the Trust.

The Trust has been established in connection with this offering and has no operating history that potential investors may evaluate.  In addition, neither the Sponsor nor its management has prior experience in sponsoring and maintaining investment vehicles like the Trust.  If the prior experience of the Sponsor and its management is not adequate or suitable to sponsor and maintain an investment vehicle like the Trust, the operations of the Trust may be adversely affected.

The Trust is a passive investment vehicle.  As a result, the value of your shares may be adversely affected by Trust losses that it might have been possible to avoid if the Trust had been actively managed.

Neither the Sponsor nor the Administrative Agent actively manages the copper held by the Trust.  This means that the Trust does not sell copper at times when its price is high, or acquire copper at low prices in the expectation of future price increases.  It also means that the Trust does not make use of any of the hedging techniques available to professional copper investors to attempt to reduce the risk of losses resulting from price decreases.  Any losses sustained by the Trust will adversely affect the value of your shares.

If the Trust is required to dissolve and liquidate, this event may occur at a time when the disposition of the Trust’s copper will result in losses to investors.

If certain events occur, the Sponsor will direct the Administrative Agent to dissolve and liquidate the Trust.  See “Description of the Trust Agreement—Dissolution of the Trust” for more information about the dissolution of the Trust, including when events outside of the control of the Sponsor, the Administrative Agent, the Trustee or the shareholders may prompt the Trust’s dissolution.

Upon dissolution of the Trust, the Sponsor will sell, or arrange for the sale of, copper held by the Trust in the amount necessary to cover all expenses of liquidation and to pay or make provision for any outstanding liabilities of the Trust and thereafter, the Administrative Agent, at the instruction of the Sponsor, will cause the Trust to distribute the proceeds among all outstanding investors.  If the Trust is required to dissolve and liquidate, such dissolution and liquidation could occur at a time that is disadvantageous to shareholders, such as when copper prices are lower than the copper prices at the time when shareholders purchased their shares.  Sales of copper in connection with the liquidation of the Trust at a time of low prices will likely result in losses, or adversely affect any gains, on your investments in the shares.

The Trust’s copper may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s copper held by the Warehouse-keeper on behalf of the Trust could be lost, damaged or stolen.  In addition, access to the Trust’s copper could be restricted due to natural events (such as an earthquake), governmental actions (for example, transfer or export restrictions) or human actions (such as nuclear accidents, terrorism, riots, insurrections, strikes and similar causes).  Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the shares.  Any loss of or damage to copper owned by the Trust will result in a corresponding decrease in the net asset value per share and it is reasonable to expect that such loss will also result in a decrease in the prices at which the shares are traded on [exchange].

If the Trust’s copper is lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have financial resources sufficient to satisfy the Trust’s claim.  For example, the only source of recovery for the Trust may be limited to the relevant Warehouse-keeper or warehousing sub-contractor or, to the extent identifiable, other responsible third parties (such as a thief or terrorist), any of which may not have sufficient financial assets (including liability insurance coverage) to satisfy a valid claim of the Trust.

The Trust will not buy insurance for copper that it holds, and if some or all of the Trust’s copper is lost, damaged, stolen or destroyed, the value of your shares will be adversely affected.

The Trust will not insure its copper.  Consistent with industry standards, the Warehouse-keeper does not maintain any insurance with respect to the Trust’s copper held in its warehouses.  If in the future the Warehouse-keeper maintains insurance in connection with its storage service obligations, it will do so on such terms and conditions as it considers appropriate in its sole discretion and the Trust would neither be a beneficiary of any such insurance nor have the ability to dictate the existence, nature or amount of such coverage.  In the event of loss, damage or theft of the Trust’s copper, shareholders’ recourse against the Trust, the Sponsor, the Administrative Agent, the Trustee, the Valuation Agent and the Warehouse-keeper under New York law and the laws of any other jurisdiction or country where the warehouses are located is limited.  Consequently, a loss may be suffered with respect to the Trust’s copper that is not covered by insurance and for which no person is liable.

The Warehouse-keeper’s liability is limited under the Trust’s Warehouse Agreement.  This limited liability may impair the ability of the Trust to recover losses for its copper.

The liability of the Warehouse-keeper is limited under the warehouse agreement among the Trust, the Warehouse-keeper and the Administrative Agent (the “Trust’s Warehouse Agreement”).  Under the terms and conditions of the Trust’s Warehouse Agreement, the Warehouse-keeper is only liable for losses that are the direct result of its own gross negligence or willful misconduct in the performance of its duties.  In addition, the Warehouse-keeper will not be liable for any delay in performance or any non-performance of any of its obligations under the Trust’s Warehouse Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.  As a result, the recourse of the Administrative Agent or the Trust, under New York law or any other jurisdiction’s law applicable to each warehouse location, is limited.

The value of the shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Administrative Agent or the Trustee as contemplated under the Trust Agreement and the Administrative Agency Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part.  Similarly, under the Administrative Agency Agreement, the Administrative Agent has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part.  This means that the Sponsor, the Administrative Agent or the Trustee may require the Trust’s copper to be sold in order to cover losses or liability respectively suffered by them.  Any sale of this kind would reduce the amount of the Trust’s copper and subsequently the value of the shares.

Copper held by the Trust may be stored in only a few warehouse locations or even a single warehouse location, which could have a materially adverse impact of the value of the shares.

Initially, the Trust will be permitted to hold copper in any of the following warehouse locations: Germany (Hamburg), the Netherlands (Antwerp, Rotterdam), Italy (Trieste), Malaysia (Johor), Singapore (Singapore), Spain (Bilbao), South Korea (Busan and Gwangyang), United Arab Emirates (Dubai), the United Kingdom (Hull and Liverpool) and the United States (Baltimore, Chicago and New Orleans).  Although the Trust may hold copper in warehouses in any of these locations (or other locations that may be determined from time to time), the locations at which copper is actually held will depend on (i) the warehouse locations at which Authorized Participants have actually delivered copper and (ii) the warehouse locations from which copper is or has been delivered pursuant to the Trust’s redemption procedures.  In order to provide a consistent and transparent mechanism for delivery of copper, the Administrative Agent has set up procedures intended to result in the Trust always delivering copper from the least expensive delivery location (i.e., copper from the warehouse location that has the lowest locational premium at a particular time) to Authorized Participants in connection with the redemption of Shares.  It is therefore expected that, under most circumstances, the Trust will hold most of its copper in the warehouse maintained by the Warehouse-keeper that is in the cheapest-to-deliver location.  Therefore, the Trust’s storage of copper may ultimately be concentrated in only a few warehouse locations or even a single warehouse location, and therefore will be subject to the geographical, economic, political and other conditions affecting such locations.  In addition, the size of the Trust may be limited to the extent that the cheapest-to-deliver location has reached maximum warehousing capacity.  Any such adverse conditions affecting such locations could have a materially greater adverse impact on the value of the shares than if the Trust’s copper were stored in multiple locations on a worldwide basis.

Since there is no limit on the amount of copper that the Trust may acquire, the Trust, as it grows, may have an impact on the supply and demand of copper that ultimately may affect the price of the shares in a manner unrelated to other factors affecting the global markets for copper.

The Trust Agreement places no limit on the amount of copper the Trust may hold.  Moreover, the Trust may issue an unlimited number of shares, subject to registration requirements, and thereby may in theory acquire an unlimited amount of copper.  The global market for copper is characterized by supply and demand constraints.  In 2000, annual refined copper supply is estimated, based on data from Brook Hunt, to be equal to approximately 14.8 million metric tons.  In 2009, this figure was estimated to be equal to approximately 18.3 million metric tons.  If the amount of copper acquired by the Trust is large enough in relation to global copper supply and demand, further in-kind creations and redemptions of shares could have an impact on the supply and demand of copper unrelated to other factors affecting the global markets for copper.  Such an impact could affect the prices for copper that would directly affect the price at which shares are traded on [exchange] or the value of future Creation Units created or redeemed by the Trust.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, and this will have an adverse effect on your shares.

During the life of the Trust, unanticipated events may occur generating extraordinary expenses payable by the Trust.  Examples of such events include, but are not limited to, changes in tax law, regulatory authority, export restrictions, customs duties or other applicable laws that could have an adverse effect on the operations of the Trust, unexpected litigation costs and material issues arising in and closures of certain warehouse locations.  Any of these occurrences could increase the expenses of the Trust, potentially causing the price of the shares to decline.

Risk Factors Related to Conflicts of Interest

JPMorgan Entities may engage in activities that present conflicts with the interests of the Trust and holders of the shares and which could adversely affect the price of your shares.

The Trust, the Sponsor, the Warehouse-keeper and J.P. Morgan Securities LLC, the initial Authorized Participant, are all affiliates of JPMorgan Chase & Co.  We refer to these affiliated entities, and all other affiliates of the Sponsor, collectively as the “JPMorgan Entities”.  A JPMorgan Entity may continue to act as an Authorized Participant for the Trust after the issuance and sale of the Initial Creation Units, act as market-maker for the shares or act as a physical dealer of copper, on its own behalf or for its clients.  JPMorgan Entities may also buy or sell shares, on their own behalf, as part of a hedge or as a principal investor, or on behalf of a client.  In addition, certain JPMorgan Entities are active participants in the copper markets and other commodities markets, including in the physical markets for commodities, the futures markets (on multiple commodity exchanges) and the over-the-counter (“OTC”) markets, including the trading of commodity swaps, options and other derivatives.  These affiliations and trading activities may present a conflict between the interests of shareholders and the Trust, on the one hand, and the interests of JPMorgan Entities, on the other.

For example, the Sponsor may have a conflict of interest with respect to its oversight of the Warehouse-keeper.  In particular, the Sponsor, which has authority to remove the Warehouse-keeper in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the shareholders to do so, because of the affiliation between the entities.

JPMorgan Entities may also engage in trading activities relating to copper that are not for the account of, or on behalf of, the Trust or the shareholders.  They may enter into long or short positions on copper, including options and other derivatives transactions, for their own respective accounts or the accounts of their respective customers.   A JPMorgan Entity could introduce competing products into the marketplace, for example by underwriting or issuing other securities or financial instruments indexed to copper, copper exchange-traded futures or a commodity index that references, in whole or in part, the spot or forward price of copper.  These activities may present a conflict between the shareholders’ interest in the shares and the interest of JPMorgan Entities in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management.  These trading activities, if they influence the value of the copper or the shares, could be adverse to the interests of the shareholders.

Moreover, certain JPMorgan Entities have published, and in the future expect to publish, research reports related to: the price of copper; the supply and demand of copper producers and copper consumers; physical commodities generally; industrial metals (including copper); commodity indices (which may include copper); futures contracts that reference copper; and the market for copper generally.  Such research will be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the shares.  Such research should not be viewed as a recommendation or endorsement of the shares in any way, and investors must make their own independent investigation of the merits of their investment in shares.  Any of these activities by JPMorgan Entities may affect the value of copper and the price of the shares.

Any of the foregoing activities by JPMorgan Entities may influence the market price of copper, which may be adverse to the price of the shares and to the interests of the shareholders and the Trust.  With respect to any of the activities described above, none of JPMorgan Entities have any obligation to the Trust to take the needs of any buyers, sellers or holders of shares into consideration at any time.

In connection with the sale of copper to pay the Trust’s expenses, a JPMorgan Entity could be engaged as the broker that sells copper on behalf of, or as a principal that buys copper from, the Trust, and this could conflict with your interests as a shareholder.

The Administrative Agent will nominate a broker to assist with the sale of copper in order to generate cash to pay Other Expenses.  A JPMorgan Entity could be engaged as the broker that sells copper on behalf of the Trust, or alternatively could buy copper from the Trust as a principal, in any such transaction.  Although the nominated broker will be instructed to seek “best execution” for any sale, and may consider, among other things, current market conditions, the liquidity in the market, the amount of copper to be sold, the terms of available bids, and other factors that the broker considers appropriate, engagement of a JPMorgan Entity as a broker or buyer could nevertheless present conflicts of interest in the pricing and sale of such copper.  For example, the nominated broker may determine to sell copper based at a lower price to a JPMorgan Entity rather than the highest price available in the physical market for such copper, while still complying with its best execution obligations.

Risks Related to the Shares

The market price of the shares may be less than the value of the copper represented by such shares.

The result obtained by subtracting the Trust’s expenses and liabilities on any day from the value of the copper owned by the Trust on that day is the net asset value of the Trust which, when divided by the number of shares outstanding on that date, results in the NAV per share.

Shares may trade at, above or below the NAV per share.  The NAV per share will fluctuate with changes in the market value of the Trust’s assets.  The trading prices of shares will fluctuate in accordance with changes in NAV per share as well as market supply and demand.  The amount of the discount or premium in the trading price relative to the NAV per share may also be influenced by non-concurrent trading hours between the major copper markets and [exchange].  While the shares will trade on [exchange] until the market close (generally 4:00 p.m. New York City time), liquidity in the market for copper will be reduced after the close of the LME, which is the largest market for copper and trades in U.S. dollars per metric ton.  As a result, during this time, trading spreads, and the resulting premium or discount on shares, may widen.

The NAV per share may decline due to a change in the value of the copper held by the Trust, even if the settlement price of copper remains unchanged or in the absence of any creations or redemptions of Creations Units.

The value of the copper held by the Trust is generally a function of the settlement price of copper plus the locational premium related to each warehouse location where the Trust’s copper is stored.  Any increase or decrease in the locational premia (for example, due to changes in storage costs or the relative values of particular warehouse locations) will cause a proportionate increase or decrease in the value of the copper held by the Trust, with a corresponding increase or decrease in NAV per share.  Therefore, the NAV per share may decline even if the settlement price of copper remains unchanged or in the absence of any new creations or redemptions of Creations Units.  Although the average price of copper in a warehouse location is generally expected to be greater than the LME settlement price, it is possible for the average price of copper in a warehouse location to be less then the LME settlement price, which would result in a negative locational premium.

The lack of an active trading market for the shares may result in losses on your investment at the time you choose to sell your shares.

Although shares are listed for trading on [exchange], you should not assume that an active trading market for the shares will develop or be maintained.  The market for the shares may not provide enough liquidity to allow investors to trade or sell the shares easily.  If you need to sell your shares at a time when no active market for them exists, the price you receive for your shares, assuming that you are able to sell them, will likely be lower than the price you would receive if an active market did exist.

As an owner of shares, you will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the Commodity Exchange Act.

The Trust is not registered as an investment company for purposes of United States federal securities laws, and is not subject to regulation by the SEC as an investment company.  Consequently, the owners of shares do not have the regulatory protections provided to investors in investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) and regulate sales loads or other fees or expenses do not apply to the Trust.

The Trust does not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the Commodity Futures Trading Commission (“CFTC”). Furthermore, the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and neither the Sponsor nor the Administrative Agent is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor.  Owners of shares therefore do not have the regulatory protections provided to investors in Commodity Exchange Act regulated instruments or commodity pools.  For example, owners of shares do not receive the disclosure document and certified annual report required to be delivered by commodity pool operators to investors in commodity pools.

Regulation of the Trust and its activities may have a detrimental affect on the Trust’s operations and could have a material adverse effect on the value of your shares.

The securities and commodities markets are subject to comprehensive statutes and regulations, both in the United States and in other jurisdictions.  The Trust is not a “commodity pool” and the Sponsor is not a “commodity pool operator” or a “commodity trading advisor” of the Trust under the Commodity Exchange Act and the CFTC’s rules thereunder.  However, the Trust’s activities may be affected by the Commodity Exchange Act and actions of the CFTC.  For example, the CFTC is authorized to monitor, investigate and take actions with respect to activities that may have a material impact on the markets for physical commodities, commodity futures, commodity options, and swaps in the United States, which may include activities of the Trust, the Sponsor or the Authorized Participants in the markets for physical copper as well as in connection with creation, redemption or trading of Trust shares.  The Trust and its shares are also subject to regulation by the SEC, because the shares are publicly offered and traded on the [exchange].  Regulatory and self-regulatory bodies including the CFTC, SEC, LME and [exchange] generally are authorized to take extraordinary actions in the event of market emergencies, including, for example, the implementation of position limits, limitation of trading to liquidation-only, the implementation of market “circuit breakers” and suspensions of trading, any of which could have a material adverse affect on the value of your shares.  In addition, the regulation of securities and commodities both inside and outside the United States is a rapidly changing area and is subject to modification by government, regulatory and judicial action.  Any investigation, emergency action or expansion of regulatory oversight of the physical commodities market in the United States or abroad could have a material adverse effect on the Trust’s activities (including, but not limited to, increasing the expenses of the Trust), and a corresponding material adverse effect on the value of your shares.

As an owner of shares, you will not have the rights normally associated with ownership of other types of shares.

As interests in an investment trust, the shares do not have all of the statutory rights normally associated with the ownership of shares of a corporation.  The shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors.  By acquiring the shares, you are not acquiring the right to elect directors, to receive dividends or to take other actions normally associated with the ownership of shares.  Under the Trust Agreement, shareholders have no voting rights, except in limited circumstances.  The Sponsor may, in its sole discretion, elect to dissolve the Trust upon the agreement of shareholders owning at least 75% of the outstanding shares.  In addition, certain amendments to the Trust Agreement require advance notice to the shareholders before the effectiveness of such amendments, but no shareholder vote or approval is required for any amendment to the Trust Agreement.

An investment in the shares may be adversely affected by competition from other methods of investing in copper.

The shares will compete with other financial instruments, including traditional debt and equity securities issued by companies in the copper industry and other securities backed by or linked to copper, direct investments in copper and investment instruments similar to the shares, including other exchange-traded products.  Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial instruments or vehicles offering copper exposure or to invest in physical copper directly, which could limit the market for the shares and reduce the liquidity of the shares.

To the extent that other exchange-traded products tracking copper emerge and represent a significant proportion of demand for copper, large redemptions of such securities by investors could negatively affect copper prices.  Any decrease in the value of copper owned by the Trust will result in a corresponding loss in the net asset value, and it is reasonable to expect that such loss will also result in a decrease in the market price of the shares.

The shares are subject to concentration risk, including non-diversification of assets, that could have a materially adverse impact on the value of the shares.

The investment objective of the Trust is to provide shareholders indirect, but highly correlated and unhedged, exposure to the price performance of copper.  The Trust’s holdings will not be diversified and therefore the value of the shares may be more volatile than the value of a diversified portfolio and may fluctuate substantially over short periods of time.  This may have a negative impact on the value of the shares.  Since the Trust’s assets will be concentrated in copper, the value of the shares is subject to the risk that economic, political or other conditions may have a negative effect on the copper market or the copper industry as a whole and negatively impact the value of the shares to a greater extent than if the Trust’s assets were invested in a wider variety of markets or industries.

The market value of the shares could decrease if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the shares that could have a material adverse effect on an investment in the shares.  In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s and its management’s past experience and qualifications may not be suitable for solving these problems or issues.

Risks Related to the Creation and Redemption of Shares

If there is only a small number of Authorized Participants, or if one or more Authorized Participants withdraw from participation, the liquidity of the shares may be affected and this could have a material adverse effect on the market price of your shares.

If there is only a small number of Authorized Participants, the liquidity of the shares may be limited.  Additionally, in the event that one or more Authorized Participants having substantial interests in the shares or otherwise responsible for a significant portion of the shares’ daily trading volume on [exchange] withdraw from participation, the liquidity of the shares will also likely be impaired.  The occurrence of any such events could adversely affect the market price of the shares and result in your incurring a loss on your investment.

The liquidity of the shares may be affected by the suspension of the creation or redemption of shares by the Administrative Agent.

The Administrative Agent may suspend the delivery or registration of transfers of shares, or may refuse a particular transfer of shares at any time, if the Administrative Agent or the Sponsor think it advisable for any reason.  The Administrative Agent may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (i) for any period during which the [exchange] is closed other than customary weekend or holiday closings, or during which trading on the [exchange] is suspended or restricted, (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of copper is not commercially practicable, or (iii) for such other period as the Sponsor determines in its sole discretion to be necessary for the protection of shareholders or, at the Sponsor’s election, any creditor.  The transfer of copper in connection with a creation or redemption of shares is also subject to the Warehouse-keeper’s right to refuse instructions to transfer copper to or from the Trust if, in the Warehouse-keeper’s opinion, such transfer is commercially impracticable or contrary to applicable law.  The liquidity of the shares and the correlation between the value of the shares and the value of the copper held by the Trust may be adversely affected in the event of any such suspension of issuance, transfer or redemption or refusal of transfer instructions.
If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the secondary market price of the shares closely linked to the value of copper in the Trust may not exist and, as a result, the secondary market price of the shares may fall.

If the processes of creation and redemption of shares (which depend on timely transfers of copper by the Warehouse-keeper) encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional shares after the present offering is completed, potential market participants which might otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the shares and the value of the underlying copper may not do so because of the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.  If this is the case, the liquidity of shares may decline and the price of the shares may fluctuate independently of the price of copper and may fall.

Purchasing activity in the copper market associated with the purchase of Creation Units from the Trust or selling activity following the redemption of Creation Units may affect the price of copper and the trading prices of the shares.  These price changes may adversely affect an investment in the shares.

Purchases of copper for transfer into the Trust in connection with the creation of Creation Units may increase the market price of copper, which will result in higher trading prices for the shares.  Increases in the market price of copper may also occur as a result of the purchasing activity of other market participants.  However, other market participants may attempt to benefit from an increase in the market price of copper that may result from such increased purchasing activity by selling copper.  Consequently, the market price of copper may decline immediately after Creation Units are created.  If the price of copper declines, the trading price of the shares may also decline.

Selling activity associated with the sale of copper withdrawn from the Trust in connection with the redemption of Creation Units may decrease the market price of copper, which will result in lower trading prices for the shares.  Decreases in the market price of copper may also occur as a result of the selling activity of other market participants.  If the price of copper declines, the trading price of the shares will also decline.

Risks Related to Warehousing Issues

From time to time, the Sponsor may, in its discretion, determine to remove one or more existing warehouse locations, which could adversely affect the value of your shares.

Initially, the Trust will be permitted to hold copper in any of the following warehouse locations: Germany (Hamburg), the Netherlands (Antwerp, Rotterdam), Italy (Trieste), Malaysia (Johor), Singapore (Singapore), Spain (Bilbao), South Korea (Busan and Gwangyang), United Arab Emirates (Dubai), the United Kingdom (Hull and Liverpool) and the United States (Baltimore, Chicago and New Orleans). From time to time, the Sponsor may, subject to the conditions described in “Description of the Trust—Addition or Removal of Warehouse Locations”, determine to add or remove one or more warehouse locations.  Examples of circumstances in which the Sponsor would consider removal of an existing warehouse location include, but are not limited to: changes in tax law, regulatory authority, export restrictions, customs duties or other applicable laws that could have an adverse effect on the operations of the Trust; material issues arising in or closures of certain warehouse locations; adverse changes in the storage policies of the Warehouse-keeper; or the lack of an active trading market for physical copper in such warehouse location.  If the Sponsor determines that such an event has occurred and there is copper stored in the removed warehouse location, the Sponsor will arrange for the movement of the copper to a different warehouse location at the expense of the Trust.  Although the Sponsor will seek to minimize the economic impact of such an event on the Trust, any such determination made by the Sponsor could temporarily disrupt the creations and redemptions of shares, negatively impacting the liquidity of the shares, or, to the extent copper is moved to a cheaper-to-deliver location than the previous warehouse location, cause a decline in the locational premium of such copper and therefore the net asset value of the Trust.  Any of these occurrences could potentially cause the value of the shares to decline.

The obligations of the Warehouse-keeper for warehousing are governed by New York law and other applicable law which may frustrate the Trust in attempting to seek legal redress against the Warehouse-keeper for warehousing the Trust’s copper.

The obligations of the Warehouse-keeper under the Trust’s Warehouse Agreement are governed by New York law and the laws applicable to the jurisdiction of each warehouse location.  The Trust is a statutory law trust formed under Delaware law.  Any United States, New York or other court situated in the United States may have difficulty interpreting the laws applicable to the warehouse locations, LME Rules or the customs and practices in the London markets.  It may be difficult or impossible for the Trust to sue the Warehouse-keeper in a U.S. federal, New York or other court situated in the United States for warehousing issues based in non-U.S. jurisdictions.  In addition, it may be difficult, time-consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a U.S. federal, New York or other court situated in the United States.

Shareholders and Authorized Participants lack the right under the Trust’s Warehouse Agreement to assert claims directly against the Warehouse-keeper for warehousing.

Neither the shareholders nor any Authorized Participant will have a right under the Trust’s Warehouse Agreement to assert a claim of the Trust against the Warehouse-keeper.  Claims under the Trust’s Warehouse Agreement may only be asserted by the Administrative Agent on behalf of the Trust.

Because neither the Administrative Agent nor the Warehouse-keeper oversees or monitors the activities of any warehousing sub-contractors which may hold the Trust’s copper, failure by any such sub-contractors to exercise due care in the safekeeping of the Trust’s copper could result in a loss to the Trust.

Under the Trust’s Warehouse Agreement, the Warehouse-keeper may appoint from time to time one or more warehousing sub-contractors to hold the Trust’s copper on a temporary basis pending delivery of the copper to the Warehouse-keeper. The Warehouse-keeper is required under the Trust’s Warehouse Agreement to use reasonable care when it appoints any such sub-contractors and is liable only for gross negligence or bad faith in the selection of such sub-contractor.  The Warehouse-keeper has an obligation to use commercially reasonable efforts to obtain delivery of the Trust’s copper from any such sub-contractors appointed by the Warehouse-keeper. Otherwise, the Warehouse-keeper is not liable for the acts or omissions of its warehousing sub-contractors.

The obligations of any warehousing sub-contractor for the Trust’s copper are not determined by contractual arrangements but by Henry Bath and LME rules as well as copper market customs and practices, which may prevent the Trust’s recovery of damages for losses on its copper stored with such sub-contractors.

There are expected to be no written contractual arrangements between any warehousing sub-contractor that holds the Trust’s copper and the Administrative Agent or Warehouse-keeper because such arrangements, if any, are traditionally based on the Henry Bath and LME rules and on the customs and practices of the copper market.  In the event of a legal dispute with respect to or arising from such arrangements, it may be difficult to define such rules, customs and practices.  The Henry Bath and the LME rules may be subject to change outside the control of the Trust.  If the Trust’s copper is lost or damaged while held by a warehousing sub-contractor, the Trust may not be able to recover damages from the Warehouse-keeper or the sub-contractor.  Shareholders cannot be assured that the Administrative Agent will be able to recover damages from warehousing sub-contractors appointed by the Warehouse-keeper for any losses relating to the safekeeping of copper by such sub-contractors.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Creation Units, including the Initial Creation Units, will consist only of copper.  Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (i) held by the Trust, (ii) transferred to Authorized Participants in connection with the redemption of Creation Units, (iii) transferred to the Sponsor to pay the Sponsor’s fee, or (iv) transferred to the Sponsor for sale on behalf of the Trust to pay Other Expenses.

OVERVIEW OF THE COPPER INDUSTRY

Introduction

This section provides a summary of the copper industry by looking at some of the key participants and detailing the primary sources of supply and demand in the market.  It also provides a description of the typical path copper and its alloys take from the mine to the customer.  Unless otherwise indicated, all market data herein is published in September 2010 by Brook Hunt, a wholly owned subsidiary of Wood Mackenzie that has provided such data to the Sponsor for an annual subscription fee.

Copper Basics

Copper is a chemical element with the symbol Cu and atomic number 29.  Soft and malleable in its ore form, copper was the first metal to be used by man in large quantities.  Copper is ductile, corrosion resistant, malleable and an excellent conductor of heat and electricity.  As such, one of its main industrial usages is for the production of cable, wire and electrical products for both the electrical and building industries.  In the current market, approximately three-quarters of copper demand is for electrical purposes, including power transmission and generation, telecommunications and electrical and electronic consumer and industrial products.  The construction industry accounts for copper’s second largest usage demand in such areas as pipes for plumbing, heating and ventilating as well as building wire and sheet metal facings.  Alloyed with other metals, such as zinc (to form brass), aluminum or tin (to form bronzes), or nickel, it can acquire new characteristics for use in highly specialized applications.  Copper’s physical, chemical and aesthetic properties make it a material of choice in a wide range of electrical, electronics and communication, construction, transportation, industrial machinery and equipment and general consumer applications, such as coins and keys.  Copper by-products from manufacturing and obsolete copper products are readily recycled and contribute significantly to copper supply.

Market Participants

The participants in the world copper market may be classified in the following sectors: primary and secondary producers; fabricators, manufacturers and end-use consumers; the banking sector; and the investment sector.  A brief description of each follows.

Primary and Secondary Producers. Primary and secondary producers are generally the market participants that bring physical copper supplies to the market. This sector is primarily comprised of mining companies that specialize in copper production, metal processors, such as refiners and smelters, and scrap recyclers.

Fabricators, Manufacturers and End-use Consumers.  Consumption of extracted resources typically occurs in two phases.  Refined copper supplies in various grades and forms are initially demanded by fabricators that convert unwrought metals to salable “semi-fabricated” products such as wire, tubing and plates.  These semi-fabricated products are available for consumption by other fabricators and/or manufacturers to further upgrade the copper product until the material is ultimately converted into a final saleable product (such as keys, coins and air conditioning unit parts).

Banking Sector.  Banks provide a variety of services to the copper market and its participants, thereby facilitating interactions between other parties.  Services provided by the banking community include traditional banking products as well as mine financing (both secured and unsecured), physical copper purchases and sales, hedging and risk management and inventory management for industrial users and consumers.

Investment Sector.  The investment sector includes professional and private investors and speculators who are involved in investment and trading activities related to copper.  Participants range from large hedge funds and other investment vehicles to day-traders on futures exchanges.

Copper Supply Process

Copper supply generally comes from two sources: (1) the extraction and processing of copper ore (referred to as “primary production”) and (2) the recovery of copper from existing stock (referred to as either “secondary copper” or “copper scrap”).  Primary production accounts for the majority of new global copper supply.  However, in developed countries with significant amounts of copper already in use or in the supply chain, secondary copper provides a significant portion of new supply.

Primary copper production

There are two common methods of copper extraction used by primary producers, reflecting the two types of copper ore, copper sulfides and copper oxides.  Copper is extracted from copper sulfide ores using a multi-step production process.  First, a “mine production” process is used to extract the metal.  The metal ore is separated from the waste.  The ore is subsequently crushed and placed in flotation cells with chemical reagents, and, using a process called froth flotation, a material commonly known as “copper in concentrate” is extracted.  Copper in concentrate is a mixture of about 25-35% copper (the rest being various other metals and impurities).  The copper in concentrate then undergoes a “smelter production”, through which the copper is processed under high heat (or “smelted”) to remove impurities, such as iron, sulfur and oxygen.  Finally, the copper is chemically leached through an electro-refining process (“electro-refined copper production”), whereby copper is placed into a bath of sulfuric acid and then an electric current is used to move the copper out of the solution onto a stainless steel sheet (i.e., an “anode”).  This is repeated until the steel sheets are covered in copper in cathode form.

Copper is extracted from copper oxide ores using a chemical leaching process called solvent extraction and electrowinning (“SX/EW production”), a process which involves dissolving copper into a soluble liquid such as acid, from which the copper is later recovered as copper plates (“cathodes”).  As compared to the extraction process for copper sulfides, SX/EW production, and the extraction of copper from copper oxides, is a relatively newer refining process and technology in terms of broad-scale commercial application.

Copper cathodes are later melted and cast into various shapes, such as ingots, cakes, billets, or rods, depending on the final application.  Ingots are rectangular or trapezoidal bricks, which are often re-melted, along with other metals, to make brass and bronze products.  Cakes are rectangular slabs approximately 8 inches thick and up to 28 feet long.  They are rolled to make copper plate, strip, sheet and foil products.  Billets are cylindrical logs approximately 8 inches in diameter and of various lengths.  They are extruded or drawn to make copper tubing and pipe.  Rods have a round cross-section about a half inch in diameter.  They are usually cast into very long coiled lengths, which are then drawn down further to make copper wire.

Primary mine production in 2010 is expected to reach 16.3 million metric tons, a modest 1.8% increase from 2009.  That primary production has grown only modestly in spite of extremely high copper prices may reflect, to some degree, the entrenched inelasticity of supply, as old mines continue to face “head grade” decline (i.e., a decreasing percentage of copper content in copper ores, due to factors such as good quality copper sources already being exploited) and new mine projects encounter production delays.  There appears, however, to be no shortage of underlying copper resources.  For example, the United States Geological Service estimates that current reserves – both proven and probable reserves – amount to around 550 million metric tons (source: U.S. Geological Survey).  In addition, measured or inferred resources that may become economically viable for extraction to the extent financiers, geologists and surveyors increase their estimate for long-term copper prices.

Chart 1: Global primary production, 1992-2009 (000 metric tons)

Source: Brook Hunt

Copper mine supply in 2005 to 2009 faced a number of constraints.  Many existing mines are struggling to meet targets and, with only a few notable exceptions, projects are subject to delay, including due to geo-technical issues.  In addition to mine disruptions, supply projections are dependent on primary production supply sources concentrated primarily in Africa and Latin America.  Latin American production is dominated by Chile, which is both the world’s largest producer and a major prospective area for primary copper supply.  Power and water availability represent two large hurdles curbing new primary production in Chile.  Outside of Chile, Peru remains one of South America’s prospective regions.  In Africa, the two most prospective countries are Zambia and the Democratic Republic of Congo, which combined to produce approximately 83% of the continent’s 2009 copper mine supply.  Both nations have been inconsistent suppliers of copper since the mid-1970s due to political and social instability causing supply risks, including sovereign risk, threat of asset expropriation, ownership disputes over certain large mines and limited infrastructure.

Secondary copper production

Copper and copper alloys have been recycled for hundreds of years and secondary copper remains a major source of supply in developed economies.  The copper and copper alloy industries rely on the fact that copper scrap is easily and economically used and reused.  Depending on its quality and other factors, copper scrap can be refined and converted back into cathode form for further use, directly melted to produce semi-fabricated products or used in primary production as a cooling additive during the smelting process.

When copper scrap is received for refining, it is visually inspected and graded, and chemically analyzed if necessary.  Most copper scrap collected globally is designated as No.1 or No.2 quality.  No.1 scrap consists of clean, unalloyed and uncoated copper, is generally of copper cathode quality and generally commands over 90% of the price of new refined copper.  No.2 scrap includes non-excessively oxidized or coated/plated pieces and is of generally lower quality and price as compared to No.1 quality.  No.1 scrap is refined by direct melting and is in some cases brought to higher purity while molten (i.e., fire refined).  No. 2 scrap is usually refined into copper cathode form using electro-refined copper production.  Copper alloys are also recycled.  Copper alloy scrap has to be segregated, kept clean and identified so that the alloying elements and impurity content of each batch are known.  Scraps of unknown composition may be melted and analyzed to determine composition.  Alloy recycling is then accomplished by melting together batches of scrap of known composition so that the recycled material has the desired alloy composition.  Most copper scrap, particularly that of No.1 quality, and copper alloy scrap are remelted directly by fabricators such as brass mills, wire rod producers and foundries in order to produce semi-fabricated products (this is referred to herein as “direct use”).  The remainder, including No.2 and other lesser quality copper scrap, must first be smelted and/or refined before going back into the supply stream.

Old scrap, also called post-consumer scrap, consists of discarded electric cable, junked automobile radiators and air conditioners and other consumer and industrial products.  Such old scrap represents low-velocity material, with product life of 10 to 100 years or more before it is recovered as scrap.  Recovery rates of old scrap generally decline when copper prices are low.  As copper prices have increased, old scrap has constituted a greater amount of the recycling stream.

The primary drawback to copper scrap is that, even after refining, it may contain trace impurities that negatively impact its properties.  As a result, some applications, particularly high conductivity wire, require either primary copper or copper scrap that has been re-refined or re-smelted and re-refined.

Copper Consumption

Main copper products

As highlighted above, copper has many uses.  From copper derived from primary and secondary production, fabricators produce semi-fabricated products, such as copper wire, copper alloys, tube products, rods, bars, section, plate, sheets and strips, for various applications.  For example, tube products are used for plumbing, heating, vacuuming and air conditioning applications.  Copper wire accounted for 54.8% of total copper fabrication in 2009.

Global copper consumption in 2009 is estimated to have measured 17.3 million metric tons, a decline of approximately 3.6% from 2008.  By market sector, copper is equally exposed to construction (33% of total demand in 2009) and electrical and electronic applications (also 33%).  Significant other sources of demand include industrial machinery (13%), transportation (13%) and consumer products (8%).

The combination of a Western economic recovery and ongoing robust demand in emerging markets is expected to result in growth of global copper demand of close to 9% in 2010.  According to projections by Brook Hunt, copper demand is likely to measure 18.8 million metric tons in 2010 (excluding the direct use of secondary copper by semi-fabricators).  Current projections for total copper consumption in 2010 are at about 23.4 million metric tons, a number inclusive of refined copper from primary and secondary production and the direct use of secondary copper in the fabrication sector.

Chart 3: Global refined copper consumption, 1959-2009 (excluding direct use of secondary copper)

Source: Brook Hunt
Y axis is shown in (000) metric tons

Chart 4: Global copper production by semi-fabricated product type, including production from the direct use of secondary copper

Source: Brook Hunt

Copper demand also continues to be influenced by China’s increased presence in the copper fabrication industry.  China’s share of global copper consumption increased from 3.7% in 1976 to approximately 38% in 2009.  China’s share of global copper consumption is projected to increase to approximately 55% in 2025.

World Copper Production and Consumption 2000–2009 (in metric tons)

The following table sets forth a summary of world copper production and consumption from 2000 to 2009:

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009

Electro-Refined Copper Production	12552	13118	12733	12601	13277	13953	14548	15048	15227	15007
SX/EW Production	2291	2538	2619	2676	2658	2644	2754	2992	3110	3330
Refined Copper Production(1)	14844	15656	15352	15277	15935	16597	17302	18040	18336	18337

Western Europe Consumption	4040	3925	3739	3716	3797	3562	3910	3648	3419	2756
Americas Consumption	3281	2859	2644	2497	2712	2549	2389	2343	2216	1774
China Consumption	1850	2230	2425	3020	3565	3815	3967	4670	5100	6520
Japan Consumption	1349	1145	1164	1202	1279	1256	1307	1268	1199	876
Other Consumption	4640	4624	4923	5135	5663	5739	5819	5980	6020	5385
Refined Copper Consumption(1)	15160	14783	14895	15570	17015	16920	17392	17909	17955	17312
Refined Metal Balance	-299	857	459	-276	-1065	-356	-51	143	384	1036

(1)	Please note that the figures above may not add up to equal the totals listed due to independent rounding.

The following are some of the notable characteristics of the copper market as illustrated by the table above:

Copper production from 2005 to 2009 averaged a growth rate of 2.5% per annum, with an average production of 17.7 million metric tons of refined metal from SX/EW production and electro-refined copper production.  During this period, the percentage of refined metal production from the relatively newer technology of SX/EW production increased from 16% of global refined copper supply to around 18% of refined copper supply.  The percentage of total refined copper production solely from copper in concentrate has been steadily decreasing in recent years, from approximately 74% in 2005 to 69% in 2009.  Over this period, the use of secondary copper in refined copper production and SX/EW production has grown in size relative to the use of copper in concentrate.

OPERATION OF THE COPPER MARKET

Introduction

The operation of the copper market is fundamentally based on a system with certain assumptions and particulars that are specific to base metals generally and copper specifically.  Copper is bulky relative to precious metals such as gold, silver, platinum and palladium.  In contrast to base metals such as copper, precious metals are more valuable relative to their weight.  For example, gold is traded and delivered in bars of bullion equal to approximately 320 to 400 troy ounces (roughly 9 to 11 kilograms) per bar, which as of the date of this prospectus, is approximately U.S. $500,000 in value.  The value of gold is measured by purity and weight, and people are generally less interested as to where it was refined.  In other words, the marketplace does not assign greater value to a bar of gold because it was refined by Company A instead of Company B, and a bar of gold is worth roughly the same value in London as it would be worth in Singapore.  In contrast to the value of base metals like copper, the value of gold does not take into account the cost of transportation because it is not general market practice regularly to move gold from storage location to location.  The storage of gold is generally centered around the large financial centers of the world.  The cost of transportation is further minimized due to the low relative cost to transport such gold relative to its U.S. dollar value due to its relative size.

In comparison, copper is physically voluminous and hence the cost of freight, insurance and storage is higher relative to its U.S. dollar value per metric ton.  Copper supply generally requires a large effort in transporting concentrate from a mine to a smelter or refinery and transporting the refined product from a refinery to fabricators and consumers.  Copper is used in many different industrial processes, which makes its location relative to consumption demand important, especially given its bulk and the cost of transportation.  Copper supply chains need to be actively managed on a continuous basis because of fluctuating demand in the market.

The source of copper (i.e., mine location and smelters/refineries) is actively tracked by buyers, including fabricators and consumers, and affects buying behavior.  Buyers may require copper from very specific sources because both the physical shape and chemical composition must match the setup of their respective production facilities or fabrication needs.

The Global Copper Market

The global market in copper consists of trading within the physical market and financial trading through either the OTC market or the exchange-traded futures and options market.  Each of these is described below in further detail.

The Physical Copper Market

Copper, like any other good or merchandise, is traded between producers (such as mining companies and refiners) and consumers (such as fabricators and manufacturers).  Mining companies sell their present or future production to refiners and smelters that transform the metal into shapes or alloys, so that fabricators and manufacturers can then transform these into different end-use products.  Depending on the timing of physical delivery, the price of copper is usually a function of the cash price (specifically, the settlement price) for the present day or the relevant forward price for future days.  The settlement price is the price utilized in a trade for physical delivery of copper assuming that delivery occurs two business days after the price is agreed upon, while a forward price is employed when the delivery will take place at a specific time in the future.  The LME provides the global benchmark prices for the settlement price and forward prices of Grade A Copper.  The LME settlement price and 3-month forward price of Grade A Copper are the most widely used benchmarks for daily prices of physical copper held in bonded, customs and duties free zones and traded in the international physical copper market, and are published by various financial information sources.  Unless otherwise specified, for purposes of this Prospectus, “copper” always refers to Grade A Copper and the “settlement price” or “LME settlement price” of copper always refers to the official cash sellers price per metric ton in U.S. dollars of Grade A Copper as quoted on the LME for a particular Business Day.

In addition to the settlement price or forward prices, in order to obtain copper of a specific brand and location, consumers are prepared to pay an additional locational premium.  As discussed further in “—Locational Premia for Copper” below, these locational premia are based on various supply and demand factors, for example, freight rates, time to transport and relative pricing power of the producers versus consumers, which in turn is reflective of available sources of copper.  A location that is low in supply and high in demand will generally carry a higher locational premium than a location where supply is high and demand is low.  Supply contracts between physical market participants are generally annual contracts whereby the locational premium is fixed for the period of the contract while the spot or forward price is floating and only fixed at the point of delivery.  This ensures that the physical aspects of the contract are fixed in order to provide both producers and consumers certainty but continues to leave both parties exposed to price risk.  This price risk is managed independently by both producers and consumers through positions either on futures exchanges or in OTC markets.

According to the Valuation Agent, on [•], 2010, average locational premia in the physical copper market ranged from approximately $[•] to $[•] over a LME settlement price of $[•].

Similarly, copper held by the Trust in each warehouse location may trade at a locational premium relative to the LME settlement price.  This locational premium is independently determined by the Valuation Agent in accordance with the procedures set forth in “Description of the Trust—Reporting and Valuation.”

The Role of Futures Exchanges

The role of a commodity futures exchange is to facilitate and make transparent the process of determining commodity prices.  A majority of copper trading occurs on three commodity exchanges: the LME, COMEX and the Shanghai Futures Exchange (“SHFE”).  Futures prices are settled by bid and offer, reflecting the market’s perception of supply and demand of a commodity on a particular day.  On the LME, copper is traded in 25 metric ton lots and quoted in U.S. dollars per metric ton.  On COMEX, copper is traded in lots of 25,000 pounds and quoted in U.S. cents per pound.  On the SHFE, copper is traded in lots of five metric tons and quoted in Chinese renminbi per metric ton.  At present, Chinese regulations stipulate that only companies or organizations organized and registered in China or Chinese citizens are allowed to participate in trading on the SHFE, which is regulated by the Chinese Securities Regulatory Commission.

Exchanges provide for the trading of futures and options contracts.  These allow producers and consumers to fix a price in the future, thus providing such consumers a hedge against price variations.  Producers and consumers often seek to mitigate their price risk through the taking of long or short positions on the futures exchange.  The participation of investors, who are ready to buy the risk of price variation in exchange for potential monetary reward, increases liquidity in the market.  A futures or options contract defines the quality of the product, the size of the lot, delivery dates and other aspects related to the trading process.  Contracts are unique for each exchange.  The existence of futures contracts also allows producers and their clients to agree on different price settling arrangements to accommodate different interests.

Over-the-Counter Contracts

OTC contracts are principal-to-principal agreements traded and negotiated privately between two principal parties, without going through an exchange or intermediary.  Unlike exchange contracts, OTC contracts can be customized to the counterparty’s individual exposures (e.g., through changes to the standardized contract terms in areas such as settlement dates, settlement process, strike, spot or averaging settlement calculations, underlying currency exposures and contract size).  The OTC derivatives market remains relatively unregulated with respect to public disclosure of information by the parties.  However, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, passed in the United States on July 21, 2010, will impose mandatory clearing, exchange-trading, margin and disclosure requirements on many derivatives transactions for certain participants in the U.S. market, including formerly unregulated OTC derivatives.  The details of these requirements and the parameters of these categories remain to be clarified through rulemaking and interpretations by the CFTC, the SEC, the Federal Reserve and other regulators in a regulatory implementation process which is expected to take a year or more to complete.

OTC contracts can also be structured similarly to exchange contracts such that they are “look-alikes” to underlying exchange contracts.  In other words, OTC contracts can contain the same economic terms as exchange contracts, although they are not registered with an exchange and are settled bilaterally between the parties to the contract.  At present, a central clearing counterparty does not stand between OTC counterparties for the purpose of insulating counterparties from default losses. Other registered LME contracts, between broker-dealers that are not both LCH.Clearnet members, are still considered exchange contracts but are not centrally cleared.  The underlying price risk of OTC contracts is determined bilaterally, between a dealer or a market maker, acting as a counterparty, and another trading counterparty, which may be a consumer, producer or another dealer.  Such OTC transactions can be documented using negotiated terms and references that suit the parties to the contract. This can be the same terms and references of exchange contracts (the “terms of business”) or documentation provided by the International Swaps and Derivatives Association, Inc.

The London Metal Exchange

The most significant copper futures exchange is the LME.  The LME was founded to trade copper in 1877 and later added the trading of additional metals.  The LME is a principal-to-principal market where only eligible organizations or “members” are able to participate directly in trading. Through its members, the LME offers its clients, who represent all aspects of the physical industry, the opportunity to “hedge” their price risk and therefore gain protection from future adverse price movements.  Within the membership structure, there are a number of categories of membership, and each category provides for a different level of activity.  For example, the trading and clearing members can provide their clients with access to the market, its risk management tools and the LME’s delivery mechanism.

Trading between members takes place across three trading platforms: through open-outcry trading in the “Ring”, through an inter-office telephone market and through “LME Select” and the LME’s electronic trading platform.  As the LME is a member-owned organization, membership is open to all companies that meet the relevant criteria and these are described in the LME’s rules and regulations.  Membership categories are broadly divided between broker members and trade members.

Category 1 members are “Ring Dealing Members,” currently constituting 12 entities, which are entitled to trade in the Ring and on LME Select. They may operate a 24-hour market by trading the inter-office telephone market. All Ring Dealing Members are also members of LCH.Clearnet and hence entitled to clear all transactions with other LCH.Clearnet members through the independent clearing house.  The 12 ring-dealing and clearing members of the LME are: Amalgamated Metal Trading Limited, Barclays Capital, ED & F Man Commodity Advisers Limited, J.P. Morgan Securities Ltd., MAREX Financial Limited, Metdist Trading Ltd, MF Global UK Limited, Natixis Commodity Markets Limited, Newedge Group (UK Branch), Société Générale, Sucden Financial Limited, and Triland Metals Ltd.

Category 2 members are “Associate Broker Clearing Members,” currently constituting 26 entities, which have all the trading rights of the Ring Dealing Members, except that they may not trade in the Ring.  As members of LCH.Clearnet, they also have the capacity to clear all transactions with other LCH.Clearnet members through the independent clearing house.

Category 3 members are “Associate Trade Clearing Members,” currently constituting 2 entities, which cannot issue client contracts or trade in the Ring.  They are typically industrial users of the market who are able to clear their own transactions through LCH.Clearnet.

Category 4 members are “Associate Broker Members,” currently constituting 7 entities, which can issue exchange contracts but are not members of LCH.Clearnet and hence not make use of the clearing services.  They may not trade in the Ring, nor directly on LME Select, and instead operate though the 24 hour inter-office telephone market.

Category 5 members, “Associate Trade Members,” have no trading rights on the LME except as clients.  Associate Trade Members are typically industrial and financial companies with an interest in the base metals market.

The LME provides a transparent forum for the trading of exchange contracts.  As a result of this daily trading, prices are “discovered” and published by the LME.  The prices are then used by the international physical industry as the basis of price negotiations for the physical purchase, or sale, of base metals.  As discussed above, the LME provides the global benchmark price in publishing the settlement price and 3-month forward price of Grade A Copper.  Price discovery (i.e., the process of establishing official prices), as well as a significant portion of the trading volume on the LME, is conducted during regular London trading hours by open-outcry among the 12 Ring Dealing Members in the Ring, a circular area in which the LME Ring Dealing Members transact.

Open outcry is the oldest and most popular way of trading on the LME and consists of a morning session and an afternoon session, in which each of the differing metal contracts traded on the LME are traded in five-minute ring sessions for each contract, and after a five-minute interval break, the process is repeated.  The second ring session in the morning session is integral to setting the cash buyers price, the cash sellers price (i.e., the settlement price) and 3-month forward price for Grade A Copper.  At the end of this ring session, the LME determines official prices for these contracts from the last bid and offer prices, before the bell is sounded to signal session’s end.  Ring prices are disseminated around the world in real time.

The LME is required by statute to ensure that business on its markets are conducted in an orderly and transparent manner, providing proper protection to investors and those looking to manage risk. Regulation of the market is largely carried out by the LME, while the Financial Services Authority (“FSA”), the regulator of the financial services industry in the UK, is responsible for regulating the financial soundness and conduct of LME members’ business.  The FSA was given rule-making, enforcement, and regulatory powers by the Financial Services and Markets Act 2000 (the “FSM Act”).  The FSA was granted this authority to fulfill four statutory objectives: (1) market confidence, (2) financial stability, (3) consumer protection, and (4) reduction of financial crime. The LME is approved as a Recognised Investment Exchange, and, in conformance with British and other international regulatory requirements, the LME offers, through price, volume transparency and audit trails, a forum for the trade of base metals, including providing rules for arbitration proceedings.  LME members also operate in a strict regulatory environment overseen by the FSA.

The LME and its members are also subject to regulatory controls and input from various UK government bodies and offices, as well as directives from the EU Commission.  In international trading, rules applied by overseas regulatory bodies, such as the CFTC, are also taken into account.

LME Warrants

All contracts registered with the LME are executed on the basis of physical settlement by delivery.  In order to effectuate such physical delivery, delivery against LME futures contracts is in the form of LME Warrants.  “LME Warrants” are bearer documents of title evidencing the right of the holder to possession of a specified lot of metal at a specified LME warehouse location.  It is the choice of the seller of the LME contract as to which LME Warrant it chooses to deliver to the buyer of the LME contract.  The LME Warrants are tradable in their own right in the OTC market.  The holder of each LME Warrant bears the rental payments for storage of the underlying copper in a LME-approved warehouse location, as well as the risk of any changes to the value of the LME Warrant due to the physical variance of the underlying copper and any changes in the locational premium or rent.  See “—Physical Variance of Copper” and “—Locational Premia for Copper” below.  The system for recording all pertinent information surrounding LME Warrants is called LME Sword and is controlled by the LME as part of its custody and clearing operations.  The LME publishes, as a matter of public record (in the form of daily stock reports), the number and tonnage associated with all LME Warrants in existence (including cancelled LME Warrants for which copper has yet to be delivered out of the relevant LME warehouse), as well as relevant other information, such as holding reports.  The LME has become a primary source of information reflecting the physical demand and supply of a specific metal such as copper.  This is because of the perception that it is a “market of last resort” for participants to sell excess stock in times of oversupply, or as a source of material in times of extreme shortage.

Physical Variance of Copper

The LME trades, promotes and maintains the refining standards of Grade A Copper, a commonly accepted standardized form of copper cathode, meaning that copper currently must conform to the standard BS EN 1978:1998 (Cu-CATH-1).  This standard specifies the allowed source, shape and chemical composition of the cathode.  Most copper cathodes are 99.95% to 99.99% pure copper.  The chemical composition, and impurities, in the cathode depend largely on the source of the copper and whether the metal has been processed from copper sulfide ore or copper oxide ore (copper oxides having a smaller number of residual chemical elements in the cathode).

As discussed further below, all copper delivered to the LME that underlies a LME Warrant must be of an acceptable weight (each LME Warrant represents one lot of copper), Acceptable Delivery Brand (as defined below) and acceptable chemical composition (i.e., Grade A Copper) and must be stored in a LME-approved warehouse.

Each cathode varies in size and weight, depending on the refining process.  Cathodes are aggregated into “lots” of 25 metric tons each, which is the standard weight of the physical metal underlying each LME futures contract traded through the LME clearing system and futures market.  Each futures contract on the LME provides for the delivery of one lot of copper (i.e., 25 metric tons), and upon the settlement of a LME futures contract, a person can satisfy the futures contract’s physical delivery requirement with the delivery of one LME Warrant representing one lot of copper.  Because all physical substances vary in weight, the LME Rules and Regulations (the “LME Rules”) provide for a tolerance of plus or minus 2% in the weight of a lot of copper as represented by a LME Warrant.

Similarly, the physical copper market also trades most copper based on a 25 metric ton lot and has also adopted the standard tolerance of plus or minus 2% in the weight of a lot of copper as set by the LME rules.  In practice, this means that one lot of copper in the physical market generally uses the same tolerances levels applied by the LME of plus or minus 2% in weight.  Therefore, any transaction in physical copper, including a transaction by the Trust, will need to account for this physical tolerance.  See “Description of the Trust—Daily Operations of the Trust—Holding and Transferring Copper in Whole Lots and Fractional Lots.”

Acceptable Delivery Brands and Good Delivery Standards

Each lot of physical copper has a specific brand that is specific to one refiner.  A lot of copper always has a single brand, and there is no commingling of brands within an individual lot.

The LME oversees the registration process for each refinery seeking to register its brand of copper as an acceptable delivery brand for LME registered transactions.  Copper cannot be used to issue

LME Warrants unless the source refinery has had its brand registered with the LME (an “Acceptable Delivery Brand”).  Currently, there are 78 brands that are Acceptable Delivery Brands.  Some refineries have more than one smelting and refining process, so a refinery may register more than one brand, reflecting, among other factors, the different chemical composition, size, origins and bundling of the copper cathodes.  The country with the largest number of Acceptable Delivery Brands is Chile, which has 22 Acceptable Delivery Brands, followed by Japan, which has nine Acceptable Delivery Brands.

The LME has the ability to deregister brands from time to time.  This decision is generally made by the LME, on the recommendation of the LME’s Copper Committee, when an Acceptable Delivery Brand ceases to have a proper tradable market, for example upon a merger of the refiner causing the brand to be subsumed into the surviving entity’s product line, upon closure of the refinery or specific mining source or due to other commercial reasons.  An Acceptable Delivery Brand may be deregistered after the issuance of a notice to LME members and other market participants indicating that (i) no further deliveries of such brand would be accepted for LME warranting as of a stated effective date and (ii) once the stocks of such brand in the LME system are exhausted, the brand would be delisted and such copper would no longer constitute good delivery against LME Grade A Copper contracts. The LME attempts to make this process occur in an orderly fashion with sufficient notice to the market.

Acceptable Delivery Brands, deregistered brands and unregistered brands of copper are traded actively in the physical copper market.  If a deregistered or unregistered brand has a relationship to an Acceptable Delivery Brand (e.g., a brand is deregistered and phased out due to the merger of the refiner, whose copper product is now registered under a different Acceptable Delivery Brand) it is generally traded in the physical copper market at a slight discount to the LME price.  Generally, copper that is not of an Acceptable Delivery Brand is worth less than copper that is of an Acceptable Delivery Brand because of the perceived lower liquidity associated with that brand of metal.

The Trust will only accept copper of an Acceptable Delivery Brand in connection with the creation of shares.  See “Description of the Trust.”

Warehousing of Copper

The warehousing of copper can generally be divided into two primary systems: the LME-approved warehousing system (i.e., for LME Warrants) and the warehousing of copper for the physical market (i.e., any copper delivered outside of systems or exchanges like the LME).

Copper represented by a LME Warrant may only be stored in LME-approved warehouse.  Each LME-approved warehouse must comply with the LME Rules related to road, rail and water access to the specific warehouse.  LME-approved warehouses are required to be in bonded, customs and duties free zones within a jurisdiction and the LME Rules set certain requirements, such as mandatory inspections carried out by the LME, to ensure that LME registered metal is accepted, processed and stored in accordance with the LME Rules.  The LME restricts the fees a warehouse can charge for the delivery in or out of a LME-approved warehouse of LME registered metal.  Additionally, the LME sets a maximum daily rent charge (per metric ton) and the rental payment schedule for LME registered metal stored in a LME-approved warehouse.  Current warehouse rental rates range from 34 to 36 cents per metric ton per day, with annual payment due on the 31st of March of year.  As a result of, LME Warrants generally trade in between these payment dates, inclusive of accrued rent.  Warehouse rental changes are typically revised annually, generally in April and May of each calendar year.

In contrast to the LME-approved warehousing system, warehousing in the physical copper market is not subject to regulations like the LME rules, although it has developed links, locations and standard practices similar to those used by LME-approved warehouses.  These warehouses can be established in bonded, customs and duties free zones within a country (similar to LME-approved warehouses), or alternatively located in jurisdictions that are subject to customs and duties charges in the movement of metal.  Rental rates for the storage of non-LME registered copper are agreed upon on a bilateral basis between the warehouse-keeper and the contracting party.

A LME-approved warehouse can reside within the same location as a non-LME-approved warehouse.  In addition, LME-approved warehouses may hold copper that is not registered with the LME (i.e., not underlying the issuance of a LME Warrant).  Such metal is not subject to LME supervision or the LME Rules.  Copper held by the Trust can be stored by the Warehouse-keeper in both LME-approved and non-LME-approved warehouses.  All warehouse locations for the Trust will be in bonded, customs and duties free zone.  For the avoidance of doubt, the Trust will only hold physical copper, not LME Warrants.

Locational Premia for Copper

Copper is bulky relative to precious metals, such as gold, silver, platinum and palladium.  Copper is also used in many different industrial processes, which makes its location relative to the place of consumption important, especially given its bulk relative to its monetary value.  The settlement price of copper determined on the LME is based on a theoretical “cheapest-to-deliver” lot of copper in the LME system given that determining which copper will be delivered is the right of the seller.  In other words, the settlement price is determined by the ring dealers relative to a theoretical “cheapest-to-deliver” lot because each transaction only requires the delivery of a LME Warrant representing a lot of copper in any LME-approved warehouse.  By virtue of market forces, any LME dealer required to deliver copper will always, if possible, deliver the LME Warrant representing the lot of copper that is the cheapest for it to deliver in its particular circumstances, thus reducing its transaction costs.

LME Warrants in the OTC market (i.e., not through the settlement of LME registered transactions) may trade at a different price than the settlement price.  Depending on the location and the brand associated with a particular LME Warrant, these premia differ in amount, reflecting the supply and demand dynamics of the specific locations and brands of copper underlying each LME Warrant.

Within the physical copper market, there is a similar dynamic, resulting in copper trading at a locational premium (or discount) to the settlement price, depending on the grade, brand and location of the copper and the terms of delivery (which are often based on the International Commercial Terms, an internationally recognized standard used in contracts for the sale of goods).  All other pricing variables being equal (e.g., if copper is consistently the same grade (e.g., Grade A Copper), the same brand (e.g., an Acceptable Delivery Brand) and delivered under the same International Commercial Terms (e.g., same in-warehouse insurance, transportation and/or delivery costs paid, as well as similar pre-entry customs, duties and taxes)), differences in locational premia can reflect various supply and demand factors, such as the relative pricing power of the producers versus the consumers.  Currently, warehouse locations in Asia, such as Singapore, Malaysia and South Korea, due to their proximity to China, carry the highest locational premia over the LME settlement price.  Fundamentally, copper that is stored in a location that is low in supply and high in demand will carry a higher premium than a location where supply is generally high and demand is low.

The Trust is Not a Regulated Commodity Pool

The Trust will hold only copper and will not trade in copper futures contracts on the LME, COMEX, the SHFE or any other futures exchange.  The Trust will not buy, sell or hold LME Warrants.  Rather, the Trust will take delivery of copper in the form of Grade A Copper.  The Trust will not be regulated by the CFTC under the Commodity Exchange Act as a “commodity pool”, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor.  Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the LME, COMEX, the SHFE or any futures exchange enforce its rules with respect to the Trust’s activities.

DESCRIPTION OF THE TRUST

The Trust invests in Grade A copper in physical form.  All copper owned by the Trust will be of an Acceptable Delivery Brand at the time such copper enters the Trust.  The Trust will store copper in warehouses that are maintained by the Warehouse-keeper.  Initially, the permitted warehouse locations are in Germany (Hamburg), the Netherlands (Antwerp, Rotterdam), Italy (Trieste), Malaysia (Johor), Singapore (Singapore), Spain (Bilbao), South Korea (Busan and Gwangyang), United Arab Emirates (Dubai), the United Kingdom (Hull and Liverpool) and the United States (Baltimore, Chicago and New Orleans).  Although the Trust may hold copper in warehouses in any of these locations (or other locations that may be determined from time to time), the locations at which copper is actually held will depend on (i) the warehouse locations at which Authorized Participants have actually delivered copper to the Trust and (ii) the warehouse locations from which copper is or has been delivered pursuant to the Trust’s redemption procedures.

As discussed in “The Global Copper Market—The Physical Copper Market,” copper at different warehouse locations will trade with different locational premia, based on supply and demand factors (for example, freight rates, insurance costs, time to transport and the relative pricing power of the producers versus consumers).   The Trust’s Selection Protocol, which is described in “—Selection Protocol” below, is designed to ensure that the Trust will always deliver copper first from the warehouse where it holds available copper that has the lowest locational premium at a particular time, which we refer to as the “cheapest-to-deliver location.”  The cheapest-to-deliver location is determined by the Valuation Agent in its sole discretion, using the same procedure applied by the Valuation Agent to determine the locational premium of each warehouse location where the Trust holds copper for purposes of valuing the Trust’s assets.

Daily Operations of the Trust

On each Business Day, after 4:00 p.m. New York City time, the following activities, each of which is described in more detail below, will be taken by or on behalf of the Trust, in the order indicated:

•	First, the Administrative Agent will process any creation orders, in the order that they were submitted in completed form to the Administrative Agent.

•	Second, the Administrative Agent will process any redemption orders, in the order that they were submitted in completed form to the Administrative Agent.

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Third, after giving effect to changes both in the ownership of copper and in the shares of the Trust outstanding due to the processing of creation and redemption orders, the Administrative Agent will calculate the Trust’s net asset value, taking into account any expenses of the Trust accrued up to and including such Business Day.

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Fourth, the Administrative Agent will instruct the Warehouse-keeper to transfer copper to the Sponsor for payment of any accrued unpaid Sponsor’s fee, to the extent that the Administrative Agent determines that the Trust’s procedure for paying the Sponsor’s fee calls for copper to be transferred on such Business Day.

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Fifth, the Administrative Agent will instruct the Warehouse-keeper to transfer copper to the Sponsor for payment of accrued unpaid expenses other than the Sponsor’s fee, to the extent that the Administrative Agent determines that the Trust’s procedure for paying such expenses calls for copper to be transferred on such Business Day.

If it is determined on a given Business Day that the cheapest-to-deliver location has changed, the Administrative Agent will apply the procedures described in “—Change in Cheapest-To-Deliver Location” prior to undertaking any of the foregoing activities on such Business Day.

Creations and Redemptions of Shares

Shares of the Trust are created when an Authorized Participant transfers copper having a weight equal to the Creation Unit Weight to the Trust and the Trust, in return for such copper, delivers a Creation Unit of shares to the Authorized Participant.  Shares of the Trust are redeemed when an Authorized Participant transfers a Creation Unit of shares to the Trust and the Trust, in return for such shares, delivers copper having a weight equal to the Creation Unit Weight to the Authorized Participant.

A Creation Unit of shares is a block of 2,500 shares.  The Creation Unit Weight for a particular day is equal to 25.0 metric tons multiplied by the Creation Unit Ratio in effect for such day.  The Creation Unit Ratio is initially equal to 1.0, but declines gradually over time, reflecting the payment of expenses by the Trust.  As a result, the Creation Unit Weight will decline gradually over time as well.  The Creation Unit Weight and Creation Unit Ratio in effect on any Business Day will have been calculated on the prior Business Day, after the calculation of the Trust’s net asset value on such Business Day.  See “—Reporting and Valuation” below for further explanation of how the Creation Unit Ratio and the Creation Unit Weight are calculated.

All references to the “weight” of copper herein refer to the net weight of copper in metric tons.  This means, with respect to any lot, the weight of the actual copper in the lot and does not include the weight of any bindings, straps, wooden platforms (pallets), or any temporary or permanent storage mechanisms.

Holding and Transferring Copper in Whole Lots and Fractional Lots

In connection with a creation order or a redemption order, an Authorized Participant must transfer to the Trust, or the Trust must transfer to the Authorized Participant, as applicable, copper having an aggregate weight equal to the number of Creation Units being created or redeemed, multiplied by the Creation Unit Weight in effect for such day.  The copper in which the Trust invests normally trades in standardized lots that may weigh from 24.5 metric tons to 25.5 metric tons.  These lots, which we refer to as “whole lots,” will not be physically divisible in connection with the Trust’s activities, and consequently the exact weight of copper required for a creation or a redemption generally cannot be transferred using only whole lots.

Example.  On a particular day, an Authorized Participant submits an order to create two Creation Units of shares.  The Creation Unit Weight for such day is 24.7 metric tons, meaning that the Authorized Participant must transfer 49.4 metric tons of copper to the Trust.  The Authorized Participant owns two whole lots of copper, one of which weighs 25.1 metric tons and one of which weighs 24.9 tons.  If the Authorized Participant were to transfer these two whole lots of copper to the Trust, the aggregate weight transferred would be 50.0 metric tons, or 0.6 metric tons more than the aggregate weight required to be transferred (based on the Creation Unit Weight for such day and the number of Creation Units ordered by the Authorized Participant).

Because of the foregoing, the creation and redemption of shares in the manner contemplated by the Trust requires a means of owning and transferring not only whole lots of copper, but also “fractional lots,” i.e., interests that represent a fractional portion of a whole lot, in order to resolve any overweight amounts or underweight amounts.

The Warehouse-keeper uses a book-entry procedure to record the ownership by the Trust, the Authorized Participants and the Sponsor of specific lots of copper (using the unique identification numbers of such lots), including both whole lots and fractional lots, held in the Warehouse-keeper’s warehouses.  The Warehouse-keeper’s book-entry system uses three different types of accounts, which we refer to as the Trust Account, the Reserve Accounts and the Private Accounts.  An overview of each of these accounts is provided below, and the operation of the accounts in connection with creations and redemptions of Creation Units is described further in “—Creation of Shares” and “—Redemption of Shares” below.

Trust Account

The Trust Account is a book-entry account maintained by the Warehouse-keeper to record all of the copper that is owned by the Trust.  The Trust’s ownership of both whole lots and fractional lots of copper will be recorded in the Trust Account.  Copper that is transferred to the Trust in connection with the creation of a Creation Unit is recorded by the Warehouse-keeper as an addition to the Trust Account, and copper that is transferred from the Trust in connection with a redemption or the payment of expenses is recorded by the Warehouse-keeper as a removal from the Trust Account.

The Trust will be bear all expenses associated with the storage of copper owned by the Trust in the Trust Account, including both whole lots and fractional lots.

Reserve Accounts

Each Authorized Participant will maintain a Reserve Account with the Warehouse-keeper.

A Reserve Account serves two primary purposes.  First, in order to reduce the risk of creation orders failing as a result of an insufficient amount of copper being transferred from an Authorized Participant’s Private Account to the Trust in connection with a creation order, a minimum excess amount of copper is required to be held by each Authorized Participant to satisfy any underweight amounts remaining from a creation order.  This copper is held in the Reserve Account so that it is separately identifiable from the copper owned by an Authorized Participant through its Private Account (as discussed below).  Second, a Reserve Account is used to record any fractional lots of copper that an Authorized Participant may hold as a result of creation or redemption orders being processed.  A fractional lot can be created when the weight of the copper needed to create or redeem a Creation Unit of shares is more or less than the weight of copper delivered.

Prior to entering into an Authorized Participant Agreement with the Trust, each Authorized Participant must deliver initial lots of copper to its Reserve Account having an aggregate weight of at least 25.0 metric tons.  Thereafter, an Authorized Participant must maintain at least 15.0 metric tons of copper in its Reserve Account at all times.

The Reserve Account will also be used to implement certain changes in the ownership of copper by the Authorized Participants and the Trust in connection with a change in the cheapest-to-deliver location, as discussed in “—Change in Cheapest-To-Deliver Location” below.

Although the Administrative Agent has the ability to instruct the Warehouse-keeper to change the ownership of copper in connection with the foregoing activities, all copper recorded in an Authorized Participant’s Reserve Account, at any time, is owned by the Authorized Participant.

An Authorized Participant’s ownership of whole lots of copper and, at any particular time, one fractional lot of copper can be recorded in its Reserve Account.  When an Authorized Participant owns a fractional lot of copper, the Authorized Participant’s portion of such lot is held in its Reserve Account, while the Trust’s portion of the lot is held in the Trust Account.  The Trust is operated with the objective that an Authorized Participant will never have more than one fractional lot in its Reserve Account.

When an Authorized Participant is required to place copper in its Reserve Account, it does so by transferring whole lots of copper from its Private Account.  An Authorized Participant may transfer whole lots of copper, but not fractional lots, from its Reserve Account to its Private Account.

An Authorized Participant will be bear all expenses associated with the storage of copper in its Reserve Account, including both whole lots and any fractional lot.

Private Accounts

Each Authorized Participant is required to maintain a Private Account, as is the Sponsor.  A Private Account serves as the primary route by which lots of copper are accepted into and/or removed from the storage of the Warehouse-keeper.

An Authorized Participant will deliver whole lots of copper from its Private Account to the Trust Account in connection with share creations, and will receive whole lots of copper into its Private Account from the Trust Account in connection with share redemptions.   Any lots of copper delivered to the Trust Account for share creations need to have already been recorded into the books and records maintained by the Warehouse-keeper prior to the share creation order being submitted. An Authorized Participant may remove copper from its Private Account in its discretion, pursuant to the warehouse terms and conditions established by the Warehouse-keeper from time to time.

The Administrative Agent will not have any right to instruct the Warehouse-keeper to transfer copper to or from an Authorized Participant’s Private Account without the explicit authorization of the Authorized Participant.

The Sponsor will maintain a Private Account to facilitate payment of the Sponsor’s fee and the Trust’s other expenses.  See “—Expenses of the Trust” below.

Copper in a Private Account will be owned solely by the holder of the account.  In general, the holder of a Private Account will be responsible for all expenses associated with the storage of the copper that is owned through the Private Account.  However, any expenses associated with the storage of the copper in the Sponsor’s Private Account for the payment of expenses of the Trust (other than the Sponsor’s fee) will also be considered expenses of the Trust.

The copper held in a Private Account is not a public record and in general, only the Warehouse-Keeper and the owner of such Private Account will have a record of the copper owned through the Private Account.

Selection Protocol

The operation of the Trust requires the Administrative Agent to identify specific lots of copper to be used for (i) the reconciliation of creation overweight and creation underweight amounts when issuing Creation Units of shares, (ii) satisfying any redemption orders accepted on any Business Day, (iii) the reconciliation of redemption underweight amounts when redeeming Creation Units of shares, (iv) the calculation and payment of expenses of the Trust and (v) the reallocation of ownership interests in copper, to the extent required in connection with a change in the cheapest-to-deliver location, as described in “—Change in Cheapest-To-Deliver Location” below.  The “Selection Protocol” is the procedure used by the Administrative Agent whenever it needs to select lots for these purposes.

The Selection Protocol is intended to provide a consistent and transparent method of selecting lots, by requiring the Administrative Agent to select lots in the following order:

•	First, lots that are in the cheapest-to-deliver location will be selected first, followed by lots in the next cheapest-to-deliver location, and so on.

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Second, if there are multiple lots in the location specified by the first step, lots in such location will be selected based on the date that they were first delivered to the relevant account, with the earliest delivered lot being selected first.

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Third, if there are multiple lots in the same location that were first delivered to the relevant account on the same date, lots will be selected based on the actual weight of the lot, with the lot having the smallest actual weight being selected first.

De-branded Copper

Any copper that is delivered to the Trust by an Authorized Participant must, at the time of such delivery, be of an Acceptable Delivery Brand.  However, as discussed in “Operation of the Copper Market—Acceptable Delivery Brands and Good Delivery Standards,” the LME has the ability to deregister brands from time to time.  In general, de-branded copper may become less valuable and less liquid over time.  If any copper held by the Trust is de-branded, the Administrative Agent will instruct the Warehouse-keeper to use lots of de-branded copper to satisfy redemptions before using any other lots of copper, even if the de-branded copper is not held in the cheapest-to-deliver location.  If the Trust holds more than one lot of de-branded copper, the specific lots used to satisfy redemptions will be selected from the available de-branded lots in accordance with the Selection Protocol, and any other lots of copper will only be used to satisfy redemptions after all lots of de-branded copper have been delivered out of the Trust.   De-branded copper will be disregarded by the Administrative Agent for any transfers or allocations of copper that do not involve redemptions (such as the reconciliation of overweight or underweight amounts (unless a fractional lot of de-branded copper already exists), the reallocation of copper in connection with a change in the cheapest-to-deliver location, or the payment of expenses, each as discussed below).

If the LME announces that a brand will be de-registered, the Administrative Agent will begin to treat copper of that brand as having been de-branded following the earliest of (x) the date specified in an announcement by the LME to be the date as of which the brand will be de-registered or (y) if the LME has announced that a brand will be de-registered but has not specified a date on which the brand will be de-registered, a date specified by the Sponsor in its discretion, notice of which will have been provided by the Sponsor to the Administrative Agent and the Warehouse-keeper.

Creation of Shares

When an Authorized Participant submits a creation order it must specify, among other things, the specific whole lot(s) in its Private Account to be transferred to the Trust for such creation (using the unique identification number(s) of such lot(s)), as well as the weight of each such lot (calculated to the nearest 0.001 metric ton).  In order to assure that the exact required amount of copper is delivered to the Trust, in connection with any creation order, the Administrative Agent will calculate the amount by which the aggregate actual weight of the whole lots to be transferred by the Authorized Participant exceeds (a “creation overweight”) or falls short of (a “creation underweight”) the aggregate Creation Unit Weight for such creation order, and will instruct the Warehouse-keeper to adjust for such overweight or underweight amount by transferring ownership of copper to or from the Authorized Participant’s Reserve Account, pursuant to the following method:

•
First, the Administrative Agent will instruct the Warehouse-keeper to seek to satisfy, to the extent possible, all or part of the creation overweight or underweight using all or part of an existing fractional lot (i.e., a portion of a specific whole lot in which both the Trust and the Authorized Participant have an existing ownership interest).  In the case of an overweight, the Warehouse-keeper will transfer ownership of all or part of the fractional lot, in an amount up to the overweight amount, from the Trust Account to the Authorized Participant’s Reserve Account.  In the case of an underweight, the Warehouse-keeper will transfer ownership of all or part of the fractional lot, in an amount up to the underweight amount, from the Authorized Participant’s Reserve Account to the Trust Account.

•
Second, if there is any remaining overweight or underweight amount after the first step, the Administrative Agent will, to the extent possible, instruct the Warehouse-keeper to transfer ownership of one or more whole lots, selected in accordance with the Selection Protocol, from the Authorized Participant’s Reserve Account to the Trust Account, or vice versa, to resolve the remaining overweight or underweight amount.  In the case of an overweight, if the remaining overweight amount is larger than the next whole lot owned by the Trust that would be selected in accordance with the Selection Procedure, the Warehouse-keeper will transfer ownership of such lot from the Trust Account to the Authorized Participant’s Reserve Account.  In the case of an underweight, if the remaining underweight amount is larger than the next whole lot owned in the Authorized Participant’s Reserve Account that would be selected in accordance with the Selection Procedure, the Warehouse-keeper will transfer ownership of such lot from the Authorized Participant’s Reserve Account to the Trust Account.  The Administrative Agent will repeat this step until the overweight or underweight amount is less than the weight of the next whole lot that would be selected.

•
Third, once the remaining overweight or underweight amount is less than the weight of the next whole lot that would be selected, the Administrative Agent will (i) select such next whole lot in accordance with the Selection Protocol and (ii) using a book-entry procedure, divide the whole lot into two new fractional lots and transfer one of the fractional lots to the Authorized Participant or the Trust, as applicable.   If the remaining amount in this step represents an overweight, the Warehouse-keeper will select and divide a whole lot that is held by the Trust in the Trust Account and transfer a fractional lot having a weight equal to the remaining overweight amount to the Authorized Participant’s Reserve Account.  If the remaining amount in this step represents an underweight, the Warehouse-keeper will select and divide a whole lot held by the Authorized Participant in its Reserve Account and transfer a fractional lot having a weight equal to the remaining underweight amount to the Trust Account.

Example.  An Authorized Participant holds in its Reserve Account a partial interest in whole lot #ABC.  Lot #ABC has a net weight of 24.5 tons.  The Authorized Participant’s fraction of the lot represents 16.5 metric tons of copper, meaning that the Trust’s fraction of the lot represents 8.0 metric tons of copper.

On a particular day, the Authorized Participant submits an order to create two Creation Units of shares.  The Creation Unit Weight for such day is 24.7 metric tons, meaning that the Authorized Participant must transfer 49.4 metric tons of copper to the Trust.  The Authorized Participant holds two whole lots of copper in its Private Account, one of which weighs 25.1 metric tons and one of which weighs 24.9 metric tons.

In connection with its Creation Unit order, the Authorized Participant will transfer the two whole lots of copper in its Private Account to the Trust.  Because the aggregate weight transferred is 50.0 metric tons, or 0.6 metric tons more than the aggregate weight required to be transferred (based on the Creation Unit Weight for such day and the number of Creation Units ordered by the Authorized Participant), the Administrative Agent will instruct the Warehouse-keeper to transfer 0.6 tons of copper from the Trust to the Authorized Participant.  The Warehouse-keeper effects such transfer by using a book-entry procedure to record that the Authorized Participant’s fractional ownership of lot #ABC in its Reserve Account now represents 17.1 metric tons, while the Trust’s fractional ownership of such lot represents 7.4 metric tons.

For the second and third steps above, any whole lots that an Authorized Participant, in its creation order, indicates should be transferred to the Trust will be treated as having already been processed and transferred to the Trust Account, so that such whole lots could be returned to the Authorized Participant in effectuating the second and third steps above, if those whole lots are selected using the Selection Protocol.  In other words, if whole lots being delivered by the Authorized Participant in a creation order would be selected by the Selection Protocol, those whole lots may be the same lots delivered out.  Generally, this would only occur if the creation overweight exceeded one whole lot.

Creation orders are processed individually on each Business Day after 4:00 p.m., New York City time, in the order that such creation orders were received in satisfactory form by the Administrative Agent.  Creation orders will be processed prior to the processing of redemption orders and prior to the calculation of the Trust’s net asset value and the payment of any accrued expenses on such day.

Further detailed information regarding the process for creating shares is provided in “—Procedures for Creating and Redeeming Shares—Creation Orders” below.

Redemption of Shares

As indicated above, to fulfill a redemption order, the Trust must deliver copper from the Trust Account to the redeeming Authorized Participant having a weight equal to the number of Creation Units submitted by the Authorized Participant for redemption multiplied by the applicable Creation Unit Weight in effect for such day (calculated to the nearest 0.001 metric ton).  To fulfill the delivery requirement, the Administrative Agent will identify, in accordance with the Selection Protocol, specific whole lots to be transferred from the Trust Account to the redeeming Authorized Participant, and will instruct the Warehouse-keeper to transfer such whole lots to the Authorized Participant’s Private Account, until the remaining weight of copper needed to satisfy the redemption order is less than the weight of the next whole lot that would be selected.

The remaining weight, by which the aggregate weight of the transferred whole lots (calculated to the nearest 0.001 metric ton) falls short of the aggregate weight of the copper required to be transferred from the Trust to the Authorized Participant, is the “redemption underweight” amount.  The Administrative Agent will instruct the Warehouse-keeper to adjust for the underweight amount by transferring ownership of copper recorded in the Trust Account to the Authorized Participant’s Reserve Account, in the following manner:

•
First, the Administrative Agent will instruct the Warehouse-keeper to seek to satisfy all or part of the redemption underweight using all or part of an existing fractional lot (i.e., a portion of a specific whole lot in which both the Trust and the relevant Authorized Participant have an existing ownership interest).  The Warehouse-keeper will transfer all or part such fractional lot, in an amount up to the underweight amount, from the Trust Account to the Authorized Participant’s Reserve Account.

•
Second, if there is any remaining underweight amount following the first step, the Administrative Agent will (i) select the next available whole lot in the Trust Account, in accordance with the Selection Protocol, and (ii) using a book-entry procedure, divide the whole lot into two new fractional lots and transfer ownership of one of the fractional lots having a weight equal to the underweight amount from the Trust Account to the Authorized Participant’s Reserve Account.

Example.  An Authorized Participant holds in its Reserve Account a partial interest in whole lot #ABC.  Lot #ABC has a net weight of 24.5 tons.  The Authorized Participant’s fraction of the lot represents 17.1 metric tons of copper, meaning that the Trust’s fraction of the lot represents 7.4 metric tons of copper.

On a particular day, the Authorized Participant submits an order to redeem two Creation Units of shares.  The Creation Unit Weight for such day is 24.7 metric tons, meaning that the Trust must transfer 49.4 metric tons of copper to the Authorized Participant.  The next two whole lots of copper that would be selected (using the Selection Protocol) by the Administrative Agent to fulfill the redemption order are, respectively, Lot #JKL, which weighs 25.1 metric tons, and Lot #XYZ, which weights 24.9 metric tons.

To fulfill the Authorized Participant’s order for redemption of the two Creation Units of shares, the Administrative Agent first will instruct the Warehouse-keeper to select the next available whole lot in the Trust Account, which is Lot #JKL, and transfer the whole lot from the Trust Account to the Authorized Participant’s Private Account.  The aggregate weight thereby transferred is 25.1 metric tons, which is 24.3 metric tons less than the aggregate weight of 49.4 metric tons that is required to be transferred.

Next, the Administrative Agent will instruct the Warehouse-keeper to transfer the Trust’s portion of Lot #ABC from the Trust Account to the Authorized Participant’s Reserve Account.  The aggregate weight that has been transferred is now 32.5 metric tons (25.1 metric tons for Lot #JKL plus 7.4 metric tons for Lot #ABC), which is 16.9 metric tons less than the aggregate weight of 49.4 metric tons that is required to be transferred.

Finally, the Administrative Agent will instruct the Warehouse-keeper to (i) select the next available whole lot in the Trust Account, which is Lot #XYZ, (ii) divide Lot #XYZ into two new fractional lots weighing 16.9 metric tons and 8.0 metric tons, respectively, and (iii) transfer the fractional lot weighing 16.9 metric tons to the Authorized Participant’s Reserve Account.  The aggregate weight that has been transferred is now 49.4 metric tons (25.1 metric tons for Lot #JKL, plus 7.4 metric tons for Lot #ABC, plus 16.9 metric tons for Lot #XYZ), which is the weight required to be transferred from the Trust to the Authorized Participant to fulfill the redemption order for two Creation Units of shares.

When copper is redeemed in the foregoing manner, the amount of copper received by the Authorized Participant will equal a pro rata share based on weight of the Trust’s aggregate copper holdings immediately prior to the processing of redemptions.  However, because the copper held by the

Trust in different locations may vary in value based on the applicable locational premium, the value of the copper received by the Authorized Participant will depend on the location of the specific whole or fractional lot(s) of copper that were transferred to the Authorized Participant.

Redemption orders are processed on each Business Day after 4:00 p.m., in the order that such redemption orders were received in satisfactory form by the Administrative Agent.  Redemption orders will be processed individually following the processing of all creation orders on such day but prior to the calculation of the Trust’s net asset value and the payment of any accrued expenses on such day.

Further detailed information regarding the process for redeeming shares is provided in “—Procedures for Creating and Redeeming Shares—Redemption Orders” below.

Expenses of the Trust

The Trust’s expenses will be divided into two categories:  (i) the Sponsor’s fee and (ii) expenses other than the Sponsor’s fee, which we refer to as “Other Expenses.”

The Sponsor’s fee will accrue daily at an annualized rate equal to [●]% of the Trust’s net asset value.  The Sponsor has agreed to pay, on behalf of the Trust, the periodic fees charged by the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper, and the Trust’s audit fees.  The Sponsor will also pay the expenses relating to the Trust’s organization and the initial sale of the shares, including legal expenses and initial SEC registration fees.  The Sponsor, from time to time in its discretion, may temporarily waive all or a portion of the Sponsor’s fee for a stated period of time.  Presently, the Sponsor does not intend to waive any of its fee.  The Sponsor’s fee is subject to change from time to time upon 60 days’ prior notice to Administrative Agent, without the consent of any shareholder.  The Administrative Agent will post a notice of the revised Sponsor’s fee to the Trust’s website at least 45 days prior to such change taking effect.

The Trust’s Other Expenses comprise all expenses of the Trust other than those specified above, including expenses incurred directly by and reimbursable to the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper for their respective services to the Trust, legal fees relating to the ongoing operations of the Trust, [exchange] listing fees, SEC registration fees (other than such fees in connection with the initial registration of shares), and expenses relating to preparation and distribution of reports and notices to shareholders, including printing and mailing costs.  The Trust will also bear any extraordinary expenses.  From time to time the Trust may also bear certain expenses relating to the storage of copper the Sponsor’s Private Account that is to be liquidated for the payment of Trust’s expenses, as discussed further below.

The Sponsor may incur Other Expenses on behalf of the Trust and/or pay any Other Expense incurred by the Trust.  The Sponsor will be entitled to reimbursement for such Other Expenses in the same manner and to the same extent as any other person.

Calculation and Payment of Expenses

The Administrative Agent calculates the Trust’s accrued unpaid expenses on each Business Day, after the processing of creation orders and redemption orders.  As of any Business Day, the amount of the accrued unpaid Sponsor’s fee or the accrued unpaid Other Expenses of the Trust, as applicable, prior to any payment thereof on such Business Day, will be equal to the amount of such expenses accrued since the previous payment date for such expenses, inclusive of any expenses incurred on such Business Day, plus any carried over unpaid amounts from the previous payment date.

The Trust will hold only copper.  In order to pay the Sponsor’s fee, from time to time the Administrative Agent will instruct the Warehouse-keeper to transfer whole lots of copper from the Trust Account to the Sponsor’s Private Account, and the amount of any accrued unpaid Sponsor’s fee will be reduced by an amount equal to the value of such copper as of the date of transfer (as determined by the Valuation Agent in accordance with the Trust’s valuation process).  To pay accrued unpaid Other Expenses, from time to time the Administrative Agent will cause the Trust to transfer whole lots of copper to the Sponsor’s Private Account, and such copper will be sold and the proceeds applied toward payment of such accrued unpaid Other Expenses.

On each Business Day, the Administrative Agent will calculate the accrued unpaid Sponsor’s fee and the Trust’s accrued unpaid Other Expenses separately, with the Sponsor’s fee being calculated first.  Following its calculation of the accrued unpaid expenses in each category, the Administrative Agent will process the expenses in each category.  Each category of expenses will be processed separately, with the Sponsor’s fee being processed first, to determine whether the expenses in the category will be paid on such Business Day, in the following manner:

•	First, the Administrative Agent will identify, in accordance with the Selection Protocol, the specific whole lot of copper owned by the Trust that is the next whole lot available for transfer.

•	Second, the Administrative Agent will determine whether the accrued unpaid expenses in the applicable category exceed the value in U.S. dollars of such identified whole lot.

•
Third, if the accrued unpaid expenses in the applicable category exceed the value of the identified whole lot, the Administrative Agent will direct the Warehouse-keeper to transfer such whole lot to the Sponsor’s Private Account.

•
Fourth, the Administrative Agent will repeat the first three steps to select one or more additional whole lots of copper until the remaining accrued unpaid expenses in the applicable category are less than the value of the next whole lot that would be selected.

The Sponsor’s fee will be paid to the Sponsor through the transfer of whole lots of copper to the Sponsor’s Private Account using the process described above.  Any accrued Sponsor’s fee that remains unpaid following any such transfer on any Business Day will be carried forward to the next Business Day as an accrued unpaid expense of the Trust.  The Sponsor may sell for its own account the copper transferred to it in payment of the Sponsor’s fee, and such amount may be more or less than the value at which such copper was transferred to the Sponsor.

In order to realize cash to pay Other Expenses, the Administrative Agent will nominate a broker to assist with the sale of any whole lots of copper that, pursuant to the process described above, have been transferred to the Sponsor’s Private Account.  The broker will be instructed to seek “best execution” for any sale, and may consider, among other things, current market conditions, the liquidity in the market, the amount of copper to be sold, the terms of the available bids, and other factors that the broker considers appropriate.

If the amount of cash realized upon the sale of copper for the payment of Other Expenses exceeds the accrued unpaid amount of such expenses, the excess may be paid to the Sponsor as payment for any accrued unpaid amount of the Sponsor’s fee, or applied toward any future Sponsor’s fee that has not yet accrued.  Any accrued Other Expenses that remain unpaid on any Business Day will be carried forward to the next Business Day as accrued unpaid expenses of the Trust.

For all determinations relating to the calculation of the Trust’s expenses, copper will be valued in accordance with the Trust’s valuation process.  Any determinations made by the Administrative Agent as to the amount of expenses on any Business Day will be conclusive and, absent manifest error, no revision or correction in any computation will be made.  None of the Administrative Agent, the Sponsor or any broker will be liable for any for any losses due to a decline in the value of the Trust’s copper prior to the sale of such copper for the payment of expenses.

See “United States Federal Income Tax Consequences—Tax Consequences to U.S. Holders” for information on the tax treatment of copper sales.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the transfers and sales of the Trust’s copper discussed on the Creation Unit Ratio and hence the value of the assets represented by a share of the Trust over three years.  It assumes that the only dispositions of copper will be those deliveries needed to pay expenses (i.e., the Sponsor’s fee and Other Expenses) and that the price of copper and the number of shares of the Trust outstanding remain constant during the three-year period.  It also assumes that all the Trust’s copper is held in the [  ] warehouse location and that the Trust’s and that the locational premium for such location is [  ].

Year
		1			2			3
Hypothetical copper price per metric ton	$	[•	]	$	[•	]	$	[•	]
Sponsor’s Fee		[•	]%		[•	]%		[•	]%
Shares of Trust, beginning		[•	]		[•	]		[•	]
Metric tons of copper in Trust, beginning		[•	]		[•	]		[•	]
Beginning net asset value of the Trust	$	[•	]	$	[•	]	$	[•	]
Metric tons of copper to be delivered to cover the Sponsor’s fee		[•	]		[•	]		[•	]
Metric tons of copper to be delivered to cover Other Expenses
Metric tons of copper in Trust, ending		[•	]		[•	]		[•	]
Ending net asset value of the Trust	$	[•	]	$	[•	]	$	[•	]
Ending NAV per share	$	[•	]	$	[•	]	$	[•	]

Reporting and Valuation

Reporting On the Trust’s Website

On each Business Day, the Administrative Agent will make available on the Trust’s website the following information:

•	the number of outstanding shares of the Trust as of the beginning of the Business Day;
•	the Trust’s net asset value;
•	the NAV per share;
•	the LME settlement price for copper (determined at approximately 12:35p.m. London time on each day that the LME is open for trading);
•
the locational premium for each location where the Trust is permitted to hold copper, as calculated by the Valuation Agent, quoted both in U.S. dollars and as a percentage premium over the LME settlement price;

•	the price per metric ton of copper in each location where the Trust is permitted to hold copper;
•	the aggregate weight in metric tons of all copper owned by the Trust;
•	the aggregate weight in metric tons of the copper owned by the Trust in each warehouse location;
•	the gross value of the copper owned by the Trust in each warehouse location;
•	the Creation Unit Ratio;
•	the Creation Unit Weight;
•	the Liquidation IIV; and
•	the First-Out IIV.

The Administrative Agent will also make available on the Trust’s website a downloadable spreadsheet with the following information regarding the each specific lot of copper owned by the Trust as of the beginning of such Business Day:

•	the unique identification number of the lot;
•	the warehouse location in which the lot is held;
•	the brand of the lot and, if the copper is not of an Acceptable Delivery Brand, an indication that lot consists of de-branded copper;
•	the weight in metric tons of the lot; and
•	the date on which the lot was delivered to the Trust.

Valuation Agent’s Valuation Process

The Valuation Agent is responsible for calculating the locational premia used to calculate the Trust’s net asset value and make other determinations for the Trust.  The locational premium for a Business Day is calculated as an amount expressed in U.S. dollars for a warehouse location that is equal to the average price of copper in such location minus the LME settlement price of copper on such Business Day.  Although the average price of copper in a warehouse location is generally expected to be greater than the LME settlement price, it is possible for the LME settlement price to be less than the average price of copper in a warehouse location, which would result in a negative locational premium.

The Valuation Agent calculates the average price of copper in a location through a combination of (i) a weighted calculation (based on tonnage) of actual transactions and (ii) the indicative prices of market makers.  Data is collected primarily by phone, but also by email and by direct submission.  The Valuation Agent records details regarding its contacts for reference and internal audit purposes.

When the Valuation Agent collects transaction information to be used in calculating locational premia, the Valuation Agent generally requests full details regarding transactions, including price, material specifications, transaction size, delivery point and terms, payment details and other factors, all of which may inform the Valuation Agent’s assessment of the value of the underlying transaction.  If a particular transaction involves a significantly higher or lower price than other comparable transactions, the Valuation Agent may request proof of the transaction price, and if such information is not provided, the price may be excluded from the assessment.  Where possible, the Valuation Agent will seek to confirm details with the parties on both sides of a transaction.

The tonnage weighting of copper for indicative prices is set at the equivalent of 10 lots, or approximately 250 metric tons of copper.

In calculating the locational premia, the Valuation Agent will determine in its discretion the relative weights that it gives to actual transactions vs. indicative prices.  The Valuation Agent may vary the relative weights of the components based on the level of physical activity on a particular Business Day as well as other factors.  There is no preset maximum or minimum weight for either component.  The use of both actual transaction information and indicative pricing information is intended to allow continuity of pricing and up-to-date market quotes when physical activity falls.

In conducting its valuation process, the Valuation Agent generally aims to speak to as many market participants as possible, from both sides of the market.  The Valuation Agent seeks to maintain an open process that allows any participants who are conducting business in a market to contribute information to the Valuation Agent.  The Valuation Agent may, however, disregard data that it believes is incorrect or unrepresentative of the market.  There is no set parameter to decide whether a particular data point will be excluded as an outlier, as such a determination will depend significantly on prevailing market conditions.

The Valuation Agent will provide locational premia to the Administrative Agent daily, at or before 2:00 p.m. London time.  Locational premia will be published every working day with the exception of UK bank holidays.

The Sponsor and the Administrative Agent may rely on any evaluation furnished by the Valuation Agent, and the Sponsor and the Administrative Agent will have no responsibility for such evaluation’s accuracy.  The Valuation Agent shall use reasonable care in performing its duties under the valuation agreement between the Sponsor and the Valuation Agent (the “Valuation Agreement”).  The Valuation Agent shall be indemnified and held harmless by the Sponsor on behalf of the Trust against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) arising out of or in connection with the performance of its obligations under the Valuation Agreement incurred without gross negligence, willful malfeasance, bad faith or willful misconduct of the Valuation Agent.

Net Asset Value

The Administrative Agent will calculate the Trust’s net asset value on each Business Day as promptly as practicable after 7:00 p.m. New York City time.

To calculate the net asset value, the Administrative Agent will first calculate the Trust’s gross asset value.  The gross asset value will be equal to the aggregate value in U.S. dollars of all whole lots and fractional lots of copper held by the Trust in each warehouse location, calculated using the LME settlement price plus the applicable locational premium, after giving effect to (i) any change in the cheapest-to-deliver location (as discussed below), (ii) any creation orders and (iii) any redemption orders, but before the selection of metal for the purpose of paying any expenses on such day.

After the Administrative Agent calculates the gross asset value, the Administrative Agent will calculate the Trust’s net asset value as (x) the gross asset value minus (y) the Trust’s accrued unpaid expenses (i.e., the total amount of any accrued unpaid Sponsor’s fee and accrued unpaid Other Expenses).

NAV Per Share

On any Business Day, after calculating the Trust’s net asset value as set forth above, the Administrative Agent will calculate the NAV per share by dividing (x) the Trust’s net asset value for such Business Day by (y) the number of shares outstanding on such Business Day, after taking into account any creations or redemptions for such day.

Creation Unit Ratio and Creation Unit Weight

On any Business Day, as soon a practicable after 7:00 p.m. New York City time, the Administrative Agent will calculate the Creation Unit Ratio and Creation Unit Weight that will be effective for the next Business Day.  The Administrative Agent uses the Creation Unit Ratio to determine the Creation Unit Weight, which is the weight of copper that an Authorized Participant or the Trust is obligated to transfer in connection with the creation or redemption, as applicable, of a Creation Unit of shares for the applicable Business Day.

To calculate the Creation Unit Ratio, the Administrative Agent must first calculate the aggregate weight in metric tons of all the copper owned by the Trust, after giving effect to (i) any change in the cheapest-to-deliver location (as discussed below), (ii) any creation orders and (iii) any redemption orders, but before the selection of any lots of copper for the purpose of paying expenses on such day.

Second, the Administrative Agent calculates, successively, the accrued unpaid Sponsor’s fee and accrued unpaid Other Expenses of the Trust, and converts such amounts from U.S. dollars to an amount of copper, expressed in metric tons, owned by the Trust.  The Administrative Agent does this by (i) first, calculating the accrued unpaid Sponsor’s fee and accrued unpaid Other Expenses in U.S. dollars, (ii) second, identifying lots pursuant to the Selection Protocol and calculating, based on their value (including any locational premium), the whole or fractional lots that would otherwise need to be transferred or sold to pay such expenses, and (iii) third, calculating the aggregate weight in metric tons of the whole or fractional lots identified in (ii).

Third, the Administrative Agent subtracts the amount of the Trust’s accrued unpaid expenses expressed in metric tons (i.e., the amount determined in the second step) from the aggregate weight in metric tons of all of the Trust’s copper (i.e., the amount determined in the first step).  This represents a calculation of the Trust’s net asset value, but expressed in metric tons of copper instead of U.S. dollars.

Finally, the Creation Unit Ratio is calculated as the quotient of (x) the amount derived in the third step and (y) one-hundredth (1/100) multiplied by the number of shares of the Trust outstanding.  (The divisor in this step derives from each share of the Trust having, at inception, a value equal to one-hundredth (1/100) of one metric ton of copper).

The Creation Unit Weight for a particular day is equal 25.0 metric tons multiplied by the Creation Unit Ratio in effect for such date.

Intraday Indicative Values

The Administrative Agent calculates the net asset value of the Trust and the NAV per share only once per day.  In order to provide market participants with an indication of the underlying value of the Trust’s shares during the trading day, on any day on which [exchange] is open for business, the [exchange] will disseminate, every 15 seconds, two different intraday indicative values for the Trust’s shares, which we refer to as the “First-Out IIV” and the “Liquidation IIV”.

First-Out IIV

The Sponsor expects that, because of the Selection Protocol, Authorized Participants generally will expect to receive copper from the cheapest-to-deliver location whenever they redeem Creation Units of shares.  The Sponsor also expects that, if an Authorized Participant does not expect that the Creation Unit Weight of copper it would receive upon redeeming a Creation Unit would be more valuable (i.e., have a higher locational premium) than the copper it delivers to the Trust when creating a Creation Unit of shares, the Authorized Participant will tend to deliver copper for Creation Units of shares only from the cheapest-to-deliver location, assuming that such supply exists.  Due to this dynamic (and assuming no de-branding of copper owned by the Trust), the Sponsor generally expects that redemption activity, and most likely creation activity, will involve transfers of copper located in the cheapest-to-deliver location, and further expects that movements in the market price of the shares will track, in normal circumstances, increases or decreases in the value of copper in the cheapest-to-deliver location.

The “First-Out IIV” is an intraday indicative value disseminated every 15 seconds during the [exchange] trading day that represents, as of the time of the calculation, the hypothetical U.S. dollar value per share of the copper that would need to be transferred to or from the Trust to create or redeem a Creation Unit of shares, assuming that copper in the cheapest-to-deliver location was used for such creation or redemption.  The Administrative Agent will calculate the First-Out IIV as follows:

•
First, the Administrative Agent will determine an indicative price per metric ton of copper in the cheapest-to-deliver location, which will be the sum of (x) the indicative price per metric ton of copper in U.S. dollars as of the time that the First-Out IIV is being calculated, as reported by [  ], and (y) the locational premium calculated by the Valuation Agent for copper in the cheapest-to-deliver location on the previous Business Day;

•
Second, the Administrative Agent will calculate an indicative value for a Creation Unit Weight of copper in the cheapest-to-deliver location, by multiplying the value calculated in the first step by the Creation Unit Weight in effect for such day.  The calculation in this step represents an indicative value in U.S. dollars, as of the time of calculation, of the amount of copper in the cheapest-to-deliver location that would need to be delivered by an Authorized Participant for a Creation Unit of shares; and

•
Third, the Administrative Agent will convert the value obtained in the second step to a U.S. dollar value per share, by dividing the value obtained in the second step by 2,500 (the number of shares in a Creation Unit).

The result of this calculation is the First-Out IIV.

The First-Out IIV is intended to facilitate arbitrage activity by Authorized Participants by serving as an indicator of whether the Trust’s shares are trading at a discount or premium during the [exchange] trading day.  If an Authorized Participant views the First-Out IIV as an estimate of the underlying value per share in U.S. dollars of the shares it could create or redeem on any Business Day, an Authorized Participant may seek to create shares when the market price exceeds the First-Out IIV (if the Authorized Participant has copper lots available for delivery to the Trust in the cheapest-to-deliver location), and may seek to redeem shares when the market price is less than the First-Out IIV, because:

•
if the market price per share is greater than the underlying value per share in U.S. dollars, an Authorized Participant could create a Creation Unit of shares by delivering the Creation Unit Weight of copper in the cheapest-to-deliver location to the Trust, and may be able to sell such shares on the [exchange] for an aggregate amount that is greater than the value of the copper used to create the shares; and

•
if the underlying value per share in U.S. dollars is greater than the market price per share, an Authorized Participant could redeem a Creation Unit of shares by delivering the Creation Unit to the Trust and receiving a Creation Unit Weight of copper in the cheapest-to-deliver location, and may be able to sell the copper for an aggregate amount that is greater than amount it paid to acquired the shares.

Liquidation IIV

The “Liquidation IIV” is an intraday indicative value disseminated every 15 seconds during the [exchange] trading day that represents, as of the time of the calculation, the hypothetical U.S. dollar value per share of all of the copper owned by the Trust.  The Administrative Agent will calculate the Liquidation IIV as follows:

•
First, the Administrative Agent will determine an indicative price per metric ton of copper reflecting the weighted average price of copper held in the Trust, calculated as the sum of (a) the indicative price per metric ton of copper in U.S. dollars as of the time that the Liquidation IIV is being calculated, as reported by [  ], and (b) the weighted average locational premium per metric ton, calculated using the locational premium calculated by the Valuation Agent for each warehouse location on the previous Business Day, and the number of metric tons of copper held by the Trust on the previous Business Day;

•
Second, the Administrative Agent will calculate an indicative value for a Creation Unit Weight of copper in the Trust, by multiplying the value calculated in the first step by the Creation Unit Weight in effect for such day.  The calculation in this step represents an indicative average value in U.S. dollars, as of the time of calculation, for an amount of copper in the Trust for a Creation Unit of shares (including both whole and fractional lots of copper); and

•
Third, the Administrative Agent will convert the value obtained in the second step to a U.S. dollar value per share, by dividing the value obtained in the second step by 2,500 (the number of shares in a Creation Unit).

The result of this calculation is the Liquidation IIV.

Change in Cheapest-To-Deliver Location

From time to time, the Valuation Agent may determine that the cheapest-to-deliver location has changed.  If the Valuation Agent determines that the cheapest-to-deliver location has changed, the Administrative Agent will instruct the Warehouse-keeper to reallocate the ownership of (i) all of the copper owned by the Trust and (ii) the copper owned by the Authorized Participants in their Reserve Accounts, using the procedure described below.  The objective of the procedure is to keep the whole and fractional lots within the Reserve Accounts of the Authorized Participants in the cheapest-to-deliver location, by first, consolidating all of the copper owned by the Trust, including both whole and fractional lots, with all of the fractional lots owned by the Authorized Participants, and second, re-allocating lots of copper to the Reserve Accounts of the Authorized Participants based on the Selection Protocol (with lots in the new cheapest-to-deliver location being allocated first).  The result of the procedure is that the Reserve Accounts of the Authorized Participants will be left with the same amount of copper (in metric tons) as before the procedure is effected, but the specific lots of copper will have been allocated in accordance with the Selection Protocol so that, to the extent possible, they are in the cheapest-to-deliver location.

This re-allocation is intended to facilitate creations and redemptions in the new cheapest-to-deliver location by providing an Authorized Participant with copper in its Reserve Account that, to the extent possible, is located in the cheapest-to-deliver location, so that it can be used for adjusting overweight and underweight amounts of copper in connection with creations and redemptions of Creation

Units.  The procedure also contributes indirectly to the liquidity of the copper owned by an Authorized Participant, because without the reallocation, an Authorized Participant that creates or redeems Creation Units following a change in the cheapest-to-deliver location could potentially have multiple fractional lots, in different locations, in its Reserve Account (which an Authorized Participant would be unable to transfer out of its Reserve Account).

If there is a change in the cheapest-to-deliver location, the Administrative Agent will undertake the following procedure:

•
Step 1.  The Administrative Agent will rank all of the Authorized Participants, based on the weight of the copper owned through their respective Reserve Accounts prior to the initiation of the procedure, from largest to smallest, and execute Steps 2 through 5, processing each Authorized Participant successively beginning with the highest ranked Authorized Participant that has not yet been processed.

•
Step 2.  The Administrative Agent will notionally aggregate (a) all of the divided lots of copper (i.e., those lots that are owned in part by an Authorized Participant through its Reserve Account and in part by the Trust through the Trust Account) to create a number of whole lots of copper with (b) all whole lots of copper held in any Authorized Participant’s Reserve Account and/or the Trust Account, to create only notional whole lots.  (For the avoidance of doubt, the population of lots identified above, shall decrease as Step 2 is repeated successively for each Authorized Participant ranked per Step 1.)

•
Step 3.  The Administrative Agent will notionally allocate only whole lots, selected in accordance with the Selection Protocol on the population of lots of copper identified in Step 2, to the Authorized Participant, such that the weight in tons of the copper allocated to the Authorized Participant is as nearly equal as possible to, but not more than, the original weight of copper held in the Authorized Participant’s Reserve Account prior to the commencement of the procedure.

•
Step 4.  To the extent that the aggregate weight of the notional whole lots allocated to the Authorized Participant in Step 3 is less than the original weight of copper held in the Authorized Participant’s Reserve Account prior to the commencement of the procedure, the Warehouse-keeper will (i) select the next available whole lot in accordance with the Selection Protocol (i.e., other than a whole lot that has already been allocated using the procedure) from the population of lots of copper identified in Step 2 (after effectuating Step 3), (ii) notionally allocate a portion of such whole lot, comprising a weight of copper equal to such difference, to the Authorized Participant’s Reserve Account and (iii) notionally allocate the remainder of such whole lot to the Trust Account.

•
Step 5.  To the extent that the whole lots notionally allocated in Step 3 and fractional lots notionally allocated in Step 4 differ from the lots held by the Authorized Participant in its Reserve Account prior to processing the Authorized Participant using the procedure, the Administrative Agent will instruct the Warehouse-keeper to effect the corresponding change in ownership of the lots held by the Authorized Participant’s Reserve Account and the whole and fractional lots within the Trust Account.

•
Step 6.  The Administrative Agent will repeat Steps 2 through 5, applying such procedures to the next highest ranking Authorized Participant that has not been processed, until each Authorized Participant has been processed in the order prescribed in Step 1.

If the Valuation Agent determines on a particular Business Day that the cheapest-to-deliver location has changed, the foregoing reallocation would be implemented prior to the processing of any creations orders or redemption orders, the calculation of expenses or the calculation of the Trust’s net asset value for such day.

Addition or Removal of Warehouse Locations

The Trust is currently permitted to hold copper in warehouses in Germany (Hamburg), the Netherlands (Antwerp, Rotterdam), Italy (Trieste), Malaysia (Johor), Singapore (Singapore), Spain (Bilbao), South Korea (Busan and Gwangyang), United Arab Emirates (Dubai), the United Kingdom (Hull and Liverpool) and the United States (Baltimore, Chicago and New Orleans).  The Sponsor may add or remove warehouse locations from the list of permitted locations where the Trust may hold copper from time to time.

Addition of Warehouse Locations

The Sponsor may add a warehouse location only if:

•
the warehouse location is a location in which the Warehouse-keeper stores copper (either directly or indirectly through sub-custody arrangements), which is a bonded, tax-free zone and the standards for warehousing and security are substantially similar to the other warehouse locations;

•	the Valuation Agent considers such location to have an active trading market that is sufficiently liquid and agrees to provide valuations to the Trust for such warehouse location;

•
the Warehouse-keeper amends its warehouse agreements to permit the Trust, each Authorized Participant and the Sponsor to add the warehouse location, and the terms and conditions for such warehouse location are substantially similar to the Warehouse-keeper's existing terms and conditions; and

•
the Sponsor confirms in writing with local counsel in the applicable warehouse location that the Trust will hold good and valid title to any copper delivered to the Trust pursuant to the terms of the Trust Agreement and the Administrative Agency Agreement.

Removal of Warehouse Locations

The Sponsor, the Administrative Agent and the Valuation Agent will periodically review the warehouse locations in which the Trust is permitted to hold copper, and evaluate whether any warehouse locations should be removed.  If the Trust does not hold copper in a warehouse location at a particular time, the warehouse location may be removed from the list of permitted locations:

•
upon notice from the Warehouse-keeper to the Sponsor, the Administrative Agent and the Trustee that it wishes to discontinue operations in an existing warehouse location or otherwise does not want to store copper in an existing warehouse condition for the Trust; or

•
upon notice from the Sponsor to the Administrative Agent, the Valuation Agent, the Warehouse-keeper and the Trustee, if the Sponsor has determined, following consultation with the Administrative Agent and the Valuation Agent, that there is a lack of an active trading market for physical copper in such warehouse location.

If the Trust does hold copper in a warehouse location at a particular time, the warehouse location may be removed from the list of permitted locations if the Sponsor determines that, due to the adoption of, or any change in, any applicable law, regulation or rule (including, without limitation, any tax law), or the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order:

•	it has become or is likely to become unlawful for the Trust or any Authorized Participant to hold, acquire or dispose of copper in the applicable location; or

•
the Trust or any Authorized Participant will incur a materially increased cost in holding, acquiring or disposing of copper in the applicable location (including, without limitation, due to any increase in tax liability, decrease in tax benefit or other adverse effect on its tax position).

If the Trust holds copper in a warehouse location that ceases to be available, the Sponsor will arrange for the movement of such copper to a different warehouse location.  The Trust will bear such cost as an extraordinary expense.  The Sponsor will determine the warehouse location to which the copper will be moved and will seek to minimize the economic impact of such event on the Trust, and in that connection will consider the locational premia for each potential warehouse location and the cost of transporting copper to such location.

Procedures for Creating and Redeeming Shares

Creation orders and redemption orders will be settled by delivery of a Creation Unit of shares on the third Business Day following the order date.  However, the risk associated with changes in price of copper will be transferred from the Authorized Participant (both Private Account and/or Reserve Account) to the Trust or from the Trust to the Authorized Participant (both Private Account and/or Reserve Account), on the date that the creation order or the redemption order, as applicable, is accepted by the Administrative Agent.

To be an Authorized Participant, a person must:

•
be a registered broker-dealer or other securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions;

•	be a participant in DTC;

•	have entered into an Authorized Participant’s Warehouse Agreement with the Warehouse-keeper and Administrative Agent establishing the Authorized Participant’s Reserve Account and Private Account;

•
have entered into an Authorized Participant Agreement with the Sponsor, the Administrative Agent and the Trust, which among other things grants express authority to the Administrative Agent to instruct the Warehouse-keeper to transfer creation overweight and creation underweight amounts of copper associated with any creation order and redemption underweight amounts of copper associated with any redemption order to or from such Authorized Participant’s Reserve Account; and

•
have delivered at least 25.0 metric tons of copper to the Warehouse-keeper to establish its Reserve Account (and thereafter maintain at least 15.0 metric tons of copper in its Reserve Account at all times).

Creation Orders

An Authorized Participant may place creation orders with the Administrative Agent on any Business Day.  A creation order will be effective if it is received by the Administrative Agent in satisfactory form before 4:00 p.m. New York City time on the applicable Business Day, which we refer to as the “cut-off time”.  A creation order may be cancelled before 4:00 p.m. New York City time on the Business Day that it was submitted, provided that a cancellation notice is timely provided in writing to the Administrative Agent and the Administrative Agent acknowledges such cancellation before 4:00 p.m.

By placing a creation order with the Administrative Agent, an Authorized Participant agrees to deliver copper to the Trust in the manner and the amount as described below.  Prior to the settlement of Creation Units issued pursuant to a Creation Order, an Authorized Participant must have (a) effectively wired to the Administrative Agent the non-refundable transaction fee due for such Creation Order and (b) transferred copper to the Trust Account in the required amount and manner, which shall have been accepted by the Trust.

Creation orders submitted to the Administrative Agent must contain the following information:

•	the number of Creation Units expected to be created;
•	the transaction fee due for the creation order;
•	the warehouse location for each whole lot to be transferred to the Trust;
•	the specific identification number for each whole lot to be transferred to the Trust;
•	the exact weight, expressed in metric tons, of each whole lot to be transferred to the Trust;
•	the brand of each whole lot to be transferred to the Trust, which must be an Acceptable Delivery Brand;
•	an instruction to the Warehouse-keeper to transfer beneficial ownership of the identified whole lots to the Trust; and
•
an acknowledgment of the standing instruction in the Authorized Participant Agreement giving the Administrative Agent the right to instruct the Warehouse-keeper to allocate fractional lots from or to the Authorized Participant’s Reserve Account for any overweight amount or underweight amount, as applicable.

Within fifteen (15) minutes of submitting a creation order, an Authorized Participant must verbally contact the Administrative Agent and confirm the Administrative Agent’s receipt of the creation order.  The Administrative Agent will communicate with both the Authorized Participant and the Warehouse-keeper to confirm the accuracy and completeness of the information provided by the Authorized Participant in the creation order.

Creation orders will be given effect in the order accepted by the Administrative Agent, after the implementation of any change in the cheapest-to-deliver location on a particular Business Day, but before giving effect to any redemptions or the payment of any accrued ordinary expenses or accrued extraordinary expenses on such Business Day.  Once all information set forth in the creation order is determined to be accurate and complete, and the cutoff time for the day has been reached, the creation order will be accepted as valid and binding by the Administrative Agent, who will inform the Authorized Participant of the acceptance as promptly as practicable.  If any information within the creation order is not complete or accurate, the order will be rejected by the Administrative Agent, who will inform the Authorized Participant of the rejection as promptly as practicable.

The amount of copper required to be transferred from the Authorized Participant to the Trust Account will be determined using the Creation Unit Ratio calculated on the immediately prior Business Day.  All weights will be calculated to the nearest 0.001 metric ton.

Any issues regarding a creation order or the creation procedures will be addressed by the Administrative Agent in accordance with the terms and conditions of the Administration Agreement, the Authorized Participant Agreement and the Warehouse Agreement.  The Administrative Agent’s determination of whether the requirements for a creation order have been fulfilled will be final and binding.

Creation orders will be settled by delivery of a Creation Unit of shares on the third Business Day following the creation order date.

The Administrative Agent may reject a creation order, or any transfer of copper in connection with a creation order, if such order or such copper has not been presented in proper form or if counsel advises against fulfilling such order.  None of the Administrative Agent, the Sponsor or the Warehouse-keeper will be liable for the rejection of any creation order or of any transfer of copper in connection with a creation order.

Redemption Orders

An Authorized Participant may place redemption orders with the Administrative Agent on any Business Day.   A redemption order will be effective if it is received by the Administrative Agent in satisfactory form before 4:00 p.m. New York City time on the applicable Business Day.  A redemption order may be cancelled before 4:00 p.m. New York City time on the Business Day that it was submitted, provided that a cancellation notice is timely provided in writing to the Administrative Agent and the Administrative Agent acknowledges such cancellation before 4:00 p.m.  The redemption procedures allow only Authorized Participants to redeem shares, and only in Creation Unit aggregations.  No other shareholders are entitled to directly redeem shares with the Trust.

By placing a redemption order, an Authorized Participant agrees to deliver Creation Units in the manner described below.  Prior to the settlement of a redemption, an Authorized Participant must have delivered the Creation Units to be redeemed to the Trust through DTC’s book-entry system, not later than the third Business Day following the redemption order date, and effectively wired to the Administrative Agent the non-refundable transaction fee due for such redemption order.

Redemption orders submitted to the Administrative Agent must contain, among other things, the following information:

•	the number of Creation Units to be redeemed;
•	the amount of the transaction fee due for the redemption order; and
•
an acknowledgment of the standing instruction in the Authorized Participant Agreement giving the Administrative Agent the right to instruct the Warehouse-keeper to allocate fractional lots to the Authorized Participant’s Reserve Account for underweight amount.

Within fifteen (15) minutes of submitting a redemption order, an Authorized Participant must verbally contact the Administrative Agent and confirm the Administrative Agent’s receipt of the redemption order.  The Administrative Agent will communicate with both the Authorized Participant and the Warehouse-keeper to confirm the accuracy and completeness of the information provided by the Authorized Participant in the redemption order.

Redemption orders will be given effect in the order accepted by the Administrative Agent, after the implementation of any change in the cheapest-to-deliver location and the processing of any creation orders on a particular Business Day, but before giving effect to the payment of any accrued ordinary expenses or accrued extraordinary expenses on such Business Day.  Once all information set forth in the creation order is determined to be accurate and complete and the cutoff time for the day has been reached, the redemption order will be accepted as valid and binding by the Administrative Agent, who will inform the Authorized Participant of the acceptance as promptly as practicable.  If any information within the redemption order is not complete or accurate, the order will be rejected by the Administrative Agent, who will inform the Authorized Participant of the rejection as promptly as practicable.

The amount of copper required to be transferred from the Trust Account to an Authorized Participant will be determined using the Creation Unit Ratio calculated on the immediately prior Business Day.  All weights will be calculated to the nearest 0.001 metric ton.

Any issues regarding a redemption order or the redemption procedures will be addressed by the Administrative Agent in accordance with the terms and conditions of the Trust and Administration Agreement, the Authorized Participant Agreement and the Warehouse Agreement.  The Administrative Agent’s determination of whether the requirements for a redemption order have been fulfilled will be final and binding.

Redemption orders will be settled by delivery of copper on the third Business Day following the redemption order date, provided that the Administrative Agent’s DTC account has been credited with the Creation Units to be redeemed by 9:00 a.m., New York City time on the third Business Day following the redemption order date.

All Creation Units need to be delivered in full as per the redemption order.  Partial settlements based on incomplete Creation Units are not permitted.

The Administrative Agent may reject a redemption order, or any transfer of copper in connection with a redemption order, if such order or such copper has not been presented in proper form or if counsel advises against fulfilling such order. None of the Administrative Agent, the Sponsor or the Warehouse-keeper will be liable for the rejection of any redemption order or of any delivery of Creation Units by an Authorized Participant in connection with a redemption order.

Creation and Redemption Transaction Fee

An Authorized Participant will be required to pay a transaction fee to the Administrative Agent for each creation order or redemption order.  The transaction fee will be a flat fee payable for each creation order or redemption order, regardless of the number of Creation Units being created or redeemed.  The transaction fee may be increased or decreased by the Administrative Agent with the consent of the Sponsor.  The Administrative Agent will notify DTC of any change in the transaction fee and will not implement any increase in the transaction fee until 30 days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of shares, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor, the Administrative Agent and the Trust if they are required by law to pay any such tax, including any applicable penalties, additions to tax or interest thereon.

Suspension of Issuance, Transfers or Redemptions

The Administrative Agent may suspend the delivery or registration of transfers of shares, or may refuse a particular transfer of shares at any time, if the Administrative Agent or the Sponsor think it advisable for any reason.  The Administrative Agent may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (i) for any period during which the [exchange] is closed other than customary weekend or holiday closings, or during which trading on the [exchange] is suspended or restricted, (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of copper is not reasonably practicable, or (iii) for such other period as the Sponsor determines in its sole discretion to be necessary for the protection of shareholders or, at the Sponsor’s election, any creditor.  The transfer of copper in connection with a creation or redemption of shares is also subject to the Warehouse-keeper’s right to refuse instructions to transfer copper to or from the Trust if, in the Warehouse-keeper’s opinion, such transfer is commercially impracticable or contrary to applicable law, rule or regulation.
DESCRIPTION OF THE SHARES

General

The Administrative Agent is authorized under the Trust Agreement to create and issue an unlimited number of shares.  The Administrative Agent will create shares only in one or more whole Creation Units of 2,500 shares and only upon the order of an Authorized Participant.  The shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value.  Any creation and issuance of shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional shares.

Description of Limited Rights

The shares issued by the Trust do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors.  Shareholders will not have all of the statutory rights normally associated with the ownership of shares of a corporation.  All shares are of the same class with equal rights and privileges.  Shares are transferable and entitles the holder to vote on the limited matters upon which shareholders may vote under the Trust Agreement as described in “—Voting and Approvals” below.  The shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

Prior to the occurrence of the dissolution of the Trust and a liquidation of Trust assets, the Trust will not make any distributions.

If the Trust is dissolved and liquidated, the Administrative Agent will distribute to the shareholders any cash amounts remaining after sale of the Trust’s copper and the satisfaction of all outstanding expenses and liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Administrative Agent will determine.  See “Description of the Trust Agreement—Dissolution of the Trust.”  Shareholders of record on the record date fixed by the Administrative Agent for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust Agreement, shareholders have no voting rights, except in limited circumstances. The Sponsor may, in its sole discretion, elect to dissolve the Trust upon the agreement of shareholders owning at least 75% of the outstanding shares. In addition, certain amendments to the Trust Agreement require advance notice to the shareholders before the effectiveness of such amendments, but no shareholder vote or approval is required for any amendment to the Trust Agreement.

Redemption of the Shares

Shares of the Trust may only be redeemed by or through an Authorized Participant and only in Creation Units. See “Description of the Trust—Redemption of Shares” for details on the redemption of the shares.

Book-Entry Form

Individual certificates will not be issued for the shares.  Instead, one or more global certificates will be deposited by the Administrative Agent with DTC and registered in the name of Cede & Co., as nominee for DTC.  The global certificates will evidence all of the shares outstanding at any time.  Under the Trust Agreement, shareholders are limited to (i) participants in DTC such as banks, brokers, dealers and trust companies, (ii) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, and (iii) those banks, brokers, dealers, trust companies and others who hold interests in shares through DTC Participants or Indirect Participants. Shares are only transferable through the book-entry system of DTC.  Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers will be made in accordance with standard securities industry practice.

THE SPONSOR

The Trust’s Sponsor is J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company and a wholly-owned by J.P. Morgan Ventures Energy Corporation.  The Sponsor is an affiliate of the Warehouse-keeper.  The shares are not obligations of, and are not guaranteed by, J.P. Morgan Commodity ETF Services LLC or any of its subsidiaries or affiliates.

The Sponsor’s Role

Under the Trust Agreement, the Sponsor has the exclusive management and control of all aspects of the Trust’s business.  The Sponsor will arrange for the creation of the Trust, the registration of the shares for their public offering in the United States and the listing of the shares on [exchange].  The Sponsor has agreed to pay, on behalf of the Trust, the periodic fees charged by the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper, and the Trust’s audit fees.  The Sponsor will also pay the expenses relating to the Trust’s organization and the initial sale of the shares, including legal expenses and initial SEC registration fees.

The Sponsor may appoint an affiliate or a third party to act as marketing agent for the Trust in order to (i) develop a marketing plan for the Trust on an ongoing basis, (ii) prepare marketing materials regarding the shares, including the content of the Trust’s website and (iii) execute the marketing plan for the Trust.

There may be conflicts of interest between shareholders and the Sponsor and its affiliates.  See “Conflicts of Interest” starting on page 78.

Patent Pending

Certain processes and procedures used to administer the Trust are the subject of a pending patent owned by JPMorgan Chase Bank, N.A.

The Sponsor’s Fee

The Sponsor’s fee will accrue daily at an annualized rate equal to [●]% of the Trust’s net asset value.  The Sponsor’s fee is payable in copper.  The Sponsor may sell for its own account the copper transferred to it in payment of the Sponsor’s fee, and such amount may be more or less than the value at which such copper was transferred to the Sponsor.  See “Description of the Trust—Expenses of the Trust—Payment of Expenses.”

The Sponsor, from time to time in its discretion, may temporarily waive all or a portion of the Sponsor’s fee for a stated period of time.  Presently, the Sponsor does not intend to waive any of its fee.  The Sponsor’s fee is subject to change from time to time upon 60 days’ prior notice to Administrative Agent, without the consent of any shareholder.  The Administrative Agent will post a notice of the revised Sponsor’s fee to the Trust’s website at least 45 days prior to such change taking effect.

THE ADMINISTRATIVE AGENT

[•] will serve as the Trust’s Administrative Agent.  The principal office of the Administrative Agent is at [•].  Information regarding creation and redemption order composition, net asset value of the Trust, transaction fees and the names of the parties that have each executed an Authorized Participant Agreement may be obtained from the Administrative Agent.

The Administrative Agent’s Role

The Administrative Agent is responsible for the day-to-day administration of the Trust.  The Administrative Agent’s principal responsibilities include:

(a)	receiving and processing orders from Authorized Participants to create and redeem Creation Units and coordinating the processing of such orders with the Warehouse-keeper and DTC;

(b)	instructing the Warehouse-keeper regarding the allocation and administration of copper in the Trust Account and in each Authorized Participant’s Reserve Account;

(c)
delivering to the Valuation Agent an accounting of the amount and location of copper owned by the Trust and receiving from the Valuation Agent the locational premia used to determine the net asset value of the Trust, the NAV per share, the Creation Unit Ratio and other calculations;

(d)	determining the net asset value of the Trust, the NAV per share, the Creation Unit Ratio and other calculations and publishing such information on the Trust’s website;

(e)
determining, based on the locational premia received from the Valuation Agent, whether the cheapest-to-deliver location has changed, and if the cheapest-to-deliver location has changed, instructing the Warehouse-keeper on the reallocation of the copper owned by the Trust and the copper owned by each Authorized Participant in its Reserve Account;

(f)
administering each creation and redemption order, including: determining the metric tons per order required to be delivered to or from the Trust in connection with such creation or redemption order, as applicable; calculating creation overweight and creation underweight amounts with respect to any Authorized Participant’s creation order; calculating redemption underweight amounts with respect to any Authorized Participant’s redemption order; and selecting and instructing the Warehouse-keeper to transfer to or from the Trust Account the requisite whole lots and/or fractional lot of copper in order to successfully complete such creation or redemption order;

(g)	calculating the daily accrued unpaid Sponsor’s fee and Other Expenses of the Trust and instructing the Warehouse-keeper to deliver the Trust’s copper to the Sponsor in order to pay such expenses; and

(h)	completing necessary bookkeeping and accounting services on behalf of the Trust.

See “Description of the Trust” for more detailed information regarding responsibilities of the Administrative Agent discussed above.

The Administrative Agent does not monitor the performance of the Warehouse-keeper or warehousing sub-contractor, if any, other than to review the reports provided by the Warehouse-keeper pursuant to the Warehouse Agreements.  The Administrative Agent, along with the Sponsor, will communicate and coordinate with the Trust’s legal, accounting and other professional service providers as needed.  The Administrative Agent will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust.

The Sponsor may remove the Administrative Agent and appoint a successor Administrative Agent upon 120 days’ prior written notice to the Administrative Agent.

The Administrative Agent and any of its affiliates may from time to time purchase or sell shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE VALUATION AGENT

[•], organized under the laws of England, will serve as the Valuation Agent.  The Valuation Agent’s principal office is located at [•].  The Valuation Agent is a third party service provider which is not affiliated with the Sponsor.

The Valuation Agent’s Role

The Valuation Agent is generally responsible for calculating the locational premia used in connection with (i) the determination of the net asset value, the NAV per share, the Creation Unit Ratio and other calculations by the Administrative Agent, and (ii) the determination of whether the cheapest-to-deliver location has changed.  See “Description of the Trust—Reporting and Valuation—Valuation Agent’s Valuation Process” for more detailed information regarding the Valuation Agent’s responsibilities and valuation process.

The Valuation Agent is required to use reasonable care in performing its duties under the Valuation Agreement.  The Valuation Agent will be indemnified and held harmless by the Sponsor on behalf of the Trust against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) arising out of or in connection with the performance of its obligations under the Valuation Agreement incurred without gross negligence, willful malfeasance, bad faith or willful misconduct of the Valuation Agent.

The Valuation Agreement may be terminated by either the Sponsor or the Valuation Agent without penalty on sixty (60) days’ written notice.

THE TRUSTEE

Wilmington Trust Company is the sole Trustee of the Trust. The Trustee’s principal office is located at 1100 North Market Street, Wilmington, Delaware 19890.  Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of $[100 million].

The Trustee’s Role

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Trust, the shareholders or the Sponsor.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares.  Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.  The Trustee has no duty or liability to supervise the performance of the Sponsor, or any agent of the Trust, nor will the Trustee have any liability for the acts or omissions of the Sponsor, or any agent of the Trust.

The Sponsor may remove the Trustee and appoint a successor Trustee (i) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $100 million) or (ii) if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days.  The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the date of the Trust Agreement or on any subsequent third anniversary thereafter.

The Trustee and any of its affiliates may from time to time purchase or sell shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE WAREHOUSE-KEEPER

Each of Henry Bath & Son Limited, Henry Bath LLC, Henry Bath Singapore Pte Limited, Henry Bath Italia Sr1 and Henry Bath BV, is a member of the Henry Bath Group of companies and a wholly owned subsidiary of J.P. Morgan Ventures Energy Corporation and is an affiliate of the Sponsor.  The Henry Bath Group will serve as the Warehouse-keeper of the Trust’s copper (the “Warehouse-keeper”).

The Henry Bath Group has over 200 years of experience in storing and handling of metals traded on the LME.  The Henry Bath Group is a warehousing services provider specializing in the storage and shipping of exchange-traded metals and soft commodities around the world. The Henry Bath Group operates a global platform of exchange-approved storage warehouses for holding, making and taking delivery of physical commodity products and is licensed by the LME, the London International Financial Futures and Options Exchange, the Intercontinental Exchange and the Dubai Copper & Commodities Exchange to store and issue exchange-traded warrants for various commodities including copper, aluminum, zinc, lead, nickel, tin, aluminum alloy, steel billets, cocoa, robusta coffee, arabica coffee and plastics.

The Warehouse-keeper’s Role

The Warehouse-keeper is responsible for the day-to-day storage of the copper held by the Authorized Participants and the Trust and the accurate recordkeeping of these inventories of copper. The Warehouse-keeper’s principal responsibilities include:

(a)	facilitating the delivery of copper in and out of each Authorized Participant’s Private Account and Reserve Account;

(b)	facilitating the delivery of copper in and out of the Trust Account;

(c)	facilitating the delivery of copper in and out of the Sponsor’s Private Account;

(d)	storing the copper of the Trust, the Authorized Participants and the Sponsor in its warehouse locations;

(e)
providing the Administrative Agent with regular reports identifying whole lots and/or fractional lots of copper transferred in and out of the Trust Account and the holdings within the Reserve Accounts of each Authorized Participant; and

(f)	assisting with the selection of warehouse locations in which the Trust may hold copper and selecting sub-contractors for warehousing (if any);

See “Description of the Trust” and “Description of the Warehouse Agreements” for further information for more detailed information regarding the responsibility of the Warehouse-keeper discussed above.

Security of the Warehouse-keeper

The Henry Bath Group warehouse locations utilized by the Trust will consist of both LME-approved and non-LME-approved warehouses.  With respect to LME-approved warehouses, the LME sets minimum security standards for all such member warehouse facilities, including but not limited to scheduled inspections of premises, visual inspection of all metal in storage, quarterly inspection of all weighing equipment by an institution unaffiliated with the warehouse and review of all records and supporting documentation.  Although LME security standards may vary from location to location and are based largely upon (i) the physical location of an individual warehouse and (ii) the information provided to the LME in the warehouse’s LME application, each LME-approved warehouse must at a minimum maintain the level of security agreed to in its LME application and, in general, must keep the premises clean, dry, free from contaminants and in good repair.

Although the Henry Bath Group does not currently maintain insurance with respect to the copper held on behalf of the Trust, it currently employs security measures that exceed the LME’s minimum security standard requirements with respect to both its LME-approved and non-LME-approved warehouses.  All Henry Bath Group warehouse locations have, at a minimum, the following security measures in place:

•	all warehouses secured with high specification locks;

•	key management systems in place;

•	multi-layered physical security barriers;

•	alarm systems connected to a 24-hour monitoring control center;

•	professional security response companies;

•	back-up facilities in the event of an alarm failure;

•	motion, contact door sensors and infra-red beams where appropriate;

•	CCTV monitoring where appropriate;

•	warehouse staff screening; and

•	management-level security framework for reporting incidents.

THE AUTHORIZED PARTICIPANTS

General

Creation Units may be created and redeemed only by Authorized Participants.  Each Authorized Participant must:

(a)
be a registered broker-dealer or another securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions;

(b)	be a participant in DTC;

(c)	have entered into an Authorized Participant’s Warehouse Agreement with the Warehouse-keeper and Administrative Agent establishing the Authorized Participant’s Reserve Account and Private Account;

(d)
have entered into an Authorized Participant Agreement with the Sponsor, the Administrative Agent and the Trust, which among other things, grants express authority to the Administrative Agent to instruct the Warehouse-keeper to transfer creation overweight and creation underweight amounts of copper associated with any creation order and redemption underweight amounts of copper associated with any redemption order to or from such Authorized Participant’s Reserve Account, as applicable; and

(e)	have delivered at least 25.0 metric tons of copper to the Warehouse-keeper to establish its Reserve Account.

The Authorized Participant Agreement and the Authorized Participant’s Warehouse Agreement provide procedures for the creation and redemption of Creation Units and for the delivery of copper in connection with such creations and redemptions, respectively.  The Authorized Participant Agreement may be amended from time to time by the Administrative Agent and the Sponsor without the consent of any shareholder or applicable Authorized Participant.  The Authorized Participant’s Warehouse Agreement may be amended from time to time by the Warehouse-keeper and/or the Sponsor without the consent of the applicable Authorized Participant.

An Authorized Participant will be required to pay a transaction fee to the Administrative Agent for each creation or redemption order.  The transaction fee will be a flat fee expressed as a fixed dollar amount regardless of the number of Creation Units created or redeemed. The transaction fee may be increased or decreased, on a case-by-case basis, by the Administrative Agent with the consent of the Sponsor.  Authorized Participants will deliver copper to the Trust in exchange for Creation Units without any exchange of cash other than the transaction fee.  No Authorized Participant has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of the shares.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.  An order for one or more Creation Units may be placed by an Authorized Participant on behalf of multiple clients.  As of the date of this prospectus, [•] and [•] have each entered into an Authorized Participant Agreement.  Persons interested in purchasing Creation Units should contact the Sponsor or the Administrative Agent to obtain the contact information for the Authorized Participants.  Shareholders who are not Authorized Participants will only be able to create or redeem shares through an Authorized Participant.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

DESCRIPTION OF THE WAREHOUSE AGREEMENTS

The Trust and the various parties associated with the Trust, including each Authorized Participant and the Sponsor, will each enter into a Warehouse Agreement.  Each such Warehouse Agreement will provide for standard terms and conditions for warehousing copper in each of the warehouse locations and provide for the legal framework for the creation of the Trust Account, the Reserve Account (in the case of each Authorized Participant) and the Private Account (in the case of each Authorized Participant and the Sponsor).

The Trust’s Warehouse Agreement, by and among the Trust, the Administrative Agent and the Warehouse-keeper, establishes the Trust Account and the Trust’s relationship with the Administrative Agent and the Warehouse-keeper, pursuant to the warehouse terms and conditions as set by the Warehouse-keeper from time to time.  The Trust will not be responsible for any rent or other fees for storage of the Trust’s copper, other than in connection with the storage of copper in the Sponsor’s Private Account to pay Other Expenses, as described in “Description of the Trust—Expenses of the Trust”.

Each Authorized Participant’s Warehouse Agreement by and among an Authorized Participant, the Administrative Agent and the Warehouse-keeper establishes such Authorized Participant’s Reserve Account and Private Account and its relationship with the Administrative Agent and the Warehouse-

keeper, pursuant to the warehouse terms and conditions as set by the Warehouse-keeper from time to time.

The Sponsor’s Warehouse Agreement by and among the Sponsor, the Administrative Agent and the Warehouse-keeper establishes the Sponsor’s Private Account and its relationship with the Administrative Agent and the Warehouse-keeper, pursuant to the warehouse terms and conditions as set by the Warehouse-keeper from time to time.

The following is a description of certain terms of the Warehouse Agreements. As the Warehouse Agreements are similar in form, they are discussed collectively, with material distinctions noted.

Location and Segregation of Copper; Access

Copper held in the Trust Account and each Reserve Account and Private Account will be stored at the Warehouse-keeper’s warehouse locations.  The Warehouse-keeper will segregate all copper held in the Trust Account and in each Reserve Account and Private Account by identification in its books and records.  This requirement reflects the current warehousing practice in the global copper market.  The Warehouse-keeper’s books and records are expected, as a matter of current Henry Bath Group practice, to identify each lot of copper in its warehouse locations by brand, serial number and weight.

The Sponsor and its auditors may, during normal business hours, visit each warehouse location where the Trust’s copper is held up to twice a year and examine the Trust’s copper and the Warehouse-keeper’s records as they may reasonably require to perform their respective duties to shareholders.

Right to Refuse Transfers or Amend Transfer Procedures

The Warehouse-keeper may refuse to accept instructions to withdraw and/or transfer copper to or from the Trust, the Authorized Participants or the Sponsor, if, in the Warehouse-keeper’s opinion, it is commercially impractical or contrary to applicable law, including any rule or regulation applicable to the Warehouse-keeper or one of its affiliates.  For example, if the Warehouse-keeper is in any doubt as to a party’s right to withdraw copper, it will be entitled to refuse or delay delivery without any liability for any costs and expenses until such doubt can be resolved to its satisfaction .

The Warehouse-keeper may amend the procedures for transferring copper to or from the Trust, the Authorized Participants and the Sponsor or for the withdrawal of copper by any such person, or impose such additional procedures in relation to the transfer of copper to or from any such person as the Warehouse-keeper may from time to time consider necessary due to a change in rules of Henry Bath or a regulatory association governing the Warehouse-keeper.  The Warehouse-keeper will notify the Administrative Agent within a commercially reasonable time before the Warehouse-keeper amends these procedures or imposes additional ones.

Exculpation and Indemnification

The Warehouse-keeper will be required to use reasonable care in the performance of its duties under the Warehouse Agreement and will only be responsible for any loss or damage suffered by the Trust as a direct result of any gross negligence, fraud or willful default in the performance of its duties.  The Warehouse-keeper’s liability under all of the Warehouse Agreements is further limited to the market value of the copper lost or damaged at the time such gross negligence, fraud or willful default is discovered by the Warehouse-keeper, provided that the Warehouse-keeper promptly notifies the Administrative Agent of its discovery.

With respect to the Trust’s Warehouse Agreement only, the Trust will, solely out of the Trust’s assets, indemnify the Warehouse-keeper (on an after-tax basis) on demand against all costs and expenses, damages, liabilities and losses that the Warehouse-keeper may suffer or incur in connection with the Warehouse Agreements, except to the extent that such sums are due directly to the Warehouse-keeper’s gross negligence, fraud or willful default.

Insurance

The Trust does not, and is not expected to, maintain any insurance for the Trust’s copper stored with the Warehouse-keeper.  Currently, consistent with industry standards, the Warehouse-keeper does not maintain any insurance held in its and its sub-contractors warehousing facilities for its customers.  Thus, the copper transferred to or held in the Trust’s Account is not insured by any of the Trust, the Warehouse-keeper, the Administrative Agent or the Sponsor.

Warehousing Sub-contractors

The Warehouse-keeper currently does not intend to employ sub-contractors for warehousing.  However, the Warehouse-keeper may select any sub-contractors solely for the temporary holding of copper until it is transported to one of the Warehouse-keeper’s warehouse locations.  All Warehouse Agreements require the Warehouse-keeper to use reasonable care in selecting any warehousing sub-contractor.  Except for the Warehouse-keeper’s obligation to use commercially reasonable efforts to obtain delivery of copper held by any warehousing sub-contractor, the Warehouse-keeper will not be liable for the acts or omissions, or for the solvency, of any warehousing sub-contractor that it selects, unless the selection was made with gross negligence or in bad faith.  As of the date of this prospectus, the Warehouse-keeper has not selected or used any warehousing sub-contractors. All Warehouse Agreements will provide that the Warehouse-keeper will notify the Administrative Agent if it selects any warehousing sub-contractors or stops using any warehousing sub-contractor that has previously been selected.

Force Majeure

The Warehouse-keeper will not be liable for any delay in performance or any non-performance of any of its obligations under the Warehouse Agreements by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.

Termination

The Warehouse Agreements have an initial one-year term and will automatically renew for successive one-year terms unless otherwise terminated.  The Trust and the Warehouse-keeper may each terminate any Warehouse Agreement for any reason upon 90 days’ prior notice.  The Warehouse Agreement may also be terminated with immediate effect as follows: (i) by the Trust, if the Warehouse-keeper ceased to offer the services contemplated by the Warehouse Agreement to its clients or proposed to withdraw from the physical copper business, (ii) by the Trust or the Warehouse-keeper, if it becomes unlawful for the Warehouse-keeper or the Trust to have entered into the agreement or to provide or receive the services thereunder, (iii) by the Warehouse-keeper, if the Warehouse-keeper determines in its reasonable view that the Trust is insolvent or faces impending insolvency, or by the Trust, if the Administrative Agent determines in its sole view that the Warehouse-keeper is insolvent or faces impending insolvency, (iv) by the Administrative Agent, if the Trust is to be dissolved, or (v) by the Trust or the Warehouse-keeper, if the Trust’s Warehouse Agreement ceases to be in full force and effect.  If the Trust’s Warehouse Agreement is terminated, all other Warehouse Agreements will automatically terminate.

Governing Law

All Warehouse Agreements are governed by New York law as well as the respective laws of each warehouse location jurisdiction.  The Trust and the Warehouse-keeper both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City.  Such consent is not required for any person to assert a claim of New York jurisdiction over the Trust or the Warehouse-keeper.

DESCRIPTION OF THE TRUST AGREEMENT

The Trust operates under the terms of the Trust Agreement dated as of [•] by and among the Sponsor and the Trustee. The following is a description of the material terms of the Trust Agreement.

The Sponsor

This section summarizes some of the important provisions of the Trust Agreement that apply to the Sponsor.

Liability of the Sponsor and Indemnification

The Sponsor will not be liable to the Trust or any shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any copper or other assets of the Trust.  However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, willful misconduct or bad faith in the performance of its duties.

The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries will be indemnified by the Trust and held harmless against any loss, liability or expense incurred without (i) gross negligence, bad faith or willful misconduct on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (ii) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement.  Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor.  Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.  The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the interests of the shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust, and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The Sponsor may rely on all information provided by the Administrative Agent and the Trust for securities filings, including a free writing prospectus or marketing materials.  If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may dissolve and liquidate the Trust and distribute its remaining assets.

The Trustee

This section summarizes some of the important provisions of the Trust Agreement that apply to the Trustee.

Qualifications of the Trustee

The Trustee and any successor trustee must be a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers.  The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $100 million.

Limitation on Trustee’s Liability

In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information.  In addition, the Trustee will not be liable for any delay in the performance or for the non-performance of any of its obligations under the Trust Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Taxes

The Trustee will not be personally liable for any taxes or other governmental charges imposed upon the copper or its storage, moneys or other Trust assets, or on the income there from or the sale or proceeds of the sale thereof, or upon it as Trustee or upon or in respect of the Trust or the shares which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises.  For all such taxes and charges and for any expenses, including counsel’s fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets.

Indemnification of the Trustee

The Trustee, its directors, employees and agents shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement or by reason of the Trustee’s acceptance of the Trust incurred without gross negligence, bad faith or willful misconduct on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement.  Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Trustee.  Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may at any time resign as Trustee by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion on the fifth anniversary of the date of the Trust Agreement by written notice delivered to the Trustee at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Trustee at least 90 days prior to such date.

The Sponsor may also remove the Trustee at any time if the Trustee (i) ceases to be a Qualified Bank (as defined below), (ii) is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or shareholders acting on behalf of at least 25% of the outstanding shares specifying such default and requiring the Trustee to cure such default.  Under such circumstances, the Sponsor, acting on behalf of the shareholders, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $100 million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor Trustee.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the shareholders, shall use its reasonable efforts to appoint a successor Trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the shareholders, an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The Sponsor or any such successor Trustee shall promptly mail notice of the appointment of such successor Trustee to the shareholders.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Administrative Agent, upon instruction from the Sponsor, will dissolve and liquidate the Trust and distribute its remaining assets.

Share Splits

If the Sponsor believes that the per share price in the secondary market for shares on the exchange has fallen outside of a desirable trading price range, the Sponsor may direct the Administrative Agent to declare a split or reverse split in the number of shares outstanding and to make a corresponding change in the number of shares constituting a Creation Unit.

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and [exchange] and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.   Under the terms of the Administrative Agency Agreement, the Administrative Agent will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated from time to time by the Sponsor. Under the terms of the Administrative Agency Agreement, the Administrative Agent will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust will initially be the period ending December 31 of each year.  The Sponsor may select an alternate fiscal year.

Dissolution of the Trust

The Sponsor will instruct the Administrative Agent to set a date on which the Trust will dissolve and will mail notice of the dissolution to the shareholders at least 30 days prior to the date set for dissolution if any of the following occurs:

•
the Administrative Agent is notified that the shares are de-listed from [exchange] and are not approved for listing on another national securities exchange within five Business Days of their de-listing;

•	shareholders acting in respect of at least 75% of the outstanding shares notify the Administrative Agent that they elect to dissolve the Trust;

•	sixty (60) days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

•
sixty (60) days have elapsed since the Warehouse-keeper notified the Sponsor of the Warehouse-keeper’s election to resign and a successor warehouse-keeper has not been appointed and accepted its appointment;

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable;

•	the aggregate market capitalization of the Trust, based on the closing price for the shares, is less than $50 million (as adjusted for inflation by reference to the United States

Consumer Price Index) for more than twenty (20) consecutive Business Days, at any time after the first anniversary of the effectiveness of the Trust’s initial registration statement, and within six months after the most recent Business Day on which the aggregate market capitalization of the Trust was less than $50 million, the Administrative Agent receives notice from the Sponsor of its decision to dissolve the Trust;

•
the SEC or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act of 1940 and the Administrative Agent has actual knowledge of that determination;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Administrative Agent has actual knowledge of that determination; or

•
the Trust fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust, and the Administrative Agent receives notice from the Sponsor that the Sponsor determines that, in its sole discretion, because of that tax treatment or change in tax treatment, dissolution of the Trust is advisable.

Upon dissolution of the Trust, the Sponsor will sell, or arrange for the sale of, the copper held by the Trust over a commercially reasonable time period.  After paying or making provision for the Trust’s liabilities, the Administrative Agent, at the instruction of the Sponsor, will cause the Trust to distribute the proceeds among all outstanding investors.

Amendments

The Sponsor may amend any provisions of the Trust Agreement without the consent of any shareholder.  Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the shareholders, will not become effective as to outstanding shares until 30 days after notice of such amendment is given to the shareholders.  Amendments to allow redemption for quantities of copper smaller or larger than a Creation Unit or to allow for the sale of copper to pay cash proceeds upon redemption will not require notice pursuant to the preceding sentence.  Every shareholder, at the time any amendment so becomes effective, be deemed, by continuing to hold any shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of the shareholders to surrender Creation Units and receive therefor the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee and the shareholders under the Trust Agreement, are governed by the laws of the State of Delaware.  The Sponsor, each DTC Participant and each shareholder consents to the non-exclusive jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City.  Such consent in not required for any person to assert a claim of New York jurisdiction over the Sponsor.

DESCRIPTION OF THE ADMINISTRATIVE AGENCY AGREEMENT

The following is a description of the material terms of the Administrative Agency Agreement by and among the Trust, the Sponsor and the Administrative Agent.

The Administrative Agent

The Administrative Agent and any successor administrative agent must be (i) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers and (ii) a participant in DTC or such other securities depository as shall then be acting with respect to the shares.

Limitation on Administrative Agent’s liability

The Administrative Agent will not be liable for the disposition of copper or moneys, or in respect of any evaluation which it makes under the Administrative Agency Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Administrative Agency Agreement in the absence of gross negligence, willful misconduct or bad faith on its part.  In no event will the Administrative Agent be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (a) from the Sponsor or a Warehouse-keeper or any entity acting on behalf of either which the Administrative Agent believes is authorized to act on behalf of the Trust under the Administrative Agency Agreement or the Warehouse Agreements, respectively; or (b) from or on behalf of any Authorized Participant that the Administrative Agent believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Administrative Agent has complied with the verification procedures specified in the Administrative Agency Agreement). In no event will the Administrative Agent be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Administrative Agent will not be liable for any delay in the performance or for the non-performance of any of its obligations under the Administrative Agency Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Administrative Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

Administrative Agent’s liability for warehousing services and agents

The Administrative Agent will not be liable for the default of the Warehouse-keeper or any other warehouse-keeper, sub-custodian or warehousing sub-contractor of the Trust’s copper employed at the direction of the Sponsor.  The Administrative Agent does not monitor the performance of the Warehouse-keeper or any warehousing sub-contractor other than to review the reports provided by the Warehouse-keeper pursuant to the Warehouse Agreements.  The fees and expenses charged by the Warehouse-keeper for the storage of copper and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to the Warehouse-keeper under the Warehouse Agreements, exclusive of fees for services to be performed by the Administrative Agent, will be expenses of the Sponsor or the Trust.

Taxes

The Administrative Agent will not be personally liable for any taxes or other governmental charges imposed (i) upon the Trust or the Trust’s assets, or on the income therefrom or the sale or proceeds of the sale thereof, (ii) or upon it as Administrative Agent or (iii) upon or in respect of the Trust or the shares, that it may be required to pay under any present or future law of the United States of America or of any other taxing authority. For all such taxes and charges and for any expenses, including counsel’s fees, that the Administrative Agent may sustain or incur with respect to such taxes or charges, the Administrative Agent will be reimbursed and indemnified out of the Trust’s assets.

Indemnification of the Administrative Agent

The Administrative Agent, its directors, employees and agents will be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its or their obligations under the Administrative Agency Agreement or under each other agreement entered into by the Trust (including, without limitation, the Warehouse Agreements and any Authorized Participant Agreement) incurred without (i) gross negligence, bad faith or willful misconduct by such indemnified party in connection with the performance of its obligations under the Administrative Agency Agreement or any such other agreement or (ii) reckless disregard by such indemnified party of its obligations and duties under the Administrative Agency Agreement or any such other agreement.  Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any such claim or liability.

Indemnity For Actions Taken to Protect the Trust

The Administrative Agent is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Administrative Agent’s costs resulting from the Administrative Agent’s appearance in, prosecution of or defense of any such action are deductible from the Trust’s assets. Subject to the preceding conditions, the Administrative Agent will, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of all shareholders pursuant to the terms of the Trust and Administrative Agency Agreement.

Resignation, Discharge or Removal of Administrative Agent; Successor Administrative Agents

The Administrative Agent may at any time resign as Administrative Agent by written notice of its election to do so, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor Administrative Agent and its acceptance of such appointment.  The Sponsor may remove the Administrative Agent and appoint a successor Administrative Agent upon 120 days’ prior written notice to the Administrative Agent.

If the Administrative Agent resigns or is removed, the Sponsor, acting on behalf of the shareholders, shall use its reasonable efforts to appoint a successor Administrative Agent.  Every successor Administrative Agent shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the shareholders, an instrument in writing accepting its appointment hereunder, and thereupon such successor administrative agent, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the shareholders, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the shareholders of all outstanding shares. The Sponsor or any such successor administrative agent shall promptly mail notice of the appointment of such successor administrative agent to the shareholders.

If the Administrative Agent resigns and no successor administrative agent is appointed within 60 days after the date the Administrative Agent issues its notice of resignation, the Administrative Agent, at the direction of the Sponsor, will dissolve and liquidate the Trust and distribute its remaining assets.

The Warehouse-keeper and Successor Warehouse-keepers

The Sponsor will appoint accountants or other inspectors to monitor the accounts and operations of the Warehouse-keeper for enforcing its obligations as is necessary to protect the Trust and the rights and interests of the shareholders.  The Administrative Agent has no obligation to monitor the activities of the Warehouse-keeper other than to receive and review such reports of the copper held for the Trust by the Warehouse-keeper and of transactions in copper held for the account of the Trust made by the Warehouse-keeper pursuant to the Warehouse Agreements.  If the Sponsor determines that the maintenance of copper in a particular warehouse location is not in the best interests of the shareholders, the Sponsor may direct the Administrative Agent to initiate action to remove the copper from such storage facility or take such other action as the Administrative Agent determines appropriate to safeguard the interests of the shareholders.  The Administrative Agent will have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith.

Upon the resignation of the Warehouse-keeper, the Sponsor will, promptly after receiving notice of such resignation, appoint a successor warehouse-keeper or warehouse-keepers.  Upon the instructions by the Sponsor, the Administrative Agent shall demand that the Warehouse-keeper deliver the Trust’s copper held by it to any successor warehouse-keeper(s).  Each successor warehouse-keeper shall, forthwith upon its appointment, enter into Warehouse Agreements in the ƒform and substance approved by the Sponsor.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the shares. Instead, one or more global certificates will be signed by the Administrative Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Administrative Agent on behalf of DTC. The global certificates will evidence all of the shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Administrative Agent, the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of shares, DTC will transfer, on its book-entry registration and transfer system, the amount of the shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Administrative Agent and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of shares.

Beneficial ownership of the shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants).  Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their shares to transfer the shares.  Shareholders that are DTC Participants may transfer the shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the shares by giving notice to the Administrative Agent, the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will direct the Administrative Agent to dissolve the Trust.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

CONFLICTS OF INTEREST

General

The Sponsor has not established formal procedures to resolve potential conflicts of interest with shareholders.  Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.  Prospective investors should be aware that the Sponsor intends to assert that shareholders have, by purchasing shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the shareholders.

The Sponsor and Its Affiliates

The Trust, the Sponsor, the Warehouse-keeper and J.P. Morgan Securities LLC, the initial Authorized Participant, are all affiliates of JPMorgan Chase & Co.  We refer to these affiliated entities, and all other affiliates of the Sponsor, collectively, as the “JPMorgan Entities”.  A JPMorgan Entity may continue to act as an Authorized Participant for the Trust after the issuance and sale of the Initial Creation Units, act as market-maker for the shares or act as a physical dealer of copper, on its own behalf or for its clients.  JPMorgan Entities may also buy or sell shares, on their own behalf, as part of a hedge or as a principal investor, or on behalf of a client.  In addition, certain JPMorgan Entities are active participants in the copper markets and other commodities markets, including in the physical markets for commodities, the futures markets (on multiple commodity exchanges) and the OTC markets, including the trading of commodity swaps, options and other derivatives.  These affiliations and trading activities may present a conflict between the interests of shareholders and the Trust, on the one hand, and the interests of JPMorgan Entities, on the other.

For example, the Sponsor may have a conflict of interest with respect to its oversight of the Warehouse-keeper.  In particular, the Sponsor, which has authority to remove the Warehouse-keeper in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the shareholders to do so, because of the affiliation between the entities.

JPMorgan Entities may also engage in trading activities relating to copper that are not for the account of, or on behalf of, the Trust or the shareholders.  They may enter into long or short positions on copper, including options and other derivatives transactions, for their own respective accounts or the accounts of their respective customers.   A JPMorgan Entity could introduce competing products into the marketplace, for example by underwriting or issuing other securities or financial instruments indexed to copper, copper exchange-traded futures or a commodity index that references, in whole or in part, the spot or forward price of copper.  These activities may present a conflict between the shareholders’ interest in the shares and the interest of JPMorgan Entities in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management.  These trading activities, if they influence the value of the copper or the shares, could be adverse to the interests of the shareholders.

Moreover, certain JPMorgan Entities have published, and in the future expect to publish, research reports related to: the price of copper; the supply and demand of copper producers and copper consumers; physical commodities generally; industrial metals (including copper); commodity indices (which may include copper); futures contracts that reference copper; and the market for copper generally.  Such research will be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the shares.  Such research should not be viewed as a recommendation or endorsement of the shares in any way, and investors must make their own independent investigation of the merits of their investment in shares.  Any of these activities by JPMorgan Entities may affect the value of copper and the price of the shares.

Any of the foregoing activities by JPMorgan Entities may influence the market price of copper, which may be adverse to the price of the shares and to the interests of the shareholders and the Trust.  With respect to any of the activities described above, none of JPMorgan Entities have any obligation to the Trust to take the needs of any buyers, sellers or holders of shares into consideration at any time.

Brokerage Activities and Principal Transactions

It is expected that the Administrative Agent will nominate a broker to assist with the sale of copper in order to generate cash to pay Other Expenses.  A JPMorgan Entity could be engaged as the broker that sells copper on behalf of the Trust, or alternatively could buy copper from the Trust as a principal, in any such transaction.  Although the nominated broker will be instructed to seek “best execution” for any sale, and may consider, among other things, current market conditions, the liquidity in the market, the amount of copper to be sold, the terms of available bids, and other factors that the broker considers appropriate, engagement of a JPMorgan Entity as a broker or buyer could nevertheless present conflicts of interest in the pricing and sale of such copper.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion, to the extent that it describes provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the opinion of Davis Polk & Wardwell LLP,

special U.S. tax counsel to the Sponsor, regarding the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances, including alternative minimum tax consequences and tax consequences applicable to holders subject to special rules, such as:

•	financial institutions;

•	dealers in securities;

•	persons holding shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	real estate investment trusts;

•	regulated investment companies;

•	tax-exempt entities, including “individual retirement accounts” and “Roth IRAs”; and

•	non-U.S holders (as defined below) whose shares are effectively connected with the conduct of a trade or business in the United States.

This discussion applies only to shares that are held as “capital assets” (generally, for investment).

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership.  Partnerships holding shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of purchasing, owning and disposing of shares.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.  Prospective investors are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Taxation of the Trust

The Trust intends to take the position that it is a grantor trust for U.S. federal income tax purposes.  Because of the absence of authority addressing the classification of an entity such as the Trust, the Internal Revenue Service (the “IRS”) or a court might not agree that the Trust is properly classified as a grantor trust.  Neither the Sponsor nor the Trustee will seek a ruling from the IRS with respect to the appropriate classification of the Trust for U.S. federal income tax purposes.  If the IRS were to assert successfully that the Trust is not properly classified as a grantor trust, the Trust would be classified as a partnership for U.S. federal income tax purposes.  If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of purchasing, owning and disposing shares would, in general, not be materially different from the tax consequences described herein, although there may be certain differences, including with respect to timing and reporting requirements.  The remainder of this disclosure is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

The Trust will not be subject to U.S. federal income tax.  Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of shares.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. holder” means a beneficial owner of a share for U.S. federal income tax purposes that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. holder” also includes certain former citizens and residents of the United States.

For U.S. federal income tax purposes, each U.S. holder will be treated as the owner of an undivided interest in the copper held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions.  When a U.S. holder acquires shares for cash, the U.S. holder’s initial tax basis in its pro rata share of the copper held in the Trust will equal the amount paid for the shares.  If a U.S. holder acquires shares as part of a Creation Unit, the U.S. holder’s tax basis and holding period for the U.S. holder’s pro rata share of the copper held in the Trust will be the same as its tax basis and holding period for the copper delivered in exchange for the Creation Unit.  This discussion assumes that each U.S. holder will acquire all of its shares on the same date and at the same price per share.  U.S. holders that own, or contemplate acquiring, multiple lots of shares at different times or prices are urged to consult their tax advisers regarding their tax bases and holding periods in their pro rata shares of the copper held in the Trust.

When the Trust transfers copper to the Sponsor or the Administrative Agent as payment for the Trust’s expenses, each U.S. holder will be treated as having sold its pro rata share of that copper for its fair market value at that time.  As a result, each U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. holder’s pro rata share of the copper that was transferred and (ii) the U.S. holder’s tax basis for its pro rata share of the copper that was transferred.  That gain or loss will generally be long-term capital gain or loss if the U.S. holder held its shares for more than one year.  Long-term capital gain recognized by non-corporate U.S. holders generally will be subject to U.S. federal income tax at a maximum rate of 28%.  See “—Maximum 28% Long-Term Capital Gains Tax Rate for Non-Corporate U.S. Holders” below.  The deductibility of capital losses may be subject to limitations.  Subject to certain potentially significant limitations, each U.S. Holder may deduct its share of the expenses incurred by the Trust.  See “—Brokerage Fees and Trust Expenses” below.  A U.S. holder’s tax basis in its pro rata share of any copper transferred by the Trust generally will be determined by multiplying the basis of the U.S. holder’s pro rata share of all of the copper held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of copper transferred and the denominator of which is the total amount of the copper held in the Trust immediately prior to the transfer.  Immediately after the transfer, the U.S. holder’s tax basis in its pro rata share of the copper remaining in the Trust will be equal to the tax basis in its pro rata share of the copper held in the Trust immediately prior to the transfer, less the portion of that basis allocable to its pro rata share of the copper transferred.

The Trust intends to take the position that U.S. holders will not recognize gain or loss as a consequence of the adjustments described in “Description of the Trust—Cheapest-To-Deliver Location—Change in Cheapest-To-Deliver Location,” but the IRS or a court might not agree with this position.  If any of those adjustments constituted taxable events in whole or in part, U.S. holders would recognize gain or loss in the manner described in the immediately preceding paragraph.

A U.S. holder will recognize gain or loss on a sale or other disposition of shares in an amount equal to the difference between (i) the amount realized pursuant to the sale of the shares and (ii) the portion of the U.S. holder’s tax basis in its pro rata share of the copper held in the Trust that is attributable to the shares sold, determined by multiplying the basis of the U.S. holder’s pro rata share of all of the copper held by the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of shares disposed of and the denominator of which is the total number of shares held by such U.S. holder immediately prior to such sale or other disposition.  That gain or loss will generally be long-term capital gain or loss if the U.S. holder held its shares for more than one year.  Long-term capital gain recognized by non-corporate U.S. holders generally will be subject to U.S. federal income tax at a maximum rate of 28%.  See “—Maximum 28% Long-Term Capital Gains Tax Rate for Non-Corporate U.S. Holders” below.  The deductibility of capital losses may be subject to limitations.

A redemption of a U.S. holder’s shares in exchange for the underlying copper represented by the redeemed shares generally will not be a taxable event to the U.S. holder.  The U.S. holder’s tax basis and holding period for the copper received in the redemption will be the same as the U.S. holder’s tax basis and holding period for the pro rata share of the copper held in the Trust attributable to the redeemed shares.  A subsequent sale of the copper received by the U.S. holder will generally be a taxable transaction for U.S. federal income tax purposes.

After any sale or redemption of fewer than all of a U.S. holder’s shares, the U.S. holder’s tax basis in its pro rata share of the copper held in the Trust immediately after the sale or redemption generally will equal the basis in its share of the total amount of the copper held in the Trust immediately prior to the sale or redemption, less the portion of that basis that is taken into account in determining the amount of gain or loss recognized by the U.S. holder upon the sale or, in the case of a redemption, the portion of that basis that is treated as the basis of the copper received by the U.S. holder in the redemption.

Maximum 28% Long-Term Capital Gains Tax Rate for Non-Corporate U.S. Holders

Under current law, gains recognized by non-corporate U.S. holders from the sale of “collectibles,” including copper, held for more than one year are subject to U.S. federal income tax at a maximum rate of 28%, rather than the lower rate generally applicable to long-term capital gains.  Any gain recognized by a non-corporate U.S. holder on a sale of shares, or on the Trust’s transfer of copper to the Sponsor or the Administrative Agent in payment of the Trust’s expenses, will be treated as “collectibles” gain for this purpose.  Therefore, if the U.S. holder has held its shares for more than one year at the time of such sale or transfer, any such gain generally will be taxed at a maximum rate of 28%.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a U.S. holder in purchasing shares will be added to the U.S. holder’s tax basis in the underlying assets of the Trust.  Similarly, any brokerage fee incurred by a U.S. holder in selling shares will reduce the amount realized by the U.S. holder with respect to the sale.

U.S. holders will be required to recognize gain or loss upon a sale of copper by the Trust (as discussed above), even though some or all of the proceeds of the sale are used by the Trust to pay Trust expenses.  U.S. holders may deduct their respective pro rata shares of the expenses incurred by the Trust to the same extent as if the expenses were directly incurred by the U.S. holders.  A non-corporate U.S. holder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. holder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. holder’s adjusted gross income for the particular year, will not be deducible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

Special Considerations for Regulated Investment Companies

Mutual funds and other investment vehicles that are “regulated investment companies” within the meaning of section 851 of the Code are urged to consult with their tax advisers about (i) the likelihood that an investment in shares may be considered an investment in the underlying copper for purposes of section 851(b) of the Code, even if the shares are “securities” within the meaning of the Investment Company Act of 1940 and (ii) the extent to which an investment in shares might nevertheless be consistent with preservation of their qualification under section 851 of the Code.

Special Considerations for Certain Retirement Plans

It is possible that the purchase of shares by an IRA, or a participant-directed account maintained under any plan that is tax-qualified under section 401(a) of the Code, may be treated as the acquisition of a “collectible.”  In that case, an amount equal to the cost to the account of acquiring the collectible may be treated as a taxable distribution from the account to the owner of the IRA or to the participant for whom the plan account is maintained.  Persons considering the purchase of shares by an IRA or a participant-directed account maintained under any plan that is tax-qualified under section 401(a) of the Code are urged to consult their own tax advisers about the consequences of the acquisition and ownership of the shares.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. holder” means a beneficial owner of a share for U.S. federal income tax purposes that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

The Trust does not expect to generate taxable income other than gain (if any) that the Trust will recognize on the transfer of copper in payment of expenses.  A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon a sale of shares, or upon a transfer of copper by the Trust, unless the non-U.S. holder is an individual that is present in the

United States for 183 days or more during the taxable year of the sale and the gain is treated as being from U.S. sources.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS in accordance with applicable Treasury regulations and will provide holders of shares with information regarding their shares of the Trust’s annual income (if any) and expenses.

A U.S. holder may be subject to backup withholding in certain circumstances if it fails to provide its taxpayer identification number or to comply with certain certification procedures.  In order to avoid the information reporting and backup withholding requirements, a non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person.

The amount of any backup withholding will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (iii) the Plan’s funding objectives, and (iv) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2).  Accordingly, shares purchased by a Plan, and not the Plan’s interest in the underlying copper held in the Trust represented by the shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchases by the Initial Purchaser (described below), the Trust will issue shares in Creation Units to Authorized Participants in exchange for copper on a continuous basis.  Because new shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring.  Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act.  For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Trust, breaks the Creation Unit down into the constituent shares and sells the shares directly to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Investors that purchase shares through a brokerage account (whether commission based or fee-based) may pay commissions or fees charged by the brokerage account.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the shares in states selected by the Sponsor and that sales be made through broker-dealers which are members of the Financial Industry Regulatory Authority (“FINRA”). Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

On [•], 2010, the Initial Purchaser purchased [•] shares, which compose the Initial Creation Units.  The Initial Purchaser intends to make a public offering of the Initial Creation Units at a per share offering price that will vary, depending on, among other factors, the price of copper and the trading price of the shares on [exchange] at the time of offer. The Initial Purchaser will not receive from the Trust, the Sponsor, the Trustee or any of their affiliates a fee or other compensation in connection with the sale of the shares that were created as part of the initial creation units.  With respect to any subsequent sale of the shares comprising the Initial Creation Units by the Initial Purchaser and in the event that the Initial Purchaser or any affiliate acts as Authorized Participant, it may receive commissions/fees from investors who purchase shares.  As a result, the Initial Purchaser will be deemed to be a statutory underwriter.  The Initial Purchaser will not act as an Authorized Participant with respect to the Initial Creation Units, and its activities with respect to the Initial Creation Units will be distinct from those of an Authorized Participant.  The Trust will not bear any expenses in connection with the offering or sales of the Initial Creation Units of shares.

Because FINRA views the shares as interests in a direct participation program, no FINRA member, or person associated with a member, will participate in a public offering of the shares except in compliance with Rule 2310 of the FINRA Rules.  Neither the Initial Purchaser nor Authorized Participants will receive from the Trust or the Sponsor any compensation in connection with an offering of the shares.

The Sponsor may appoint an affiliate or a third party to act as marketing agent for the Trust in order to (i) develop a marketing plan for the Trust on an ongoing basis, (ii) prepare marketing materials regarding the shares, including the content of the Trust’s website and (iii) execute the marketing plan for the Trust.  Pursuant to any such agreement between the Sponsor and such marketing agent (the “Marketing Agent Agreement”), the Sponsor will pay the marketing agent, with respect to each share purchased by a marketing agent client, a sales fee in an amount equal to [●]% of the aggregate purchase price of any shares purchased by such marketing agent client, plus any reasonable costs and expenses actually incurred by the marketing agent for the marketing activities undertaken for the Trust. The maximum compensation that the marketing agent may receive under the Marketing Agent Agreement, as a result of the Trust’s offering, is estimated to be $[•], which includes $[•] in sales fees and $[•] in costs and expenses.  The Trust is not responsible for the payment of any amounts to the marketing agent.

The shares trade on [exchange] under the symbol “[•].”

LEGAL MATTERS

The validity of the shares will be passed upon for the Sponsor by Richards, Layton & Finger, P.A.  Davis Polk & Wardwell LLP, special United States tax counsel to the Trust, will render an opinion regarding the material United States federal income tax consequences relating to the shares.

EXPERTS

The financial statement included in this prospectus has been audited by [•], an independent registered public accounting firm, as stated in their report appearing herein.  Such financial statement is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act.  This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information about the Trust or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.  Information about the Trust and the shares can also be obtained from the Trust’s website. The internet address of the Trust’s website is www.[•].com.  This internet address is only provided here as a convenience to you to allow you to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC.  The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act.  The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov.  You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“Acceptable Delivery Brand”—Any brand associated generally with the facilities of a mining company that produces copper that is approved by the LME as an “acceptable delivery brand” as the basis for the issuance of LME warrants.

“Administrative Agent”—[•], a [•] organized under the laws of [•].

“Administrative Agency Agreement”—The agreement entered into by and among the Trust, the Sponsor and the Administrative Agent establishing the Administrative Agent’s relationship with the Sponsor and the Trust.

“Authorized Participant”—Any person permitted to place creation orders or redemption orders, as described in “The Authorized Participants.”

“Authorized Participant Agreement”—An agreement entered into by each Authorized Participant, the Sponsor and the Trustee which provides the procedures for the creation and redemption of Creation Units.

“Authorized Participant’s Warehouse Agreement”—With respect to any Authorized Participant, the warehouse storage agreement for such Authorized Participant by and among the Authorized Participant, the Administrative Agent and the Warehouse-keeper, which establishes the Authorized Participant’s relationship with the Warehouse-keeper pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper.

“Business Day”—Any day on which [exchange] is scheduled to be open for regular trading and that is not a holiday in London, England.

“CFTC”—Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“cheapest-to-deliver location”—The warehouse location that has the lowest locational premium at a particular time.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“COMEX”—The exchange market on copper futures contracts operated by Commodity Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc., or any successor exchange market.

“Commodity Exchange Act”—The United States Commodity Exchange Act of 1936, as amended.

“copper”—Copper Grade A, as defined under the standards promoted and maintained by the LME.

“creation overweight”—With respect to any creation order, the amount by which the aggregate actual weight of the whole lots to be transferred by the Authorized Participant exceeds the aggregate Creation Unit Weight for such creation order.

“creation underweight”—With respect to any creation order, the amount by which the aggregate actual weight of the whole lots to be transferred by the Authorized Participant falls short of the aggregate Creation Unit Weight for such creation order.

“Creation Unit”—A block of 2,500 shares.

“Creation Unit Ratio”—A ratio used to determine the amount of copper an Authorized Participant or the Trust needs to transfer in order to satisfy the deliver requirements for creation or redemption orders, as applicable.  See “Description of the Trust—Reporting and Valuation—Creation Unit Ratio and Creation Unit Weight.”

“Creation Unit Weight”—With respect to any particular day, an amount of copper, expressed in terms of metric tons of copper, equal to (a) 25.0 metric tons of copper multiplied by (b) the Creation Unit Ratio for such day.

“DTC”—The Depository Trust Company, a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

“DTC Participant”—An entity that, pursuant to DTC’s governing documents, is entitled to deposit securities with DTC in its capacity as a “participant.”

“ERISA”—The Employee Retirement Income Security Act of 1974, as amended.

“[exchange]”—[exchange], the venue where shares of the Trust are listed and traded.

“FINRA”—The Financial Industry Regulatory Authority.

“First-Out IIV”—An intraday indicative value disseminated every 15 seconds that represents, as of the time of the calculation, the hypothetical U.S. dollar value per share of the copper that would need to be transferred to or from the Trust to create or redeem a Creation Unit of shares, assuming that copper in cheapest-to-deliver location was used for such creation or redemption. See “Description of the Trust—Reporting and Valuation—Intraday Indicative Values—First-Out IIV.”

“fractional lot”—Interests in copper that represent a fractional portion of a “whole lot.”

“FSA”—The Financial Services Authority, an independent non-governmental body which exercises statutory regulatory power under the FSM Act.

“FSM Act”—The United Kingdom Financial Services and Markets Act 2000.

“gross asset value”—With respect to any Business Day, an amount equal to the aggregate value in U.S. dollars of all whole lots and fractional lots of copper held by the Trust in each warehouse location, calculated using the LME settlement price plus the applicable locational premium, after giving effect to (i) any cheapest-to-deliver rotation, (ii) any creation orders and (iii) any redemption orders, but before the selection of copper for the purpose of paying expenses on such day.

“Henry Bath Group”—Collectively, the members of the Henry Bath Group of companies, each of which is a wholly owned subsidiary of J.P. Morgan Ventures Energy Corporation.  As of the date of this prospectus, the Henry Bath Group includes Henry Bath & Son Limited, Henry Bath LLC, Henry Bath Singapore Pte Limited and Henry Bath BV.

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others which maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Initial Creation Units”—The [•] Creation Units issued to the Initial Purchaser in exchange for the transfer into the Trust of [•] metric tons of copper in connection with the formation of the Trust.

“Initial Purchaser”—[•], the purchaser of the Initial Creation Units.

“JPMorgan Entities”—Collectively, each entity that is controlled by, controls or is under common control with JPMorgan Chase & Co., which affiliated entities include the Trust, the Sponsor, the Administrative Agent, the Warehouse-keeper and the Initial Purchaser.

“Liquidation IIV”—An intraday indicative value disseminated every 15 seconds that represents, as of the time of the calculation, the hypothetical U.S. dollar value per share of all of the copper owned by the Trust.  See “Description of the Trust— Reporting and Valuation—Intraday Indicative Values—Liquidation IIV.”

“LME”—The London Metal Exchange or any successor exchange.

“LME settlement price” or “settlement price”—With respect to any Business Day, the official cash sellers price per metric ton of Copper Grade A on the LME, stated in U.S. dollars, as determined by the LME at the end of the morning’s second ring session for copper at approximately 12:35 p.m. London time on each day that the LME is open for trading and displayed on Bloomberg page “LOCADY <comdty>“ or any successor page.

“locational premium”—That amount expressed in U.S. dollars in respect of a warehouse location that is equal the average price of copper for such location minus the settlement price of copper on such Business Day.  See “Description of the Trust—Reporting and Valuation.”

“lot” or “whole lot”—An amount equal to 25 metric tons of copper, subject to a copper market accepted tolerance of plus or minus 2% of the weight for that lot of copper.  For clarification purposes, the delivery of copper shall be in a lot equal to approximately 25 metric tons and the market standard for allowed tolerance of such standard lot size is plus or minus 2% of 25 metric tons.

“Marketing Agent Agreement”—An agreement entered into by and between the Sponsor and a Sponsor-affiliated or third party marketing agent for the provision of marketing services by the marketing agent to the Trust.

“metric ton”—One metric ton, which is equivalent to 1,000 kilograms or approximately 32,150.7466 troy ounces.

“NAV per share”—With respect to any Business Day, an amount in U.S. dollars for each share equal to the net asset value of the Trust divided by the number of shares outstanding on such Business Day, after taking into account any creations or redemptions for such day.

“net asset value”—With respect to any Business Day, an amount in U.S. dollars equal to (x) the “gross asset value” minus the (y) Trust’s accrued unpaid expenses (i.e., the total amount of any accrued unpaid Sponsor’s fee and accrued unpaid Other Expenses).

“OTC”—The global over-the-counter market for the trading of copper which consists of transactions in spot, forwards, and options and other derivatives.

“Other Expenses”—Expenses of the Trust other than the Sponsor’s fee.

“Private Account”—An account holding the private beneficial ownership interest in copper of an Authorized Participant or the Sponsor, respectively, which exists outside of the Trust.  See “Description of the Trust—Daily Operations of the Trust—Holding and Transferring Copper in Whole Lots and Fractional Lots—Private Accounts.”

“redemption underweight”—With respect to the redemption of Creation Units by an Authorized Participant, the amount by which the aggregate weight of transferred whole lots of copper falls short of the aggregate amount of copper required to be transferred from the Trust to the Authorized Participant.

“Reserve Account”—An account holding the beneficial ownership interest in copper of an Authorized Participant for the purpose of facilitating the creation and redemption of shares and any fractional lots owned.  See “Description of the Trust—Daily Operations of the Trust—Holding and Transferring Copper in Whole Lots and Fractional Lots—Reserve Accounts.”

“Securities Act”—The United States Securities Act of 1933, as amended.

“Selection Protocol”—Shall have the meaning ascribed to it in “Description of the Trust—Selection Protocol.”

“SHFE”—The Shanghai Futures Exchange or any successor exchange.

“Sponsor”—J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company, or any successor thereof.

“Sponsor’s Warehouse Agreement”—The warehouse agreement by and between the Sponsor and the Warehouse-keeper establishing the Sponsor’s relationship with the Warehouse-keeper pursuant to the warehouse terms and conditions as set from time to time by the Warehouse-keeper.

“Trust”—The J.P. Morgan Physical Copper Trust, a statutory law trust formed pursuant to the Trust Agreement.

“Trust Agreement”—The Amended and Restated Trust Agreement, dated as of [•], as amended through the date of this Prospectus, among the Sponsor, the Trustee and the registered owners from time to time of the shares.

“Trust Account”—The beneficial ownership interest of the Trust governed by the Trust’s Warehouse Agreement and subject to the Trust Agreement, representing all of the copper that is owned by the Trust.  The Trust Account is subject to certain terms and conditions set forth in the Trust Agreement that will affect the amount, identification, location and value of copper in the Trust Account.

“Trust’s Warehouse Agreement”—The warehouse agreement by and between the Trust and the Warehouse-keeper establishing the Trust’s relationship with the Warehouse-keeper pursuant to the Warehouse terms and conditions as set from time to time by the Warehouse-keeper.

“Trustee”—Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware with trust powers, or any successor thereof.

“U.S. holder” and “non-U.S. holder”—Shall have the meanings ascribed to them in “United States Federal Income Tax Consequences.”

“Valuation Agent”—[•], a [•] organized under the laws of [•].

“Valuation Agreement”—The valuation agreement between the Sponsor and the Valuation Agent.

“Warehouse Agreements”—Collectively, the warehouse storage agreements between the Trust and the Warehouse-keeper, each Authorized Participant and the Warehouse-keeper and the Sponsor and the Warehouse-keeper, each pursuant to which the Warehouse-keeper stores copper and allocates fractional lots of copper on behalf of the Trust, Authorized Participant, Sponsor or Administrative Agent, as applicable.

“Warehouse-keeper”—The warehouse-keeper or keepers of the Trust’s copper, which shall initially be the Henry Bath Group.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be included]

STATEMENT OF FINANCIAL CONDITION

J.P. Morgan Physical Copper Trust
As of [•], 2010

[To be included]

NOTES TO THE FINANCIAL STATEMENT

As of [•], 2010

[To be included]

PROSPECTUS

[6,180,000] J.P. Morgan Physical Copper Shares

J.P. Morgan Physical Copper Trust

Until [•], 2010 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[•], 2010

PART II—INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered.  These expenses shall be paid by J.P. Morgan Commodity ETF Services LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers.

Section [•] of the Registrant’s Trust Agreement (“Trust Agreement”) between [•], the Registrant’s trustee (“Trustee”) and the Sponsor provides that the Trustee, its directors, employees and agents (each, a “Trustee Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trust, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Trust’s Warehouse Agreement and authorized participant agreements to which the Trust is a party, including the Trust’s indemnification obligations thereunder) or by reason of the Trustee’s acceptance of the Trust incurred without gross negligence, bad faith or willful misconduct on the part of such Trustee Indemnified Party in connection with the performance of its obligations under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a Trustee Indemnified Party under Section [•] of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust.

Section [•] of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended (“Securities Act”)) and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, authorized participant agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement incurred without (i) gross negligence, bad faith or willful misconduct on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under Section 5.6(b) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders of the Trust and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The indemnities provided by Section [•] of the Trust Agreement shall survive notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
4.1	Trust Agreement*
4.2	Form of Authorized Participant Agreement*
4.3	Global Certificate*
5.1	Opinion of Richards, Layton & Finger, P.A. as to legality*
8.1	Opinion of Davis Polk & Wardwell LLP as to tax matters*
10.1	Administrative Agency Agreement*
10.2	Authorized Participant’s Warehouse Agreement*
10.3	Sponsor’s Warehouse Agreement*
10.4	Trust’s Warehouse Agreement*
10.5	Valuation Agreement*
10.6	Depository Agreement*
10.7	Marketing Agent Agreement*
23.1	Consent of [•]*
23.2	Consents of Davis Polk & Wardwell LLP are included in Exhibits [•] and [•]*
24.1	Powers of attorney are included on the signature page to this registration statement of the Trust filed with the Securities and Exchange Commission on October 22, 2010.

*	To be filed by amendment.

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on December 20, 2010.

J.P. MORGAN COMMODITY ETF SERVICES LLC

Sponsor of the J.P. Morgan Physical Copper Trust

By:	/S/ Daniel Hines
Name: Daniel Hines** Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Daniel Hines Daniel Hines**	Chief Executive Officer and Director (principal executive officer)	December 20, 2010

/s/ Carolyn J. Burke Carolyn J. Burke**	Chief Financial Officer and Director (principal financial officer and principal accounting officer)	December 20, 2010

*	The Registrant is a trust and the persons are signing in their capacities as officers of J.P. Morgan Commodity ETF Services LLC, the Sponsor of the Registrant.

**By:	/s/ Michael A. Camacho
Name: Michael A. Camacho Attorney-in-fact